EXHIBIT 2.1

ASSET PURCHASE AGREEMENT
by and among:
LPI Media Inc.,
SpecPub, Inc. and
Triangle Marketing Services, Inc.
each, a Delaware corporation;
PlanetOut Inc.
a Delaware corporation;
and
Vulcan Acquisition Corp. and SpecPub Acquisition Corp.,
each, a Delaware corporation and a wholly owned subsidiary of PlanetOut Inc.

Dated as of November 8, 2005

i

Table Of Contents
(continued)

ii

Table Of Contents
(continued)

iii

ASSET PURCHASE AGREEMENT
     This Asset Purchase Agreement is entered into as of November 8, 2005, by and among: LPI Media Inc. (“LPI”) and SpecPub, Inc. (“SP”), each a Delaware corporation; Triangle Marketing Services, Inc. (“TMS”), a Delaware corporation and wholly owned subsidiary of LPI (collectively with LPI and SP, the “Seller Group” and each a “Seller Group Entity”); PlanetOut Inc. (“Parent”), a Delaware corporation; and Vulcan Acquisition Corp. (“LPI Acquisition Sub”) and SpecPub Acquisition Corp. (“SP Acquisition Sub”), each, a Delaware corporation and a wholly owned subsidiary of Parent (collectively with Parent, the “Buyer Group” and each a “Buyer Group Entity”). Certain capitalized terms used in this Agreement are defined in Exhibit A.
Recitals
     A. Dan Renberg, Eugene Kapaloski and Jim Franklin (collectively, the “Stockholders”) are the sole stockholders of LPI and SP;
     B. The Stockholders and the Seller Group wish to provide for the sale of substantially all of the assets of the Seller Group to the Buyer Group and the assumption of certain liabilities of the Seller Group by the Buyer Group on the terms set forth in this Agreement.
Agreement
     The parties to this Agreement, intending to be legally bound, agree as follows:
1.	Sale of Assets; Related Transactions.
     1.1 Sale of Assets. The Seller Group hereby sells, assigns, transfers, conveys and delivers to the Buyer Group, good and valid title to the Assets (as defined below) other than the Core Domain Names, and agrees to sell, assign, transfer, convey and deliver the Core Domain Names in accordance with Section 1.7 hereof, in each case, free of any Encumbrances (other than Ordinary Course Liens, as defined in Section 2.14 below, or as specifically disclosed in the Disclosure Schedule), on the terms and subject to the conditions set forth in this Agreement and in manner set forth below in this Section 1.1(a). For purposes of this Agreement, “Assets” shall mean and include: (a) all of the assets specifically identified on Exhibit B-1 attached hereto and all of the other properties, rights, interests and other tangible and intangible assets of LPI (wherever located and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP) (collectively, the “LPI Assets”), which LPI Assets shall be sold, assigned, transferred, conveyed and delivered by LPI to LPI Acquisition Sub; (b) all of the assets specifically identified on Exhibit B-2 attached hereto and all of the other properties, rights, interests and other tangible and intangible assets of TMS (wherever located and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP) (collectively, the “TMS Assets”), which TMS Assets shall be sold, assigned, transferred, conveyed and delivered by TMS to LPI Acquisition Sub; and (c) all of the assets specifically identified on Exhibit B-3 attached hereto (collectively, the “SP Assets”) and all of the other properties, rights, interests and other tangible and intangible assets of SP (wherever located and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP), which SP Assets shall be sold, assigned, transferred, conveyed and delivered by SP to SP Acquisition Sub; provided, however, that notwithstanding the foregoing, the Assets shall not include any of the following (collectively, the “Excluded Assets”): (x) any of the assets of the Seller Group identified on Exhibit C attached hereto; (y) any cash or cash equivalents of the Seller Group; or (z) any accounts receivable of the Seller Group as of 11:59 P.M., local California time on November 7, 2005 (the “Cutoff Time”), as shown on the Seller Group A/R Schedule delivered at the

Closing pursuant to Section 1.6(b)(xvii) hereof (the “Seller Group A/R”). Without limiting the generality of the foregoing, the Assets shall include, to the extent not otherwise constituting Excluded Assets:
          (a) all equipment, materials, prototypes, tools, supplies, vehicles, furniture, fixtures, improvements and other tangible assets of the Seller Group (including the tangible assets specifically identified in Part 2.11 of the Disclosure Schedule);
          (b) all advertising and promotional materials owned by or licensed to the Seller Group;
          (c) all Seller Group IP, to the extent assignable at (or, as contemplated under Section 5.1 hereof, following) the Closing (including the Intellectual Property and Intellectual Property Rights specifically identified in Part 2.13 of the Disclosure Schedule);
          (d) all rights of the Seller Group under the Seller Group Contracts, to the extent assignable at (or, as contemplated under Section 5.1 hereof, following) the Closing (including all office leases, equipment leases, printing Contracts, licensing agreements and all of the other Seller Group Contracts identified in Part 2.14 of the Disclosure Schedule), other than accounts receivable of the Seller Group as of the Cutoff Time;
          (e) all Governmental Authorizations held by the Seller Group, to the extent assignable at (or, as contemplated under Section 5.1 hereof, following) the Closing (including specifically the Governmental Authorizations identified in Part 2.17 of the Disclosure Schedule);
          (f) all claims (including claims for past infringement or misappropriation of Intellectual Property or Intellectual Property Rights but excluding claims related to the Excluded Assets) and causes of action of the Seller Group against other Persons (regardless of whether or not such claims and causes of action have been asserted by the Seller Group), and all rights of indemnity, warranty rights, rights of contribution and rights to refunds (but excluding such rights relating to the Excluded Assets), rights of reimbursement and other rights of recovery possessed by the Seller Group (regardless of whether such rights are currently exercisable); and
          (g) all books, records, files and data of the Seller Group relating to the Assets (in the case of documentation of relevance solely to the Assets, originals; in the case of other documentation, copies only), excluding the employment records of each Subject Seller Group Employee who shall not have accepted his or her offer of employment with the Buyer Group following the Closing (or who shall not have consented in writing (with copies of such consent delivered to the Agent) to the transfer of such records to the Buyer Group in connection with the acceptance of such employment).
     1.2 Purchase Price.
          (a) At the Closing, and as consideration for the sale of the Assets to the Buyer Group:
          (i) the Buyer Group shall pay or issue and deliver, as applicable (subject to Section 1.2(a)(iv) below) to LPI:
                         (1) $15,223,285 in cash (the “LPI Cash Consideration”); and

                         (2) promissory notes (the “LPI Notes”) in the principal amounts of $1,662,575 (the “LPI Closing Note”) and $3,188,661 (the “LPI Escrow Note”) in the form attached hereto as Exhibit E-1;
          (ii) the Buyer Group shall pay to TMS $1,800,000 in cash (the “TMS Cash Consideration”);
          (iii) the Buyer Group shall pay or issue and deliver, as applicable (subject to Section 1.2(a)(iv) below) to SP:
                         (1) $6,976,715 in cash (the “SP Cash Consideration”); and
                         (2) promissory notes (the “SP Notes”) in the principal amounts of $761,946 (the “SP Closing Note”) and $1,461,339 (the “SP Escrow Note”) in the form attached hereto as Exhibit E-2;
          (iv) the Buyer Group shall deposit the LPI Escrow Note and the SP Escrow Note (the “Escrow Notes”) into an escrow account (the “Escrow Account”) pursuant to an Escrow Agreement by and among Parent, the Agent (as defined in Section 6.1 below) and Wells Fargo, N.A. (the “Escrow Agent”), in substantially the form of Exhibit F (the “Escrow Agreement”); and
          (v) subject to Section 1.3 below, the Buyer Group shall pay to each applicable member of the Seller Group an amount in cash (the “Reimbursement Amount”) equal to: (1) the total amount of such Person’s prepaid expenses (less any prepaid expenses appearing on Exhibit C); plus (2) the total amount of such Person’s prepaid deposits (less any prepaid deposits appearing on Exhibit C); plus (3) the estimated Loaned Employee Reimbursement Amount (as defined in Section 5.8 below); plus (4) $3,500 (representing the total amount of an employee loan payable to TMS which shall be included among the Assets and listed on Exhibit B-2); minus (5) the total amount of such Person’s deferred advertising revenue, in each case determined in accordance with GAAP and calculated as at the Cutoff Time (and prorated, as appropriate) in accordance with the reimbursement amount calculation schedule attached hereto as Exhibit D (the “Closing Reimbursement Amount Calculation Schedule”).
          (b) At the Closing (and conditioned upon the Closing occurring) Parent shall reimburse (i) LPI for the expense associated with the three-year audit and nine-month review associated with the preparation of the Financial Statements (the “Audit Expense”), not to exceed $105,000.
          (c) LPI Acquisition Sub hereby assumes and agrees to keep, observe, perform, pay, and discharge when due all deferred subscription obligations and prepaid advertising obligations of LPI and all other liabilities and obligations of LPI and TMS set forth on Exhibit G-1 attached hereto (collectively, the “LPI/TMS Assumed Liabilities”); and SP Acquisition Sub hereby assumes and agrees to keep, observe, perform, pay and discharge when due all deferred subscription obligations and prepaid advertising obligations of SP and all other liabilities and obligations of SP set forth on Exhibit G-2 attached hereto (collectively, together with the LPI/TMS Assumed Liabilities, the “Assumed Liabilities”). Notwithstanding anything to the contrary contained in this Agreement, the “Assumed Liabilities” shall not include, and the Buyer Group shall not be required to assume or to perform or discharge:
                    (i) any Liability of any Stockholder or any other Person, except for the LPI Assumed Liabilities and the SP Assumed Liabilities;

                    (ii) any Liability of the Seller Group to Out Publishing, Inc. (“Out”), Robert Hardman or their respective successors or assigns, including any Liability under that certain Asset Purchase Agreement dated as of April 4, 2000 by and between LPI and Out;
                    (iii) any Liability of the Seller Group for any fees, costs or expenses of the type referred to in Section 6.3 of this Agreement (other than reimbursement of the Audit Expense as contemplated under Section 1.2(b));
                    (iv) any Liability of the Seller Group arising from or relating to: (1) any services performed by the Seller Group for any customer prior to Closing; or (2) any claim or Proceeding against the Seller Group resulting from actions or omissions by the Seller Group prior to Closing, except, in each case, for deferred subscription and prepaid advertising liabilities of LPI and SP;
                    (v) any Liability of the Seller Group for the payment of any Tax;
                    (vi) any Liability of the Seller Group to any current or former Seller Group Employee under or with respect to any Seller Group Employee Plan, profit sharing plan, dental plan or severance arrangement or with respect to accrued vacation or paid time off;
                    (vii) any Liability of the Seller Group to any Stockholder or any other Related Party, except as relates to the Assumed Liabilities set forth on Exhibits G-1 and G-2; or
                    (viii) any Liability for accounts payable or any accrued liabilities of the Seller Group (as determined according to GAAP as of the Cutoff Time) (the “Seller Group A/P”), except as relates to the Assumed Liabilities set forth on Exhibits G-1 and G-2.
     Notwithstanding anything to the contrary contained herein, Assumed Liabilities shall include all obligations of the Seller Group under that certain Sublease Agreement, dated February 10, 2003 (as amended, the “Lease”), by and between TMS and Reed Elsevier (“Sublessor”), including any obligation under the Lease to provide any guarantee or a letter of credit. Without limiting in any way the obligations of the Buyer Group under the Lease and for the convenience of the Buyer Group, LPI will allow to remain in effect until March 15, 2006, that certain Irrevocable Standby Letter of Credit issued to LPI f/k/a Liberation Publications, Inc. by City National Bank, dated March 13, 2003 (as amended, the “Letter of Credit”) in connection with the Lease, provided that (i) the Excluded Assets shall be deemed to include the pro rata portion of any prepaid fees paid by any Seller Group Entity in connection with the Letter of Credit (calculated from the Closing Date to March 15, 2006), (ii) no Buyer Group Entity shall undertake or fail to undertake any action if such action or failure would result in a violation of the terms of the Letter of Credit or result in any claim or draw-down thereon, (iii) prior to March 15, 2006, the Buyer Group shall cause to be issued a replacement letter of credit supporting the Lease in form and substance satisfactory to the Sublessor, and (iv) the Buyer Group shall immediately reimburse any draw downs on the Letter of Credit made by Lessor on or after the Closing Date.
     1.3 Post-Closing Adjustment.
          (a) Following the Closing, Parent shall cause its accountants to prepare and deliver to the Agent an audited reimbursement amount calculation schedule (the “Post-Closing Reimbursement Amount Calculation Schedule”), for the purpose of verifying the Reimbursement Amount paid to the Seller Group based on the Closing Reimbursement Amount Calculation Schedule prepared pursuant to Section 1.2(a)(v) above. If, upon acceptance by the Agent of the Post-Closing Reimbursement Amount Calculation Schedule (according to the procedures set forth in subparagraph (b) below), it is determined that the Reimbursement Amount calculated based on the amounts appearing on the Post-Closing

          Reimbursement Amount Calculation Schedule (the “Post-Closing Reimbursement Amount”) exceeds the Reimbursement Amount actually paid to the Seller Group at Closing, then Parent shall promptly make a cash payment to the Seller Group in an amount equal to the (positive) difference between the Post-Closing Reimbursement Amount and the Reimbursement Amount (such difference, the “Post-Closing Adjustment Amount”). Notwithstanding the reference in the foregoing sentence to Parent, the obligation to make such payment of the Post-Closing Adjustment Amount shall be the joint and several obligation of the Buyer Group. If, on the other hand, the Post-Closing Reimbursement Amount paid to the Seller Group at Closing is smaller than the Reimbursement Amount paid to the Seller Group at Closing, then Parent shall be entitled to reclaim the Post-Closing Adjustment Amount by recourse to the Escrow Account pursuant to the procedures set forth in the Escrow Agreement; provided, however that notwithstanding any provisions in the Escrow Agreement to the contrary, if the procedures set forth in subparagraph (b) below have been followed, the Agent shall not be entitled to further dispute the Post-Closing Adjustment Amount under the Escrow Agreement.
          (b) To the extent required to permit the Seller Group and its Representatives to review the Post-Closing Reimbursement Amount Calculation Schedule, each Buyer Group Entity will allow the Seller Group and its Representatives full and complete access at all reasonable times to all work papers, books and records and all additional information used in preparing the Post-Closing Reimbursement Amount Calculation Schedule, and each Buyer Group Entity will make its officers, employees and independent accountants reasonably available to discuss with the Seller Group and its Representatives such papers, books and records. If the Seller Group elects to dispute the Post-Closing Reimbursement Amount Calculation Schedule, then it shall so notify Parent within 15 days following delivery to the Agent of the Post-Closing Reimbursement Amount Calculation Schedule, and thereafter, Parent and the Agent shall negotiate in good faith to settle any such dispute. If, notwithstanding such good faith negotiation, Parent and the Agent fail to settle such dispute within 15 days, either Parent or the Agent may refer the dispute to such firm of independent certified public accountants as the parties shall mutually select (the “Post-Closing Reimbursement Amount Calculation Auditor”). The Post-Closing Reimbursement Amount Calculation Auditor shall be engaged jointly by the Buyer Group and the Seller Group and its fees and expenses shall be paid equally by the Buyer Group and the Seller Group. The Post-Closing Reimbursement Amount Calculation Auditor shall review the Post-Closing Reimbursement Amount Calculation Schedule and the calculation of the Post-Closing Adjustment Amount and shall determine any adjustments thereto in accordance with this Agreement, which determination shall be made and certified in writing to the Buyer Group and the Seller Group as promptly as practicable but in any event not later than 30 days after its engagement. The determination of any Post-Closing Adjustment Amount, whether by acceptance by the Agent, negotiation, or determination of the Post-Closing Reimbursement Amount Calculation Auditor, shall be final and binding upon all of the parties hereto.
     1.4 Sales Taxes. The Seller Group shall bear and pay, and shall reimburse the Buyer Group and the Buyer Group’s affiliates for, any sales taxes or use taxes that may become payable in connection with the sale of the Assets to the Buyer Group or in connection with any of the other Transactions. The Buyer Group shall bear and pay, and shall reimburse the Seller Group and the Seller Group’s affiliates for, any transfer taxes, documentary charges, recording fees or similar taxes, charges, fees or expenses that may become payable in connection with the sale of the Assets to the Buyer Group or in connection with any of the other Transactions.
     1.5 Allocation. The Buyer Group shall use commercially reasonable efforts to prepare and deliver to the Agent (within 45 days, but no more than 60 days, following the Closing) a statement setting forth the Buyer Group’s good faith proposal of the manner in which the consideration referred to in Section 1.2 is to be allocated among the Assets (the “Allocation Schedule”). The Allocation Schedule shall be subject to the mutual acceptance of Parent and the Agent for all purposes, and once so accepted, neither the Buyer Group nor the Seller Group shall file any Tax Return or other document with, or make any statement or declaration to, any Governmental Body that is inconsistent with the Allocation Schedule. If Parent and the Agent are unable to agree on the Allocation Schedule within 15 days following delivery to the Agent of the Allocation Schedule, either Parent or the Agent may refer the dispute to such firm of independent certified public accountants as the parties shall mutually select (the “Allocation Schedule Auditor”). The Allocation Schedule Auditor shall be engaged jointly by the Buyer Group and the Seller Group and its fees and expenses shall be paid equally by the Buyer Group and the Seller Group. The Allocation Schedule Auditor shall review the Allocation Schedule and shall determine any adjustments thereto, which determination shall be made and certified in writing to the Buyer Group and the Seller Group as promptly as practicable but in any event not later than 30 days after its engagement. The Allocation Schedule Auditor’s determination of the allocation shall be final and binding upon all of the parties hereto.
     1.6 Closing.
               (a) The closing of the sale of the Assets to the Buyer Group (the “Closing”) shall take place at the offices of Loeb & Loeb LLP, 10100 Santa Monica Blvd., Suite 2200, Los Angeles, CA 90067 on the date hereof (the “Closing Date”), immediately following receipt by the Seller Group of the Requisite Stockholder Consent or, with the consent of the parties hereto, as soon as practicable thereafter.
               (b) At the Closing:
          (i) the Seller Group shall execute and deliver to the Buyer Group such bills of sale, endorsements, assignments in the form attached hereto as Exhibit H and such other documents as may be reasonably necessary or appropriate to assign, convey, transfer and deliver to the Buyer Group good and valid title to the Assets free of any Encumbrances (except as otherwise disclosed in the Disclosure Schedule);
          (ii) the Buyer Group shall pay the LPI Cash Consideration to LPI, the TMS Cash Consideration to TMS, and the SP Cash Consideration to SP as contemplated by Sections 1.2(a)(i)(1), 1.2(a)(ii)(1) and 1.2(a)(iii)(1);
          (iii) the Buyer Group shall issue and deliver the LPI Closing Note to LPI and the SP Closing Note to SP, as contemplated by Sections 1.2(a)(i)(2) and 1.2(a)(iii)(2);
          (iv) Parent, the Agent and the Escrow Agent shall execute and deliver the Escrow Agreement; the Buyer Group shall issue the LPI Escrow Note to LPI and the SP Escrow Note to SP; and the Buyer Group shall deposit the Escrow Notes into the Escrow Account, as contemplated by Section 1.2(a)(iv);
          (v) the Buyer Group shall pay to the applicable Seller Group Entities the Reimbursement Amount, as contemplated by Section 1.2(a)(v);
          (vi) Parent shall pay the Audit Expense to LPI (not to exceed $105,000), as contemplated by Section 1.2(b);
          (vii) Jim Franklin shall enter into a Proprietary Information Agreement in the form of Exhibit I-1 attached hereto; and each Seller Group Entity shall execute and deliver, and shall cause each of the Stockholders (other than Jim Franklin) to execute and deliver to the Buyer Group, a Non-Competition Agreement in the form of Exhibit I-2 attached hereto;

          (viii) Parent shall execute and deliver to LPI and SP a Pledge Agreement in the form of Exhibit J attached hereto;
          (ix) SP Acquisition Sub will execute and deliver to LPI and SP a Security Agreement and Accommodation Security Agreement in the form of Exhibit K attached hereto;
          (x) SP Acquisition Sub will execute and deliver to SP a Mortgage of Copyright and Security Agreement and a Trademark Security Agreement in the forms of Exhibits L and M attached hereto, respectively;
          (xi) SP Acquisition Sub will execute and deliver to LPI a Mortgage of Copyright and Security Agreement and an Accommodation Trademark Security Agreement in the forms of Exhibits N and O attached hereto, respectively.
          (xii) The Seller Group shall deliver to the Buyer Group an opinion letter from Loeb & Loeb LLP, dated the Closing Date, in the form of Exhibit P attached hereto;
          (xiii) The Buyer Group shall deliver to the Seller Group an opinion letter from Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation, dated the Closing Date, in the form of Exhibit Q attached hereto; and
          (xiv) Each of the Consents identified on Exhibit R attached hereto shall have been obtained and shall be in full force and effect.
          (xv) Each of the Stockholders shall have executed and delivered a letter agreement in favor of the Buyer Group Indemnitees in the form attached hereto as Exhibit S (the “Stockholder Letter Agreement”).
          (xvi) The Buyer Group shall provide to the Seller Group evidence that the Buyer Group has obtained insurance with respect to the Assets and business acquired from the Seller Group (including errors and omissions and print publisher’s insurance) on terms reasonably acceptable to the Agent.
          (xvii) The Seller Group shall deliver to the Buyer Group a complete listing of all Seller Group A/R (the “Seller Group A/R Schedule”).
          (xviii) The Seller Group shall deliver to the Buyer Group or its Representatives, in electronic format, a list of all paid subscribers to the Seller Group Magazines as of the Cutoff Time (the “Seller Group Subscription List”).
     1.7 Sale and Assignment of Core Domain Names. Upon receipt of a Domain Name Control Agreement, in form reasonably satisfactory to the Seller Group, duly executed by each of SP Acquisition Sub and MarkMonitor, Inc. (“MarkMonitor”), SP shall use its commercially reasonable efforts to cause the registration of the Core Domain Names to be transferred from the registrar as of the date hereof to MarkMonitor within 30 days. Once MarkMonitor has become the current registrar of the Core Domain Names, SP shall use its commercially reasonable efforts to cause the registered holder of the Core Domain Names to be changed from SP to SP Acquisition Sub on the registration records of MarkMonitor.
2.	Representations and Warranties of the Seller Group.

          Except as disclosed in the Disclosure Schedule (with the understanding that any disclosure contained in the Disclosure Schedule that is intended to qualify any representation or warranty contained in this Article II shall be made in that numbered Part of the Disclosure Schedule which corresponds to the numbered Section (or subsection, as applicable) of such representation or warranty; provided, however that any disclosure made by the Seller Group in the text of this Agreement or in one Part of the Disclosure Schedule shall be deemed to be disclosed in and incorporated into any other Part of the Disclosure Schedule where a reasonable person would conclude, based on the description of the matters contained in such disclosure, that such disclosure could be deemed to be disclosed and incorporated), each member of the Seller Group, jointly and severally, represents and warrants, to and for the benefit of the Buyer Group Indemnitees as of the Closing Date (unless otherwise explicitly stated), as follows:
     2.1 Due Organization; No Subsidiaries; Etc. Each Seller Group Entity is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. No Seller Group Entity is required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions listed in Part 2.1 of the Disclosure Schedule. Each Seller Group Entity is in good standing as a foreign corporation in each of the jurisdictions listed in Part 2.1 of the Disclosure Schedule. No Seller Group Entity has any subsidiaries, and does not own, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any other Entity (other than LPI, which owns all of the outstanding capital stock of TMS). Since January 1, 2002, no member of the Seller Group has conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the names listed in Part 2.1 of the Disclosure Schedule.
     2.2 Certificates of Incorporation and Bylaws; Records. Each Seller Group Entity has delivered to (or made available for inspection by) the Buyer Group accurate and complete copies of: (i) its certificate of incorporation and bylaws, including all amendments thereto; (ii) its stock records; and (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of its stockholders, its board of directors and all committees of its board of directors. There have been no formal meetings (defined as those meetings convened in accordance with the bylaws or other organizational documents of any Seller Group Entity, or, if not so convened, for which written waivers were obtained) or actions by written consent of the stockholders of any Seller Group Entity, the board of directors of any Seller Group Entity or any committee of the board of directors of any Seller Group Entity that are not fully reflected in such minutes or other records.
     2.3 Capitalization. The Stockholders are the sole stockholders of LPI and SP, and LPI is the sole stockholder of TMS. The outstanding shares of capital stock of LPI and SP, and the owners of such shares, are as set forth in Part 2.3 of the Disclosure Schedule. No Person other than the Stockholders has any right to vote with respect to the sale of the Assets to the Buyer Group or any of the other Transactions.
     2.4 Financial Statements. The Seller Group has delivered to the Buyer Group the following financial statements (collectively, the “Financial Statements”): (a) the consolidated audited balance sheets of the Seller Group as of December 31, 2004, December 31, 2003 and December 31, 2002, and the related statements of income and retained earnings and cash flows for the years then ended, together with the notes thereto and the report of RBZ, LLC with respect thereto; and (b) the consolidated reviewed balance sheets of the Seller Group as of September 30, 2005 (the “Balance Sheet Date”), and the related reviewed statements of income and retained earnings and cash flows for the nine months then ended. The Financial Statements are accurate and complete in all respects, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered and present fairly the financial position of the Seller Group as of the respective dates thereof and the results of operations and cash flows of the Seller Group for the periods covered thereby.
     2.5 Absence Of Changes. Since the Balance Sheet Date:
     (a) there has not been any material adverse change in, and no event has occurred that might reasonably be expected to have a material adverse effect on, the business, condition, assets, liabilities, operations, financial performance, net income or prospects of the Seller Group;
     (b) there has not been any material loss, damage or destruction to, or any interruption in the use of, any of the assets of the Seller Group (whether or not covered by insurance);
     (c) the Seller Group has not purchased or otherwise acquired any asset from any other Person other than in the Ordinary Course of Business;
     (d) the Seller Group has not leased or licensed any asset from any other Person other than in the Ordinary Course of Business;
     (e) the Seller Group has not made any capital expenditure in excess of $50,000;
     (f) the Seller Group has not sold or otherwise transferred, or leased or licensed, any asset to any other Person except in the Ordinary Course of Business;
     (g) the Seller Group has not made any loan or advance to any other Person;
     (h) the Seller Group has not (i) established or adopted any Seller Group Employee Plan, or (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commission formulas, fees, fringe benefits or other compensation or remuneration payable to, any of its directors, officers, employees or independent contractors;
     (i) no Contract by which the Seller Group or any of the Assets is or was bound, or under which the Seller Group has or had any rights or interest, has been amended or terminated other than in the Ordinary Course of Business (except for those Contracts which have been amended in connection with their assignment to the Buyer Group in connection with the transactions contemplated under this Agreement);
     (j) the Seller Group has not changed any of its methods of accounting or accounting practices in any respect except as necessary to obtain and complete a three year financial audit of financial statements;
     (k) the Seller Group has not entered into any other transaction or taken any other action outside the Ordinary Course of Business; and
     (l) the Seller Group has not agreed, committed or offered (in writing or otherwise) to take any of the actions referred to in clauses “(c)” through “(k)” above.
     2.6 Title To Assets. The Seller Group owns, and has good and valid title to, or holds valid leases to or licenses for, all of the Assets, free and clear of any Encumbrances, except for (i) any lien for Taxes not yet due and payable, and (ii) minor liens that have arisen in the Ordinary Course of Business and that do not (in any case or in the aggregate) materially detract from the value of the Assets subject thereto or materially impair the operations of the Seller Group. Part 2.6 of the Disclosure Schedule identifies all of the Assets that are being leased or licensed to the Seller Group. The Assets collectively constitute all of the properties, rights, interests and other tangible and intangible assets necessary to the conduct of the business of the Seller Group in the manner in which such business is currently being conducted.
     2.7 [Reserved]
     2.8 [Reserved]
     2.9 Material Relationships. No supplier, distributor, material customer or Major Advertiser of any Seller Group Entity has notified the Seller Group of an intention to terminate, or reduce by more than 33% the aggregate economic terms of, its existing business relationship with the Seller Group and, to the knowledge of the Designated Named Seller Group Executives, no such termination or reduction is likely to occur. For the purposes hereof, a “Major Advertiser” of a Seller Group Entity shall mean an advertiser that is among the top 20 advertisers of such Seller Group Entity, measured in terms of 2005 advertising revenue.
     2.10 Inventory. To the knowledge of the Seller Group, all of the Seller Group’s existing inventory: (a) is of such quality and quantity as to be usable and saleable by the Seller Group in the Ordinary Course of Business; and (b) is free of any material defect or deficiency, except in each case (a) and (b) with respect to inventory whose aggregate value as shown on the Financial Statements as of the Balance Sheet Date is not more than $50,000. The inventory levels maintained by the Seller Group are not excessive in light of the Seller Group’s normal operating requirements.
     2.11 Equipment, Etc. Part 2.11 of the Disclosure Schedule accurately identifies all equipment, materials, prototypes, tools, supplies, vehicles, furniture, fixtures, improvements and other tangible assets owned by the Seller Group whose value is reflected in the Financial Statements as of the Balance Sheet Date, and accurately sets forth a depreciation schedule with respect thereto. Each asset identified or required to be identified in Part 2.11 of the Disclosure Schedule in good condition and repair (ordinary wear and tear excepted).
     2.12 Real Property. The Seller Group does not own any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Part 2.12 of the Disclosure Schedule. The Seller Group has enjoyed peaceful and undisturbed possession of such premises.
     2.13 Intellectual Property.
          (a) Part 2.1 and Part 2.13(a) of the Disclosure Schedule list all URLs and Registered IP registered or filed in the name of the Seller Group as of the date of this Agreement (provided, however, that Part 2.13(a) only lists those copyrights of the Seller Group that have been applied for since January 1, 2002). Except with respect to any pending application for Registered IP, as of the date of this Agreement, no interference, opposition, reissue, reexamination, or other similar proceeding is pending before any Governmental Entity in which the scope, validity, or enforceability of any such Registered IP is being contested or challenged. Each item of Registered IP registered or filed in the name of the Seller Group as of the date of this Agreement is, to the knowledge of the Seller Group, valid and subsisting; all necessary registration, maintenance or annuity, and renewal fees in connection with such item of Registered IP have been made; and all necessary documents and certificates in connection with such Registered IP have been filed with the relevant patent, copyright, trademark or other authorities in the United States for the purposes of maintaining such Registered IP in the United States.

          (b) Part 2.13(b) of the Disclosure Schedule lists each Seller Group Contract pursuant to which the Seller Group has, as of the date of this Agreement, granted to any other Person any material license under, or other right or interest in, any Seller Group IP since January 1, 2002.
          (c) Part 2.13(c) of the Disclosure Schedule identifies each Seller Group Contract pursuant to which any other Person has, as of the date of this Agreement, granted to the Seller Group any license under, or other right or interest in, any Intellectual Property or Intellectual Property Rights other than Intellectual Property or Intellectual Property Rights (i) relating to articles for publication or photographs or other personal likenesses and (ii) in each case, acquired for consideration of less than $10,000.
          (d) Except as disclosed on Part 2.13(d) of the Disclosure Schedule, the Seller Group: (i) owns, or has valid licenses to, all right, title, and interest in and to each item of Seller Group IP, free and clear of any Encumbrances (other than licenses granted by the Seller Group under the Seller Group Contracts listed on Part 2.13(b) of the Disclosure Schedule); and (ii) owns free and clear of any Encumbrances (other than licenses granted by the Seller Group under the Contracts listed on Part 2.13(b) of the Disclosure Schedule), or otherwise has sufficient rights under, those Intellectual Property Rights necessary to conduct the business of the Seller Group as it is currently conducted.
          (e) To the actual knowledge of the Named Seller Group Executives as of 12:01 P.M. on November 7, 2005 (after due inquiry of the respective heads of information technology at each Seller Group Entity), no Person who is or was an employee or contractor of the Seller Group has inserted into the Seller Group IP, and to the knowledge of such individuals, the Seller Group IP does not contain, any code or device intended to disrupt, disable, impede, or provide unauthorized access to a computer system or network or other device on which such code is stored or installed.
          (f) The Seller Group has taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of and otherwise protect its rights in all of its trade secrets and other material confidential information. To the knowledge of the Seller Group, there has been no misappropriation of any such trade secrets or other material confidential information by any other Person.
          (g) To the knowledge of the Seller Group, as of the date of this Agreement no Person is infringing, misappropriating, or otherwise violating any material Seller Group IP.
          (h) Since January 1, 1999, the Seller Group has not infringed, misappropriated, or otherwise violated: (i) the Intellectual Property Rights of any other Person related to copyrighted material or (ii) to the knowledge of the Seller Group, any other Intellectual Property Rights of any other Person (it being understood that the foregoing representations (i) and (ii) are made only with respect to the Seller Group’s use of the Assets prior to the Closing). Except as disclosed in Part 2.13(h) of the Disclosure Schedule, there is no pending suit or legal action against the Seller Group in which the Seller Group is alleged to have infringed, misappropriated, or otherwise violated the Intellectual Property Rights of any other Person. Part 2.13(h) of the Disclosure Schedule lists any written complaint, claim, notice, or other communication that the Seller Group has received in the period commencing three years prior to the date of this Agreement alleging any infringement, violation or misappropriation of the Intellectual Property Rights of any other Person by the Seller Group.
          (i) No funding, facilities, or personnel of any Governmental Entity were used in the development of any Seller Group IP in a manner that would give such Governmental Entity any interest in the Seller Group IP.

          (j) To the knowledge of the Seller Group, since January 1, 1999: (i) no product, service, or publication of the Seller Group, (ii) no material published or distributed by the Seller Group, and (iii) no conduct or statement of the Seller Group, constitutes a defamatory statement or material, or violates any rights of publicity or privacy of any other Person.
     2.14 Contracts.
          (a) Part 2.14(a) of the Disclosure Schedule identifies, by subpart corresponding to the enumerated subsections below:
               (i) each Seller Group Contract (other than the Transactional Agreements) relating to the creation of any Encumbrance on any material Assets other than carriers’, mechanics’, warehousemen’s, artisans’, service suppliers’, depositories’ or other like Encumbrances arising in the Ordinary Course of Business which are not overdue for a period of more than 30 days or which are being contested in good faith (collectively, “Ordinary Course Liens”);
               (ii) each Seller Group Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement related to any material Assets (in the case of indemnities, limited solely to non-contracting parties);
               (iii) each material Seller Group Contract that was entered into outside the Ordinary Course of Business or was inconsistent with the Seller Group’s past practices;
               (iv) each Seller Group Contract involving a book deal that contemplates or involves the payment or delivery of cash or other consideration in an amount reasonably likely (based on the Seller Group’s current sales estimates) to be in excess of $50,000 in the aggregate;
               (v) each Seller Group Contract (other than Seller Group Contracts involving book deals) that: (1) involves the payment or delivery of cash or other consideration in an amount reasonably likely (based on the Seller Group’s current sales estimates) to be in excess of $10,000 in the aggregate; (2) has a term of more than 30 days; and (3) may not be terminated by Seller (without penalty) within 30 days after the delivery of a termination notice by Seller
               (vi) each Seller Group Contract relating to the acquisition, transfer, use, development, sharing or license of any material technology relating to the Assets except for shrink wrap software licenses or common licenses for equipment;
               (vii) other than the Non-Competition Agreements contemplated hereby, each material Seller Group Contract imposing any restriction on the right or ability of the Seller Group (or the right or ability of an assignee thereof) to (A) compete with any other Person, (B) acquire any product or other asset or any services from any other Person, (C) sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person or (D) develop or distribute any technology;
               (viii) each material Seller Group Contract (other than a shrink wrap software license or common license for equipment) that requires another Person’s Consent, or that requires notice to any other Person, prior to or in connection with Seller’s assignment of such Contract to the Buyer Group in connection with the Transactions; and

               (ix) each Seller Group Contract (other than those Seller Group Contracts listed on the Disclosure Schedule in response to any of the foregoing Sections 2.14(a)(i) through (viii)) that contemplates or involves the payment or delivery of cash or other consideration in an amount reasonably likely (based on the Seller Group’s current sales estimates) to be in excess of $25,000 in the aggregate.
Contracts in the respective categories described in clauses “(i)”through “(ix)”above are referred to in this Agreement as “Material Seller Group Contracts.”
          (b) Seller has delivered to Buyer accurate and complete copies of all Material Seller Group Contracts that are in written form. Part 2.14(b) of the Disclosure Schedule provides an accurate description of the terms of each Material Seller Group Contract that is not in written form. Each Material Seller Group Contract is valid and in full force and effect and, to the knowledge of Seller Group, is enforceable by the Seller Group in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency, reorganization, moratorium, and the relief of debtors or the rights of creditors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies and the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law).
          (c) Except as set forth in Part 2.14(c) of the Disclosure Schedule:
               (i) No Seller Group Entity has violated or breached, or committed any material default under, any Material Seller Group Contract and, to the knowledge of Seller Group, no other Person has violated or breached, or committed any material default under, any Material Seller Group Contract;
               (ii) to the knowledge of Seller Group, no event has occurred, and no circumstance or condition exists as of the Closing, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Material Seller Group Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Seller Group Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Seller Group Contract or (D) give any Person the right to cancel, terminate or modify any Material Seller Group Contract; and
               (iii) No Seller Group Entity has waived any material rights under any Material Seller Group Contract.
     2.15 Liabilities; Major Suppliers.
          (a) The Seller Group has no material Liabilities, except for: (i) liabilities (including accounts payable and accrued liabilities) identified as such in the Financial Statements including the footnotes thereto; (ii) obligations under the Seller Group Contracts listed in Part 2.14 of the Disclosure Schedule, to the extent that the existence of such obligations is ascertainable solely by reference to such Seller Group Contracts; and (iii) Liabilities arising subsequent to the Balance Sheet Date in the Ordinary Course of Business.
          (b) Since January 1, 2002, no Seller Group Entity has, at any time, (i) made a general assignment for the benefit of creditors, (ii) filed, or had filed against it, any bankruptcy petition or similar filing, (iii) suffered the attachment or other judicial seizure of all or a substantial portion of its assets, (iv) admitted in writing its inability to pay its debts as they become due, (v) been convicted of, or pleaded guilty or no contest to, any felony, or (vi) taken or been the subject of any action that may have an adverse effect on its ability to comply with or perform any of its covenants or obligations under any of the Transactional Agreements.
     2.16 Compliance with Legal Requirements.
          (a) To the knowledge of the Seller Group, each Seller Group Entity is in compliance with each material Legal Requirement that is applicable to it or to the conduct of its business or the ownership or use of any the Assets.
          (b) (i) To the knowledge of the Named Seller Group Executives as of 12:01 P.M. on November 7, 2005, each Seller Group Entity has at all times since July 3, 1995, been in compliance with the record keeping requirements of the Federal Labeling and Record-Keeping Law (18 U.S.C. §2257); and (ii) to the knowledge of the Seller Group, each Seller Group Entity has at all times since January 1, 2002, been in compliance with each other material Legal Requirement that is or was applicable to it or to the conduct of its business or the ownership or use of any of its assets.
          (c) To the knowledge of the Seller Group, since January 1, 2002, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in a violation by the Seller Group of, or a failure on the part of the Seller Group to comply with, any material Legal Requirement.
          (d) To the knowledge of the Seller Group, since January 1, 2002, no Seller Group Entity has received, at any time, any written notice or other written communication from any Governmental Body or any other Person regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement, or (ii) any actual, alleged, possible or potential obligation on the part of the Seller Group to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature.
          (e) To the actual knowledge of the Named Seller Group Executives as of 12:01 P.M. on November 7, 2005, no Governmental Body in the United States has publicly introduced, or proposed for public comment, new legislation regarding any Legal Requirement that, if adopted, would have a material adverse effect on the business, condition, assets, liabilities, operations, financial performance, net income or prospects of the Seller Group.
     2.17 Governmental Authorizations. Part 2.17 of the Disclosure Schedule identifies each material Governmental Authorization that is held by the Seller Group as of the Closing Date. To the knowledge of the Seller Group, the Governmental Authorizations identified in Part 2.17 of the Disclosure Schedule constitute all of the Governmental Authorizations necessary: (i) to enable the Seller Group to conduct its business in the manner in which such business is currently being conducted; and (ii) to permit the Seller Group to own and use its assets in the manner in which they are currently owned and used. Each material Governmental Authorization identified or required to be identified in Part 2.17 of the Disclosure Schedule is valid and in full force and effect. Except as set forth in Part 2.17 of the Disclosure Schedule: (i) to the knowledge of the Seller Group, the Seller Group is and has at all times been in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 2.17 of the Disclosure Schedule; (ii) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time): (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization identified or required to be identified in Part 2.17 of the Disclosure Schedule; or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization identified or required to be identified in Part 2.17 of the Disclosure Schedule; (iii) since January 1, 2002, the Seller Group has not received any written notice or other written communication from any Governmental Body or any other Person regarding: (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization identified or required to be identified in Part 2.17 of the Disclosure Schedule; or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization identified or required to be identified in Part 2.17 of the Disclosure Schedule; and (iv) all applications required to have been filed for the renewal of the Governmental Authorizations identified or required to be identified in Part 2.17 of the Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental Bodies, and each other notice or filing required to have been given or made with respect to such Governmental Authorizations has been duly given or made on a timely basis with the appropriate Governmental Body.
     2.18 Tax Matters.
          (a) Each Seller Group Entity has filed or caused to be filed all federal, state, foreign and local Tax returns and reports required to be filed with any Tax authority and all such Tax Returns and reports are correct and complete in all material respects; each Tax required to have been paid, or claimed by any Governmental Body to be payable, by any Seller Group Entity has been duly paid in full on a timely basis; any Tax required to have been withheld or collected by any Seller Group Entity has been duly withheld and collected; and (to the extent required) each such Tax has been paid to the appropriate Governmental Body. No Seller Group Entity has any material liability for Taxes for any current or prior Tax periods in excess of the amount reserved or provided for in the Financial Statements (but excluding, for this purpose only, any liability reflected thereon for deferred taxes to reflect timing differences between tax and financial accounting methods).
          (b) Part 2.18 of the Disclosure Schedule accurately identifies (i) each examination or audit of any Tax Return of the Seller that has been conducted or is pending since January 1, 2001 and (ii) any waivers, extensions, or other items having the effect of extending or waiving the statute of limitations with respect to the assessment of any Taxes of the Seller or any of its Subsidiaries that are in force as of the date of this Agreement.
          (c) No claim or other Proceeding is pending or, to the knowledge of the Seller Group, has been threatened against or with respect to the Seller or any of its Subsidiaries in respect of any Tax. There are no unsatisfied Liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by any Seller Group Entity. No Seller Group Entity has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code.
          (d) Each “plan,” “agreement,” or “arrangement” of the Seller Group that provides for deferral of compensation within the meaning of Section 409A of the Code, if any, is currently in compliance with 409A, taking into account applicable transition rules.
          (e) The Seller Group has delivered to (or made available for inspection by) the Buyer Group or its Representatives accurate and complete copies of all Tax Returns that have been filed on behalf of or with respect to each of the Seller Group Entities since January 1, 2001. None of the Seller Group Entities has any private letter ruling, technical advice, application for a change of any method of accounting, or other similar requests presently pending with any taxing authority since January 1, 2001. The Seller Group has delivered to (or made available for inspection by) the Buyer Group or its Representatives accurate and complete copies of all material notices, proposed adjustments, proposed or actual assessments, and any other material written correspondence the any Seller Group Entity has received from, or sent to, the IRS or other taxing authority (including any such items relating to the audits set forth in Part 2.18(b) of the Disclosure Schedule) since January 1, 2001, in each case relating only to open matters.
     2.19 Employee And Labor Matters.
          (a) Part 2.19(a) of the Disclosure Schedule accurately sets forth, with respect to each Seller Group Employee (including any Seller Group Employee who is on a leave of absence or on layoff status):
               (i) the name of such employee and the date as of which such employee was originally hired by the Seller Group;
               (ii) such employee’s title;
               (iii) such employee’s current compensation as of the date of this Agreement.
          (b) The employment of each of the Seller Group’s employees is terminable by the Seller Group at will. The Seller Group has delivered to the Buyer Group accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of the current and former employees of the Seller Group.
          (c) Part 2.19(c) of the Disclosure Schedule accurately sets forth:
               (i) with respect to each Designated Subject Seller Group Employee, the total severance payment offered by the Seller Group to such Designated Subject Seller Group Employee in connection with the termination of his or her employment with the Seller Group in connection with the Closing; and
               (ii) the aggregate amount of all other severance payments to be offered by the Seller Group to all Seller Group Employees (other than the Designated Subject Seller Group Employees) in connection with the termination of their employment with the Seller Group in connection with the Closing (which amount is not less than the amount reserved therefor on the Financial Statements as of the Balance Sheet Date).
          (d) To the actual knowledge of the Named Seller Group Executives (as of 5:00 P.M. on November 4, 2005, and without any independent inquiry):
               (i) no Seller Group Employee has given actual notice of termination of his or her employment with the Seller Group;
               (ii) no Seller Group Employee has received an offer to join a business that may be competitive with the Seller Group’s business; and
               (iii) no Seller Group Employee is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that that is reasonably likely to prevent such Seller Group Employee from performing services relating to the business of the Seller Group as conducted prior to the Closing.

          (e) Part 2.19(e) of the Disclosure Schedule accurately sets forth, with respect to each independent contractor of the Seller Group whose compensation, as described in Section 2.19(c)(iv), received from the Seller Group in 2004, exceeded $15,000 in the aggregate:
               (i) the name of such independent contractor;
               (ii) a description of such independent contractor duties and responsibilities; and
               (iii) the current terms of compensation of such independent contractor.
          (f) The Seller Group is not a party to or bound by any employment agreement or any union contract, collective bargaining agreement or similar Contract.
          (g) To the knowledge of the Seller Group, the Seller Group is not engaged in any unfair labor practice of any nature. Since January 1, 2002, there has not been any slowdown, work stoppage, labor dispute or union organizing activity, or any similar activity or dispute, affecting the Seller Group. There are no actions, suits, claims, labor disputes or grievances pending or, to the knowledge of the Seller Group, threatened relating to any labor, safety or discrimination matters involving any Seller Group Employee, including, without limitation, charges of unfair labor practices or discrimination complaints.
     2.20 Employee Benefit Plans and Compensation.
          (a) Part 2.20(a) of the Disclosure Schedule contains an accurate and complete list as of the date hereof of each Seller Group Employee Plan and each Seller Group Employee Agreement. The Seller Group does not intend nor has it committed to establish or enter into any new Seller Group Employee Plan or Seller Group Employee Agreement, or to modify any Seller Group Employee Plan or Seller Group Employee Agreement (except to conform any such Seller Group Employee Plan or Seller Group Employee Agreement to the requirements of any applicable Legal Requirements, in each case as previously disclosed to the Buyer Group in writing or as required by this Agreement).
          (b) The Seller Group has delivered to the Buyer Group: (i) correct and complete copies of all documents setting forth the terms of each Seller Group Employee Plan and each Seller Group Employee Agreement, including all amendments thereto; (ii) the most recent summary plan description together with the summaries of material modifications thereto, if any, required under ERISA with respect to each Seller Group Employee Plan; (iii) all COBRA forms and related notices; and (iv) the most recent IRS determination or opinion letter issued with respect to each Seller Group Employee Plan intended to be qualified under Section 401(a) of the Code.
          (c) Since January 1, 2002, the Seller Group has performed all obligations required to be performed by it under each Seller Group Employee Plan and each Seller Group Employee Plan has been established and maintained substantially in accordance with its terms and in substantial compliance with all applicable Legal Requirements, including ERISA and the Code. No Seller Group Entity is in default or violation of, and to the knowledge of Seller Group, there is no default or violation by any other party to, the terms of any Seller Group Employee Plan. Since January 1, 2002, any Seller Group Employee Plan intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code. Since January 1, 2002, no “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Seller Group Employee Plan. There are no claims or Proceedings pending, or, to the knowledge of Seller Group, threatened (other than routine claims for benefits), against any Seller Group Employee Plan or against the assets of any Seller Group Employee Plan. There are no audits, inquiries or Proceedings pending or, to the knowledge of Seller Group, threatened by the IRS, DOL, or any other Governmental Body with respect to any Seller Group Employee Plan. Since January 1, 2002, the Seller Group has not incurred any penalty or tax with respect to any Seller Group Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. The Seller Group has made all contributions and other payments required by and due under the terms of each Seller Group Employee Plan.
          (d) To the knowledge of the Seller Group, since January 1, 1999, the Seller Group has not maintained, established, sponsored, participated in, or contributed to any: (i) Seller Group Pension Plan subject to Title IV of ERISA; or (ii) “multiemployer plan” within the meaning of Section (3)(37) of ERISA. Since January 1, 1999, the Seller Group has not maintained, established, sponsored, participated in or contributed to, any Seller Group Pension Plan in which stock of the Seller Group is or was held as a plan asset.
          (e) No Seller Group Employee Plan provides (except at no cost to the Seller Group), or reflects or represents any liability of the Seller Group to provide, retiree life insurance, retiree health benefits or other retiree employee welfare benefits to any Person for any reason, except as may be required by COBRA or other applicable Legal Requirements. Other than commitments made that involve no future costs to the Seller Group, since January 1, 2002, the Seller Group has not represented, promised or contracted (whether in oral or written form) to any Seller Group Employee (either individually or to Seller Group Employees as a group) or any other Person that such Seller Group Employee(s) or other Person would be provided with retiree life insurance, retiree health benefit or other retiree employee welfare benefits, except to the extent required by applicable Legal Requirements.
          (f) There are no pending or, to the knowledge of Seller Group, threatened claims or Proceedings against the Seller Group or any Seller Group Affiliate under any worker’s compensation policy or long-term disability policy.
          (g) To the actual knowledge of Named Seller Group Executives (without any inquiry), no Seller Group Employee is obligated under any Contract or subject to any judgment, decree, or order of any court or other Governmental Body that would interfere with such Person’s efforts to promote the interests of the Seller Group or that would interfere with the business of the Seller Group. Neither the execution nor the delivery of this Agreement, nor the carrying on of the business of the Seller Group as presently conducted nor any activity of Seller Group Employees in connection with the carrying on of the business of the Seller Group as presently conducted will, to the knowledge of Seller Group, conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default under, any Contract under which any of such Seller Group Employees is now bound.
     2.21 Environmental Matters.
          (a) To the knowledge of the Seller Group, the Seller Group is not liable for any response cost or natural resource damages under Section 107(a) of CERCLA, or under any other so-called “superfund” or “superlien” law or similar Legal Requirement, at or with respect to any site.
          (b) Since January 1, 2002, the Seller Group has not received any notice or other communication (in writing or otherwise) from any Governmental Body or other Person regarding any actual, alleged, possible or potential Liability arising from or relating to the presence, generation, manufacture, production, transportation, importation, use, treatment, refinement, processing, handling, storage, discharge, release, emission or disposal of any Hazardous Material. Since January 1, 2002, no

person has commenced or, to the knowledge of the Seller Group, threatened to commence any contribution action or other Proceeding against the Seller Group in connection with any such actual, alleged, possible or potential Liability; and, to the knowledge of the Seller Group, no event has occurred, and no condition or circumstance exists, that may directly or indirectly give rise to, or result in the Seller Group becoming subject to, any such Liability.
          (c) To the knowledge of the Seller Group, since January 1, 2002, the Seller Group has not generated, manufactured, produced, transported, imported, used, treated, refined, processed, handled, stored, discharged, released or disposed of any Hazardous Material (whether lawfully or unlawfully). Since January 1, 2002, the Seller Group has not knowingly permitted any Hazardous Material to be generated, manufactured, produced, used, treated, refined, processed, handled, stored, discharged, released or disposed of (whether lawfully or unlawfully): (i) on or beneath the surface of any real property that is, or that has at any time been, owned by, leased to, controlled by or used by the Seller Group; (ii) in or into any surface water, groundwater, soil or air associated with or adjacent to any such real property; or (iii) in or into any well, pit, pond, lagoon, impoundment, ditch, landfill, building, structure, facility, improvement, installation, equipment, pipe, pipeline, vehicle or storage container that is or was located on or beneath the surface of any such real property or that is or has at any time been owned by, leased to, controlled by or used by the Seller Group.
     2.22 Sale of Products. Since January 1, 2002, each product that has been sold, licensed or distributed by the Seller Group to any Person: to the knowledge of the Seller Group, conformed and complied in all respects with the terms and requirements of any applicable warranty or other Contract and with all applicable Legal Requirements. To the knowledge of the Seller Group, the Seller Group will not incur or otherwise become subject to any material Liability arising directly or indirectly from any product manufactured or sold by the Seller Group on or at any time prior to the Closing Date. No product manufactured or sold by the Seller Group has been the subject of any recall or other similar action; and, to the knowledge of the Seller Group, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such recall or other similar action relating to any such product.
     2.23 Publishing, etc.
          (a) The Seller Group Subscription List delivered pursuant to Section 1.6(b)(xviii) contains a true and complete (in all material respects) list, as of the Cutoff Time, of all paid subscriptions to each Seller Group Magazine. The Seller Group Subscription List accurately sets forth the name of each subscriber, the commencement date and duration of each such subscriber’s subscription, the total amount paid by such subscriber for such subscription and the expiration date for such subscription.
          (b) Since January 1, 2003: (i) the Seller Group has filed all required circulation audits with the Audit Bureau of Circulations (the “ABC”) and has complied with the rules of the ABC in all material respects in connection with any such audit; and (ii) the Seller Group has not been notified by the ABC of any material discrepancies with respect to any such audit.
     2.24 Insurance.
          (a) Part 2.24 of the Disclosure Schedule accurately sets forth, with respect to each insurance policy currently maintained by or at the expense of, or for the direct or indirect benefit of, the Seller Group: (i) the name of the insurance carrier that issued such policy and the policy number of such policy; and (ii) a description of any claims pending, and any claims that have been asserted since January 1, 2002, with respect to such policy or any predecessor insurance policy. The Seller Group has delivered to the Buyer Group accurate and complete copies of all of the insurance policies identified in Part 2.24 of the Disclosure Schedule (including all renewals thereof and endorsements thereto).
          (b) Part 2.24 of the Disclosure Schedule identifies each insurance claim made by the Seller Group since January 1, 2002. No officer of the Seller Group has received: (i) any notice or other communication (in writing or otherwise) regarding the actual or possible cancellation or invalidation of any of the policies identified in Part 2.24 of the Disclosure Schedule; (ii) any notice or other communication (in writing or otherwise) regarding any actual or possible refusal of coverage under, or any actual or possible rejection of any claim under, any of the policies identified in Part 2.24 of the Disclosure Schedule; or (iii) any notification that the issuer of any of the policies identified in Part 2.24 of the Disclosure Schedule may be unwilling or unable to perform any of its obligations thereunder.
     2.25 Related Party Transactions. To the knowledge of the Seller Group (and except in their capacities as stockholders or as current or former employees or independent contractors of a Seller Group Entity): (a) no Related Party has any direct or indirect interest of any nature in any of the Assets; (b) since January 1, 2002, no Related Party has entered into, or has had any direct or indirect financial interest in, any Seller Group Contract, transaction or business dealing of any nature involving the Seller Group; (c) no Related Party is competing, or has at any time since January 1, 2002 competed, directly or indirectly, with the Seller Group; (d) no Related Party has any claim or right against the Seller Group; and (e) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any claim or right in favor of any Related Party against the Seller Group.
     2.26 Certain Payments, Etc. Since January 1, 2002, the Seller Group has not, and, to the knowledge of the Seller Group, no officer, employee, agent or other Person associated with or acting for or on behalf of the Seller Group has, directly or indirectly: (a) used any corporate funds (i) to make any unlawful political contribution or gift or for any other unlawful purpose relating to any political activity, (ii) to make any unlawful payment to any governmental official or employee, or (iii) to establish or maintain any unlawful or unrecorded fund or account of any nature; (b) made any false or fictitious entry, or failed to make any entry that should have been made, in any of the books of account or other records of the Seller Group; or (c) made any payoff, influence payment, bribe, rebate, kickback or unlawful payment to any Person; or (d) agreed, committed or offered (in writing or otherwise) to take any of the actions described in clauses (a) though (c) above.
     2.27 Proceedings; Orders. There is no pending Proceeding, and, to the knowledge of Seller Group, no Person has threatened to commence any Proceeding: (i) that involves the Seller Group or that otherwise relates to or might affect the business of the Seller Group or any of the Assets (whether or not the Seller Group is named as a party thereto); or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions. To the knowledge of the Seller Group, since January 1, 2002, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly give rise to or serve as a basis for the commencement of any such Proceeding. No Proceeding has been commenced by or against the Seller Group since January 1, 2002. The Stockholders and the Seller Group have delivered to the Buyer Group accurate and complete copies of all pleadings, correspondence and other written materials (to which any of the Stockholders or the Seller Group has access) that relate to the Proceedings identified in Part 2.27 of the Disclosure Schedule. There is no Order to which the Seller Group, or any of the Assets, is subject. To the knowledge of Seller Group, no Seller Group Employee is subject to any Order that would prohibit employee from engaging in or continuing any conduct, activity or practice relating to the business of the Seller Group.

          2.28 Authority; Binding Nature Of Agreements. Each Seller Group Entity has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement and each of the other Transactional Agreements to which it is or may become a party; and the execution, delivery and performance by each Seller Group Entity of this Agreement and each of the other Transactional Agreements to which it is or may become a party have been duly authorized by all necessary action on the part of the Seller Group Entity and its stockholders, board of directors and officers. This Agreement and each of the other Transactional Agreements constitute legal, valid and binding obligations of each Seller Group Entity, enforceable against such Seller Group Entity in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency, reorganization, moratorium, and the relief of debtors or the rights of creditors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies and the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law).
          2.29 Non-Contravention; Consents. Neither the execution and delivery of this Agreement or any of the Transactional Agreements by any Seller Group Entity, nor the consummation or performance of any of the Transactions by any Seller Group Entity, will directly or indirectly (with or without notice or lapse of time):
     (a) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any of the Stockholders or the Seller Group, or any of the assets of the Seller Group, is subject;
     (b) cause any of the Assets to be reassessed or revalued by any taxing authority or other Governmental Body;
     (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is to be included in the Assets or is held by the Seller Group or any Seller Group Employee;
     (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any material Contract that is to be included in the Assets;
     (e) give any Person the right to (i) declare a default or exercise any remedy under any material Contract that is to be included in the Assets, (ii) accelerate the maturity or performance of any material Contract that is to be included in the Assets, or (iii) cancel, terminate or modify any material Contract that is to be included in the Assets; or
     (f) result in the imposition or creation of any Encumbrance upon or with respect to any of the Assets (other than those imposed by the Transactional Agreements).
          Except with respect to Seller Group Contracts that are not material (either individually or in the aggregate), no Seller Group Entity was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of this Agreement by such Seller Group Entity or any of the Transactional Agreements or the consummation or performance of any of the Transactions by such Seller Group Entity.
          2.30 Brokers. Neither the Seller Group nor any Stockholder has agreed or become obligated to pay, or has taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder’s fee or similar commission or fee in connection with any of the Transactions.
          2.31 Full Disclosure. This Agreement does not: (i) contain any representation, warranty or information made or provided by any Seller Group Entity that is false or misleading with respect to any material fact pertaining to any Seller Group Entity; or (ii) omit to state any material fact necessary in order to make the representations, warranties and information made or provided by any Seller Group Entity contained herein (in the light of the circumstances under which such representations, warranties and information were made or provided) not false or misleading.
3. Representations and Warranties of the Buyer Group.
               The Buyer Group, jointly and severally, represents and warrants, to and for the benefit of the Seller Group Indemnitees, as follows:
     3.1 Organization; Authority; Binding Nature of Agreement. Each Buyer Group Entity is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Buyer Group Entity has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement and each of the other Transactional Agreements to which it is or may become a party; and the execution, delivery and performance by each Buyer Group Entity of this Agreement and each of the other Transactional Agreements to which it is or may become a party have been duly authorized by all necessary action on the part of such Buyer Group Entity. This Agreement and each of the other Transactional Agreements constitute legal, valid and binding obligations of each Buyer Group Entity a party thereto, enforceable against such Buyer Group Entity in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency, reorganization, moratorium, and the relief of debtors or the rights of creditors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies and the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law).
     3.2 SEC Filings; Financial Statements. Parent has filed all required documents with the SEC since October 1, 2004 (the “Parent SEC Documents”). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of Parent included in the Parent SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except, in the case of the unaudited statements, to the extent permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the consolidated financial position, results of the consolidated operations and changes in stockholders’ equity and cash flows of Parent and its subsidiaries for the respective periods or as of the respective dates therein set forth. As of October 31, 2005, Parent had not less than $38.0 million in cash or cash equivalents on its consolidated balance sheet.
     3.3 Absence Of Changes. Except as set forth in the Parent SEC Documents (or as contemplated under this Agreement), since June 30, 2005:

     (a) there has not been any material adverse change in, and no event has occurred that might reasonably be expected to have a material adverse effect on, the business, condition, assets, liabilities, operations, financial performance, net income or prospects of the Seller Group;
          (b) there has not been any material adverse change in, and no event has occurred that might reasonably be expected to have a material adverse effect on the ability of the Buyer Group to make payments on the Secured Notes; and
          (c) the Buyer Group has not incurred any material debt for borrowed money.
     3.4 Non-Contravention; Consents. Neither the execution and delivery of this Agreement or any of the Transactional Agreements by any Buyer Group Entity, nor the consummation or performance of any of the Transactions by any Buyer Group Entity, will directly or indirectly (with or without notice or lapse of time):
     (a) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Buyer Group, or any of the assets of the Buyer Group, is subject;
     (b) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any material Contract of the Buyer Group; or
     (c) result in the imposition or creation of any Encumbrance upon or with respect to any of the Assets (other than those imposed by the Transactional Agreements).
     Except with respect to Contracts of the Buyer Group that are not material (either individually or in the aggregate), no Buyer Group Entity was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of this Agreement by such Buyer Group Entity or any of the Transactional Agreements or the consummation or performance of any of the Transactions by such Buyer Group Entity.
     3.5 Brokers. The Buyer Group has not agreed or become obligated to pay, or has taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder’s fee or similar commission or fee in connection with any of the Transactions.
     3.6 Full Disclosure. This Agreement does not: (i) contain any representation, warranty or information made or provided by any Buyer Group Entity that is false or misleading with respect to any material fact pertaining to any Buyer Group Entity; or (ii) omit to state any material fact necessary in order to make the representations, warranties and information made or provided by any Buyer Group Entity contained herein (in the light of the circumstances under which such representations, warranties and information were made or provided) not false or misleading.
4. Indemnification, Etc.
     4.1 Survival of Representations
               (a) The representations and warranties made by the Seller Group (including the representations and warranties set forth in Section 2 and the representations and warranties set forth in the Disclosure Schedule) shall, absent an act of fraud, survive the Closing and expire on the 18-month anniversary of the Closing Date; provided, however, that the representations and warranties of the Seller Group set forth in Section 2.13 (Intellectual Property) shall expire on the 24-month anniversary of the Closing Date; provided, further that if, at any time prior to the date on which any such representation or warranty would otherwise expire, Parent (acting in good faith) delivers to the Agent a written notice alleging a breach of any such representations or warranties (and setting forth in reasonable detail the basis for such belief) and asserting a claim for recovery under Section 4.2 based on such alleged breach, then the claim asserted in such notice shall survive until such time as such claim is fully and finally resolved. Notwithstanding the foregoing, in the event of an act of fraud with respect to a breach of a representation or warranty by the Seller Group, such representation or warranty shall survive until expiration of any applicable statutes of limitation.
     (b) All representations and warranties made by the Buyer Group shall, absent an act of fraud, survive the Closing and expire on the 18-month anniversary of the Closing Date; provided, however, that if, at any time prior thereto, the Agent (acting in good faith) delivers to Parent a written notice alleging the existence of a breach of any of the representations and warranties made by the Buyer Group (and setting forth in reasonable detail the basis for such belief) and asserting a claim for recovery under Section 4.3 based on such alleged breach, then the claim asserted in such notice shall survive until such time as such claim is fully and finally resolved. Notwithstanding the foregoing, in the event of an act of fraud with respect to a breach of a representation or warranty by the Buyer Group, such representation or warranty shall survive until expiration of any applicable statutes of limitation.
     (c) The representations, warranties, covenants and obligations of the Seller Group, and the rights and remedies that may be exercised by the Buyer Group Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, Parent (except to the extent that the representations and warranties of the Seller Group are qualified by the Transaction Documents and the Disclosure Schedule).
     (d) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule shall be deemed to be a representation and warranty made by the Seller Group in this Agreement.
     (e) Each Buyer Group Entity acknowledges and agrees that:
               (i) none of the Stockholders, nor anyone acting on behalf of any of them, has made any representation or warranty whatsoever to any Buyer Group Entity, including without limitation, any representation or warranty in respect of the business, assets, liabilities, operations, properties, results of operation, prospects or condition (financial or otherwise) of any Seller Group Entity;
               (ii) except for the representations or warranties of the Seller Group set forth in this Agreement, no Seller Group Entity, no Seller Group Affiliate, and no Person acting on behalf of any of them, has made any representation or warranty to the Buyer Group, including without limitation, any representation or warranty in respect of the business, assets, liabilities, operations, properties, results of operation, prospects or condition (financial or otherwise) of any Seller Group Entity; and
               (iii) no Buyer Group Entity has relied on any representations or warranties other than those made by the Seller Group set forth in this Agreement.

     4.2 Indemnification by the Seller Group. From and after the Closing, the Seller Group shall jointly and severally indemnify and hold harmless each of the Buyer Group Indemnitees against Damages that are suffered or incurred by any of the Buyer Group Indemnitees or to which any of the Buyer Group Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with:
               (a) subject to Section 4.1(a), any breach of any representation or warranty made by the Seller Group in this Agreement or in any of the other Transactional Agreements;
               (b) any breach of any covenant or obligation of the Seller Group contained in this Agreement or in any of the other Transactional Agreements;
               (c) any Liability of the Seller Group (including, without limitation, the Liabilities listed in Section 1.2(c)), other than the Assumed Liabilities; and
               (d) any Proceeding relating directly or indirectly to any matter referred to in clauses (a), (b) or (c) above (including any Proceeding reasonably commenced by any Buyer Group Indemnitee for the purpose of enforcing any of its rights under this Section 4).
          Notwithstanding Section 4.1(a) or anything contained herein to the contrary (and without limiting any of the other rights of the Buyer Group Indemnitees hereunder), the obligation of the Seller Group to indemnify and hold harmless the Buyer Group Indemnitees against Damages arising under Section 4.2(c) above shall be perpetual.
     4.3 Indemnification by the Buyer Group. From and after the Closing, the Buyer Group shall indemnify and hold harmless each of the Seller Group Indemnitees against Damages that are suffered or incurred by any of the Seller Group Indemnitees or to which any of the Seller Group Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with:
               (a) subject to Section 4.1(b), any breach of any representation or warranty made by the Buyer Group in this Agreement or in any of the other Transactional Agreements;
               (b) any breach of any covenant or obligation of the Buyer Group contained in this Agreement or in any of the other Transactional Agreements;
               (c) any Liability of the Buyer Group relating directly or indirectly to the exploitation of the Assets by, or conduct of, any Buyer Group Entity, on or after the Closing Date;
               (d) any failure on the part of the Buyer Group to perform and discharge the Assumed Liabilities on a timely basis;
               (e) any Proceeding relating directly or indirectly to any matter referred to in clauses (a), (b) or (c) above (including any Proceeding reasonably commenced by any Seller Group Indemnitee for the purpose of enforcing any of its rights under this Section 4); and
               (f) any Liability of any Seller Group Entity arising in connection with the Letter of Credit on or after the Closing Date.
          Notwithstanding Section 4.1(b) or anything contained herein to the contrary (and without limiting any of the other rights of the Buyer Group Indemnitees hereunder), the obligation of the Buyer Group to indemnify and hold harmless the Seller Group Indemnitees against Damages arising under Section 4.2(c) above shall be perpetual.
     4.4 Satisfaction of Claims. Claims by a Buyer Group Indemnitee for Damages pursuant to Section 4.2 of this Agreement shall be satisfied: (a) first, by recourse to the Escrow Account (to the extent that funds remain available in the Escrow Account therefor); and (b) second, against any member of the Seller Group on a joint and several basis; provided, however that if the assets available under both (a) and (b) have been exhausted, the Buyer Group Indemnitees shall be entitled to recover certain amounts distributed by the Seller Group to the Stockholders pursuant to the Stockholder Letter Agreement. Claims by a Seller Group Indemnitee pursuant to Section 4.3 of this Agreement may be satisfied against any member of the Buyer Group on a joint and several basis.
     4.5 Baskets.
               (a) The Buyer Group Indemnitees shall not be entitled to seek any indemnification payment pursuant to Section 4.2(a) for breaches of representations or warranties made by the Seller Group until such time as the total amount of all Damages that have been directly or indirectly suffered or incurred by any one or more of the Buyer Group Indemnitees, or to which any one or more of the Buyer Group Indemnitees has or have otherwise become subject, exceeds $200,000 in the aggregate, and thereafter, only to the extent of such excess.
               (b) The Seller Group Indemnitees shall not be entitled to seek any indemnification payment pursuant to Section 4.3(a) for breaches of representations or warranties made by the Buyer Group until such time as the total amount of all Damages that have been directly or indirectly suffered or incurred by any one or more of the Seller Group Indemnitees, or to which any one or more of the Seller Group Indemnitees has or have otherwise become subject, exceeds $200,000 in the aggregate, and thereafter, only to the extent of such excess.
     4.6 Notice to Indemnifying Party; Third Party Claims.
               (a) Any party (the “Indemnified Party”) seeking indemnification pursuant to Sections 4.2 or 4.3, or pursuant to any other indemnification covenant contained in this Agreement, shall promptly give the party from whom such indemnification is sought (the “Indemnifying Party”) written notice of the matter with respect to which such indemnification is sought, which notice shall specify in reasonable detail, if known, the amount or an estimate of the amount of the liability arising therefrom and the basis of the claim. Such notice shall be a condition precedent to any liability of the Indemnifying Party for indemnification hereunder, but the failure of the Indemnified Party to give prompt notice of a claim shall not adversely affect the Indemnified Party’s right to indemnification hereunder unless the defense of that claim is materially prejudiced by such failure.
               (b) In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a Person who is not a party to this Agreement (a “Third Party Claim”), the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party, assume the defense of any such Third Party Claim (i) if it acknowledges to the Indemnified Party in writing its obligations to indemnify the Indemnified Party with respect to all elements of such Third Party Claim (subject to any limitations on such liability contained in this Agreement) and (ii) if it provides assurances, reasonably satisfactory to the Indemnified Party, that it will be financially able to satisfy such Third Party Claim in full if the same is decided adversely. If the Indemnifying Party assumes the defense of any Third Party Claim, it may use counsel of its choice to prosecute such defense, subject to the approval of such counsel by the Indemnified Party, which approval shall not be unreasonably withheld or delayed. In this regard, Loeb & Loeb LLP is hereby approved by the Company as counsel to the Seller Group (in its capacity as the Indemnifying Party), and Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation is hereby approved by Parent as counsel to the Buyer Group (in its capacity as the Indemnifying Party). The Indemnified Party shall be entitled to participate in (but not control) the defense of any such Third Party Claim, with its counsel and at its own expense. If the Indemnifying Party assumes the defense of any such Third Party Claim, the Indemnifying Party shall take all steps necessary to pursue the resolution thereof in a prompt and diligent manner. In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as are reasonably required by the Indemnifying Party, with the reasonable out-of-pocket costs of the Indemnified Party incurred in connection therewith to be paid by the Indemnifying Party. The Indemnifying Party shall be entitled to consent to a settlement of, or the stipulation of any judgment arising from, any such Third Party Claim, with the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; provided, however, that no such consent shall be required from the Indemnified Party if (i) the Indemnifying Party pays or causes to be paid all Damages arising out of such settlement or judgment concurrently with the effectiveness thereof (as well as all other Damages theretofore incurred by the Indemnified Party which then remain unpaid or unreimbursed), (ii) in the case of a settlement, the settlement is conditioned upon a complete release by the claimant of the Indemnified Party and (iii) such settlement or judgment does not require the encumbrance of any asset of the Indemnified Party or impose any restriction upon its conduct of business.
               (c) If the Indemnifying Party does not assume the defense of any such Third Party Claim, the Indemnified Party may defend against such Third Party Claim and settle or compromise the same, after giving notice thereof to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and the Indemnifying Party shall be entitled to participate in (but not control) such defense with its own counsel and at its own expense. The Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party’s expense, all such witnesses, records, materials and information in the Indemnifying Party’s possession or under the Indemnifying Party’s control relating thereto as are reasonably required by the Indemnified Party. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such Third Party Claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such third-party claim in a reasonably prudent manner. The Indemnified Party shall not settle or compromise any Third Party Claim for which it is entitled to indemnification hereunder, unless the Indemnifying Party shall have: (i) affirmatively declined to assume the defense thereof; or (ii) failed to assume the defense thereof within 30 days after notification as provided in this Section 4.6.
     4.7 Exercise of Remedies by Buyer Group Indemnitees. No Buyer Group Indemnitee (other than Parent or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Parent (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.
     4.8 Exercise of Remedies by Seller Group Indemnitees. No Seller Group Indemnitee (other than the Agent, if the Agent is also a Seller Group Indemnitee) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless the Agent shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

5. Certain Post-Closing Covenants.
     5.1 Further Actions. From and after the Closing Date, the Seller Group shall cooperate with the Buyer Group, and shall execute and deliver such documents and take such other actions as the Buyer Group may reasonably request, for the purpose of evidencing the Transactions and putting the Buyer Group in possession and control of all of the Assets. Without limiting the foregoing, following the Closing, the Seller Group covenants and agrees that it will duly authorize, execute and deliver such assignments as the Buyer Group shall reasonably request from time to time, and otherwise use commercially reasonable efforts (it being understood that all of the Seller Group Employees will be terminated in connection with the transactions contemplated hereunder and will not be replaced following the Closing) to sell, assign, transfer, convey and deliver to the Buyer Group any Assets which shall not have been sold, assigned, transferred, conveyed or delivered to the Buyer Group at or prior to Closing (including, without limitation, all registered copyrights and trademarks, all URLs and all Seller Group Contracts included among the Assets that have not been assigned to the Buyer Group at or prior to Closing). Subject to Section 5.2 below, the Seller Group: (a) hereby irrevocably authorizes Parent, at all times on and after the Closing Date, to endorse in the name of the applicable Seller Group Entity any check or other instrument that is made payable to the Seller Group and that represents funds included in, or that represents the payment of any receivable included in, the Assets or the Excluded Assets; and (b) hereby irrevocably nominates, constitutes and appoints Parent as agent and the true and lawful attorney-in-fact of the Seller Group (with full power of substitution) effective as of the Closing Date, and hereby authorizes Parent, in the name of and on behalf of the Seller Group, to execute, deliver, acknowledge, certify, file and record any document, to institute and prosecute any Proceeding and to take any other action (on or at any time after the Closing Date) that Parent may deem appropriate for the purpose of (i) collecting, asserting, enforcing or perfecting any claim, right or interest of any kind that is included in or relates to any of the Assets or the Excluded Assets, (ii) defending or compromising any claim or Proceeding relating to any of the Assets or the Excluded Assets, or (iii) otherwise carrying out or facilitating any of the Transactions. The power of attorney referred to in the preceding sentence is and shall be coupled with an interest and shall be irrevocable, and shall survive the dissolution or insolvency of the Seller Group.
     5.2 Collection and Processing of Seller Group A/R and Seller Group A/P. Notwithstanding Section 5.1 above:
          (a) Seller Group A/R. Following the Closing Date and for a period of 6 months thereafter, except with respect to Seller Group A/R for newsstand sales, for which the obligations of the Buyer Group under this Section 5.2(a) shall continue until June 30, 2005 (or in either case, for such shorter period as the Agent shall elect):
               (i) The Buyer Group shall use commercially reasonable efforts to collect the Seller Group A/R shown on the Seller Group A/R Schedule in the ordinary course of business and in accordance with prior practices; provided, however that the Buyer Group shall not under any circumstances guarantee the collection of any such Seller Group A/R, nor shall the Buyer Group be deemed to be acting in any fiduciary capacity toward the Seller Group with respect thereto.
               (ii) The Buyer Group shall use commercially reasonable efforts to deposit any Designated Seller Group A/R Payments directly into the Seller Group Bank Accounts in the ordinary course of business and in accordance with prior practices. Any such deposits shall be made promptly (but in any event, not more than 5 business days) following receipt.
               (iii) They Buyer Group shall be permitted to deposit Undesignated A/R Payments and Mixed A/R Payments into the Buyer Group’s bank accounts; provided, however that the

Buyer Group shall: (1) credit the appropriate portion of any Mixed A/R Payments against the Seller Group A/R to which such Mixed A/R Payments relate; and (2) credit any Undesignated A/R Payments received from third parties appearing on the Seller Group A/R Schedule to those items of outstanding Seller Group A/R shown on the Seller Group A/R Schedule as owed by such third parties, it being understood that any such Undesignated A/R Payments will be applied to the oldest items appearing on the Seller Group A/R Schedule first, and that if the amount of any such Undesignated A/R Payment exceeds the outstanding amount of Seller A/R owed to the Seller Group by such third party, then the Buyer Group shall only be required to credit that portion of such Undesignated A/R Payment as shall be necessary to extinguish such outstanding amount. The Buyer Group shall use commercially reasonable efforts to settle such credits not less than twice per calendar month by making deposits directly into the Seller Group Bank Accounts; provided, however that the Seller Group and the Agent are remain current in their obligations to the Buyer Group under Section 5.3 hereof.
               (iv) The Buyer Group will not write off, compromise or adjust any Seller Group A/R without the consent of the Agent.
               (v) The Agent shall have reasonable access (during business hours and with reasonable advance notice) to such work papers, books and records and other information of the Buyer Group as the Agent shall reasonably request relating to the collection of the Seller Group A/R for the sole purpose of verifying fulfillment by the Buyer Group of its obligations under this Section 5.2. The Agent and Parent agree to attempt to resolve any disputes arising hereunder in good faith. If, notwithstanding such good faith negotiation, Parent and the Agent fail to settle such dispute within 30 days, either Parent or the Agent may refer the dispute to such firm of independent certified public accountants as the parties shall mutually select (the “Seller A/R Collections Auditor”). The Seller A/R Collections Auditor shall be engaged jointly by the Buyer Group and the Seller Group and its fees and expenses shall be paid equally by the Buyer Group and the Seller Group. The Seller A/R Collections Auditor shall review the Seller A/R Schedule and the books and records of the Buyer Group and the Seller Group and shall determine whether any amounts are owed by the Buyer Group to the Seller Group with respect to collections made by the Buyer Group under Section 5.2 hereof, which determination shall be made and certified in writing to the Buyer Group and the Seller Group as promptly as practicable but in any event not later than 30 days after its engagement. The Seller A/R Collections Auditor’s determination shall be final and binding upon all of the parties hereto.
          (b) Seller Group A/P. Following the Closing Date and for a period of 6 months thereafter (or such shorter period as the Agent shall elect), the Buyer Group will use commercially reasonable efforts to process the Seller Group A/P in the ordinary course of business and in accordance with prior practices by preparing and delivering checks payable by the Seller Group to the Agent for his execution and delivery (at the Agent’s expense). Such checks shall be prepared promptly following the Buyer Group’s receipt of invoices relating to such Seller Group A/P; provided, however that if the Buyer Group shall have complied with its obligation under this Section 5.2(b) to prepare and deliver checks promptly following receipt of invoices, the Buyer Group shall have no liability to the Seller Group as a result of any failure by the Agent to make timely payments on any Seller Group A/P.
          (c) For the purposes of this Section 5.2:
               (i) “Seller Group Bank Accounts” shall mean those bank accounts of the Seller Group with respect to which the Buyer Group shall have been granted deposit authority or the authority to prepare checks for the purposes of fulfilling its obligations under this Section 5.2.
               (ii) “Designated Seller Group A/R Payments” shall mean payments received from third parties in respect of outstanding accounts receivable which are either designated by such third parties as having been made solely against, or which are reasonably and evidently intended to apply solely to, specific items or invoices appearing on the Seller Group A/R Schedule.
               (iii) “Mixed A/R Payments” shall mean payments received from third parties in respect of outstanding accounts receivable which are either designated by such third parties as having been made against, or which are reasonably and evidently intended to apply to both specific items or invoices appearing on the Seller Group A/R Schedule and to items or invoices of the Buyer Group.
               (iv) “Undesignated A/R Payments” shall mean payments received from third parties in respect of outstanding accounts receivable which are not designated by such third parties as having been made against, or which are not reasonably or evidently intended to apply to, specific items or invoices of either the Seller Group or the Buyer Group.
     5.3 Seller Group’s Obligation to Remit Funds. The Agent and the Seller Group further covenant and agree to remit to the Buyer Group promptly (but in any event, not less than twice per calendar month) any funds or other property included among the Assets that are deposited with, paid or otherwise delivered to the Seller Group following the Closing (including but not limited to credit card deposits made directly into the bank accounts of the Seller Group relating to accounts receivable of the Buyer Group following the Cutoff Time); provided, however that the Buyer Group remains current in its obligations to the Seller Group under Section 5.2 hereof.
     5.4 Publicity. The Buyer Group and the Seller Group will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the Transactions and, except as may be required by applicable Law or any applicable stock exchange regulations, no party hereto will issue any such press release or make any such public statement without the consent of Parent and the Agent.
     5.5 Change Of Name. Promptly following the Closing, each Seller Group Entity shall change its name to a name that does not include any of the words listed on Schedule 5.5 or any variations thereof and that is satisfactory to Parent in its reasonable discretion.
     5.6 Effect of Event of Default under Secured Notes. Upon the occurrence of an Event of Default under any Secured Note, and following foreclosure on the collateral securing such Secured Notes:
          (a) each Non-Competition Agreement shall, notwithstanding any terms thereof to the contrary, immediately cease to be of any further force and effect and shall no longer bind any Seller Group Entity, Stockholder, or other Seller Group Affiliate;
          (b) each Buyer Group Entity shall enter into a one-year Non-Competition Agreement in favor of SP limited to SP’s print magazine publishing business; and
          (c) any obligations of SP to refrain from soliciting or hiring any current or former employee of SP Acquisition Sub shall immediately cease to be of any further force and effect.
     In furtherance of the foregoing, each Buyer Group Entity agrees for the benefit of each Seller Group Entity, Stockholder, Seller Group Affiliate, and each current and future employee of any of them that is employed by them following an Event of Default under any Secured Note and foreclosure on the collateral securing such Secured Notes (each, a “Post-Default Employee”), to waive irrevocably, and hereby irrevocably waives, any claim against such Post-Default Employee for breach of any employment agreement such employee had previously entered into with SP Acquisition Sub relating to the business of SP Acquisition Sub; provided, however that in no event shall the Buyer Group be required to waive any claim for breaches by any Post-Default Employee of any obligation that such Post-Default Employee may have to Parent or its affiliates that is not related to the business operations of SP Acquisition Sub (including but not limited to obligations with respect to the protection of confidential information of Parent and its affiliates other than SP Acquisition Sub).
     5.7 Buyer Group’s Obligation to Provide Insurance. As contemplated under Section 1.6(xvi), on or prior to the Closing, the Buyer Group shall procure insurance with respect to the Assets and the business acquired from the Seller Group (including errors and omissions and print publisher’s insurance) on terms reasonably acceptable to the Agent. Following the Closing, and for so long as the Secured Notes remain outstanding, the Buyer Group shall maintain such insurance; provided, however that the premium rate for such insurance shall not have increased by more than 33% in any year.
     5.8 Secondment Period; Subject Seller Group Employees. During the Secondment Period, the Seller Group shall continue to employ the Subject Seller Group Employees (for purposes of this Section 5.8, the “Loaned Employees”), and shall maintain its existing workers’ compensation insurance and general liability insurance policies during the Secondment Period. The Seller Group will make available the services of the Loaned Employees (the “Services”) to the Buyer Group during the Secondment Period, and such employees shall provide to the Buyer Group services during the Secondment Period substantially similar to the services previously provided to the Seller Group prior to the Secondment Period and the Loaned Employees shall be under the sole direction and supervision of the Buyer Group; provided, however that the Seller Group shall have no obligation to replace or make available any Loaned Employee who shall terminate his or her employment during the Secondment Period. The Loaned Employees shall perform the Services at the same locations as they occupied prior to the commencement of the Secondment Period, without any charge for such occupancy to the Seller Group. The Seller Group shall have exclusive liability for paying all wages and benefits to the Loaned Employees during the Secondment Period. The Buyer Group shall not and shall not be required to, during the Secondment Period, pay any wages for any Loaned Employee, allow any Loaned Employee to participate in any Buyer Group employee benefit plan, withhold or make payments for social security, make unemployment insurance or disability insurance contributions or obtain worker’s compensation insurance on behalf of the Seller Group or the Loaned Employees. The Seller Group’s obligations under this Section 5.8 shall be limited to maintaining its workers’ compensation policies and other employment related insurance policies and making the Loaned Employees available during the Secondment Period on the terms described herein, and the Seller Group shall not be obligated to incur, and the Buyer Group shall jointly and severally indemnify and hold harmless the Seller Group against, any additional obligation or expense in connection therewith, including without limitation any liability to third parties. The Buyer Group shall not resell the Services or permit any Person other than the Buyer Group to use the Services. The parties agree that any Intellectual Property created by the Loaned Employees during the Secondment Period shall be the property of the Buyer Group. As compensation for the Services provided to the Buyer Group under this Section 5.8, the Buyer Group shall reimburse each Seller Group Entity for all employment-related costs incurred by such Seller Group Entity in fulfilling its obligations hereunder during the Secondment Period (including the salaries, employee benefits, accrued vacation during the Secondment Period of the Loaned Employees, all employer-borne employment taxes associated therewith and the costs of the Seller Group’s workers’ compensation policies and other employment-related insurance policies during the Secondment Period) (the “Loaned Employee Reimbursement Amount”), as well as any and all related liabilities of the Seller Group resulting from the provision of the Loaned Employees or Services that are not covered by the insurance described in this Section 5.8. The Seller Group estimates that the Loaned Employee Reimbursement Amount will be $104,754, which will be part of the Reimbursement Amount, subject to post-Closing adjustment pursuant to Section 1.3 hereof. Notwithstanding the foregoing, the Buyer Group shall not assume any obligation of the Seller Group to pay any of the severance payments to the Loaned Employees described in Section 2.19(c).

     5.9 Other Covenants. The Buyer Group will cooperate in good faith with the Agent to make available to the Agent copies of all relevant accounting records, documents and files for the purpose of permitting the Seller Group to complete the Seller Group’s year-end accounting reviews for 2005 and, subject to Section 1.5 hereof, the Seller Group’s tax filings for 2005 and 2006. In addition, following the Closing and for a period of 90 days thereafter, the Buyer Group will act in good faith to periodically forward to the Agent (at the Agent’s expense) printed mail that the Buyer Group receives which is: (a) addressed to the Stockholders (or any one of them) in their personal capacities (and not, e.g., as former officers or service providers of the Seller Group); and (b) in the reasonable judgment of the Buyer Group, is evidently personal to the Stockholders and unrelated to the business operations of the Buyer Group. The Buyer Group will be entitled to open and read any other mail that it receives, and, if the Buyer Group determines that such mail is personal to the Stockholders, the Buyer Group shall forward such mail to the Agent (at the Agent’s expense).
     5.10 Acknowledgement of Receipt of the Escrow Notes. The Buyer Group will provide the Agent with an acknowledgment of receipt of the Escrow Notes by the Escrow Agent within 2 business days following the Closing.
6. Miscellaneous Provisions.
     6.1 Agent. The Seller Group hereby irrevocably nominates, constitutes and appoints LPI as the agent and true and lawful attorney-in-fact of the Seller Group (the “Agent”), with full power of substitution, to act in the name, place and stead of the Seller Group for purposes of executing any documents and taking any actions that the Agent may, in its sole discretion, determine to be appropriate in connection with any of the Transactional Agreements or any of the Transactions. LPI hereby accepts its appointment as Agent.
          (a) The Seller Group hereby grants to the Agent full authority to execute, deliver, acknowledge, certify, file and record on behalf of the Seller Group (in the name of any or all of the Seller Group or otherwise) any and all documents that the Agent may, in his sole discretion, determine to be appropriate, in such forms and containing such provisions as the Agent may, in his sole discretion, determine to be appropriate (including any amendment to or waiver of rights under any of the Transactional Agreements). Notwithstanding anything to the contrary contained in any of the Transactional Agreements:
          (i) the Buyer Group shall be entitled to deal exclusively with the Agent on all matters relating to the respective Transactional Agreements and the respective Transactions (including all matters relating to any notice to, or any Consent to be given or action to be taken by, any Seller Group Entity); and
          (ii) each Buyer Group Indemnitee shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of the Seller Group by the Agent, and on any other action taken or purported to be taken on behalf of the Seller Group by the Agent, as fully binding upon the Seller Group.
          (b) The Seller Group recognizes and intends that the power of attorney granted in Section 6.1(a): (i) is coupled with an interest and is irrevocable; (ii) may be delegated by the Agent; and (iii) shall survive the dissolution of the Seller Group and any Seller Group Entity.
          (c) If the Agent shall desire to assign or otherwise be unable to fulfill its responsibilities hereunder, the Agent shall appoint a successor to the Agent and immediately thereafter shall notify Parent of the identity of such successor. Any such successor shall succeed the Agent as Agent hereunder. If at any time there is no single Person serving as the Agent, then all references herein to the “Agent” shall be deemed to refer to a majority in interest of the Stockholders.
          (d) All expenses incurred by the Agent in connection with the performance of its duties hereunder shall be borne and paid by the Seller Group.
     6.2 Further Assurances. Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.
     6.3 Fees and Expenses. Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement, and each of the Seller Group and the Buyer Group shall bear half of the costs and fees payable to the Escrow Agent; provided, however that the Buyer Group shall pay up to $105,000 of the Audit Expense to LPI at the Closing, as contemplated under Section 1.2(b). Nothing contained herein shall modify the obligation of Parent to reimburse up to $25,000 of the costs associated with the agreed-upon procedures described in that certain letter agreement of Parent to Jim Franklin dated October 21, 2005.
     6.4 Attorneys’ Fees. If any legal action or other legal proceeding relating to any of the Transactional Agreements or the enforcement of any provision of any of the Transactional Agreements is brought against any party to this Agreement, the substantially prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).
     6.5 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

if to the Seller Group or the Agent:

Jim Franklin
146 Crichton Lane
Inverness, IL 60067
Telephone: 847-922-2176
Facsimile: 312-266-3363

with copies (not constituting notice) to:

Loeb & Loeb, LLP
10100 Santa Monica Blvd., Suite 2200
Los Angeles, CA 90067
Attention: Phillip E. Adler; Curtis W. Bajak
Telephone: 310-282-2000
Facsimile: 310-282-2200

if to the Buyer Group:

PlanetOut Inc.
1355 Sansome Street
San Francisco, CA 94111
Attn: General Counsel
Telephone: 415-834-6500
Facsimile: 415-834-6216

with copies (not constituting notice) to:

Howard Rice Nemerovski Canady
Falk & Rabkin, A Professional Corporation
Three Embarcadero Center, 7th Floor
San Francisco, California 94111
Attention: Michael J. Sullivan
Telephone: (415) 434-1600
Facsimile: (415) 217-5910
     6.6 Time Of The Essence. Time is of the essence of this Agreement. All references to specific times in this Agreement refer to Pacific Standard Time.
     6.7 Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.
     6.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.
     6.9 Governing Law; Submission to Jurisdiction. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws). The Buyer Group Entities hereby submit to the exclusive jurisdiction of the United States District Court for the Central District of California and of any California state court sitting in Los Angeles, California for the purposes of all legal proceedings arising out of or relating to this agreement and the other Transactional Agreements or the transactions contemplated by this agreement and the other Transactional Agreements. The Buyer Group Entities irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
     6.10 Successors And Assigns; Parties In Interest.
          (a) This Agreement shall be binding upon: the Seller Group and its successors and assigns (if any) and the Buyer Group and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Seller Group; the Buyer Group; the Buyer Group Indemnitees (subject to Section 4.6); the Seller Group Indemnitees (subject to Section 4.6); and the respective successors and assigns (if any) of the foregoing.
          (b) No Seller Group Entity shall be permitted to assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of Parent. For the longer of: (i) 120 days following the Closing, or (ii) for so long as the Secured Notes remain outstanding, no Buyer

Group Entity shall be permitted to assign any of it rights or delegate any of its obligations under this Agreement without the prior written consent of Agent; provided, however that no such consent shall be required in connection with any assignment or delegation if, in connection therewith, the indebtedness represented by the Secured Notes and the obligations of the Buyer Group under the Security Documents are extinguished.
          (c) Except for the provisions of Section 4 hereof, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties to this Agreement and their respective successors and assigns (if any). Without limiting the generality of the foregoing, (i) no Seller Group Employee shall have any rights under this Agreement or under any of the other Transactional Agreements, and (ii) no creditor of the Seller Group shall have any rights under this Agreement or any of the other Transactional Agreements.
     6.11 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). Each of the parties agrees that: (a) in the event of any breach or threatened breach by any other party of any covenant, obligation or other provision set forth in this Agreement, the injured party shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such breach or threatened breach; and (b) no party shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding.
     6.12 Waiver.
          (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.
          (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.
     6.13 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and the Agent.
     6.14 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.
     6.15 Entire Agreement. The Transactional Agreements set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

     6.16 No Third-Party Beneficiaries. No person not a party to this Agreement shall have or acquire any rights by reason of this Agreement nor shall any party hereto have any obligation or liability whatsoever to any such person by reason of this Agreement.
[Signature Pages Follow]

     In Witness Whereof, the parties hereto have caused this Asset Purchase Agreement to be executed and delivered as of the date first set forth above.

Buyer Group:

PlanetOut Inc.,
a Delaware corporation

By:	/s/ Lowell R. Selvin

Name:	Lowell R. Selvin
Title:	CEO

Vulcan Acquisition Corp.,
a Delaware corporation

By:	/s/ Jeffrey T. Soukup

Name:	Jeffrey T. Soukup
Title:	CFO

SpecPub Acquisition Corp.,
a Delaware corporation

By:	/s/ Jeffrey T. Soukup

Name:	Jeffrey T. Soukup
Title:	CFO

     In Witness Whereof, the parties hereto have caused this Asset Purchase Agreement to be executed and delivered as of the date first set forth above.

Seller Group:

LPI Media Inc.,
a Delaware corporation

By:	/s/ James M. Franklin

Name:	James M. Franklin
Title:	President

SpecPub, Inc.,
a Delaware corporation

By:	/s/ James M. Franklin

Name:	James M. Franklin
Title:	President

Triangle Marketing Services, Inc.,
a Delaware corporation

By:	/s/ James M. Franklin

Name:	James M. Franklin
Title:	President

List Of Exhibits

Certain Definitions	Exhibit A

LPI Assets	Exhibit B-1

TMS Assets	Exhibit B-2

SP Assets	Exhibit B-3

Excluded Assets	Exhibit C

Closing Reimbursement Amount Calculation Schedule	Exhibit D

LPI Note	Exhibit E-1

SP Note	Exhibit E-2

Escrow Agreement	Exhibit F

LPI Assumed Liabilities	Exhibit G-1

SP Assumed Liabilities	Exhibit G-2

Bill of Sale	Exhibit H

Form of Proprietary Information Agreement (Jim Franklin)	Exhibit I-1

Form of Non-Competition Agreement	Exhibit I-2

Pledge Agreement	Exhibit J

Security Agreement and Accommodation Security Agreement	Exhibit K

Mortgage of Copyright and Security Agreement	Exhibit L

Trademark Security Agreement	Exhibit M

Accommodation Mortgage of Copyright and Security Agreement	Exhibit N

Accommodation Trademark Security Agreement	Exhibit O

Legal Opinion of Loeb & Loeb	Exhibit P

Legal Option of Howard Rice et al.	Exhibit Q

Key Contracts to be Assigned At Closing	Exhibit R

Stockholder Letter Agreement	Exhibit S

EXHIBITS
TO
ASSET PURCHASE AGREEMENT
     All defined terms herein are defined in the Asset Purchase Agreement (“Agreement”), dated November 8, 2005, by and among LPI Media Inc. (“LPI”) and SpecPub, Inc. (“SP”), each a Delaware corporation; Triangle Marketing Services, Inc. (“TMS”), a Delaware corporation and wholly owned subsidiary of LPI (collectively with LPI and SP, the “Seller Group” and each a “Seller Group Entity”); PlanetOut Inc., a Delaware corporation (“Parent”); and Vulcan Acquisition Corp. and Specpub Acquisition Corp., each, a Delaware corporation and a wholly owned subsidiary of Parent (collectively with Parent, the “Buyer Group” and each a “Buyer Group Entity”).

Exhibit A
CERTAIN DEFINITIONS
     For purposes of the Agreement (including this Exhibit A):
     Agreement. “Agreement” shall mean the Asset Purchase Agreement to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.
     Buyer Group Indemnitees. “Buyer Group Indemnitees” shall mean the following Persons: (a) each Buyer Group Entity; (b) the Buyer Group’s current and future affiliates; (c) the respective Representatives of the Persons referred to in clauses “(a)” and “(b)” above; and (d) the respective successors and assigns of the Persons referred to in clauses “(a)”, “(b)” and “(c)” above.
     CERCLA. “CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act.
     COBRA. “COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.
     Code. “Code” shall mean the Internal Revenue Code of 1986, as amended.
     Comparable Entities. “Comparable Entities” shall mean Entities (other than the Seller Group) that are engaged in businesses similar to the business of the Seller Group.
     Consent. “Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).
     Contract. “Contract” shall mean any written, oral, implied or other agreement, contract, understanding, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, insurance policy, benefit plan, commitment, covenant or undertaking of any nature.
     Core Domain Names. “Core Domain Names” shall have the meaning accorded that term in the Security Agreement and Accommodation Security Agreement of even date herewith among SP Acquisition Sub, SP and LPI.
     Damages. “Damages” shall include any loss, damage, injury, decline in value, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.
     Designated Named Seller Group Executives. “Designated Named Seller Group Executives” shall mean the following Named Seller Group Executives: Jim Franklin, Joe Landry, Caryn Goldberg and Judy Wieder.
     Designated Subject Seller Group Employees. “Designated Subject Seller Group Employees” shall mean the following Seller Group Employees: Christin Dennis, Caryn Goldberg, John Knoebel, Joe Landry, William Misenhimer, Charles Oser and Judy Wieder.

     Disclosure Schedule. “Disclosure Schedule” shall mean the schedule (dated as of the date of the Agreement) delivered to the Buyer Group on behalf of the Seller Group, a copy of which is attached to the Agreement and incorporated in the Agreement by reference.
     DOL. “DOL” shall mean the United States Department of Labor.
     Encumbrance. “Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, or encumbrance.
     Entity. “Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.
     ERISA. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
     Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
     GAAP. “GAAP” shall mean generally accepted accounting principles in the United States.
     Governmental Authorization. “Governmental Authorization” shall mean any material: (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.
     Governmental Body. “Governmental Body” shall mean any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); (d) multi-national organization or body; or (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.
     Hazardous Material. “Hazardous Material” shall include: (a) any petroleum, waste oil, crude oil, asbestos, urea formaldehyde or polychlorinated biphenyl; (b) any waste, gas or other substance or material that is explosive or radioactive; (c) any “hazardous substance,” “pollutant,” “contaminant,” “hazardous waste,” “regulated substance,” “hazardous chemical” or “toxic chemical” as designated, listed or defined (whether expressly or by reference) in any statute, regulation or other Legal Requirement (including CERCLA and any other so-called “superfund” or “superlien” law and the respective regulations promulgated thereunder); (d) any other substance or material (regardless of physical form) or form of energy that is subject to any Legal Requirement which regulates or establishes standards of conduct in connection with, or which otherwise relates to, the protection of human health, plant life, animal life, natural resources, property or the enjoyment of life or property from the presence in the environment of any solid, liquid, gas, odor, noise or form of energy; and (e) any compound, mixture, solution, product or other substance or material that contains any substance or material referred to in clause “(a)”, “(b)”, “(c)” or “(d)” above.

     Intellectual Property. “Intellectual Property” shall mean algorithms, apparatus, application programming interfaces, databases and data collections, diagrams, formulae, inventions (whether or not patentable), know-how, logos, marks (including brand names, product names, logos, and slogans), methods, network configurations and architectures, processes, proprietary information, protocols, schematics, specifications, software, software code (in any form including source code and executable or object code), subroutines, techniques, user interfaces, techniques, URLs, web sites, works of authorship, and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries).
     Intellectual Property Rights. “Intellectual Property Rights” shall mean, under the laws of any jurisdiction in the world, all copyrights, mask work rights, patent rights, trademark and trade name rights, trade secret rights, industrial property rights, moral rights, and other types of proprietary rights in Intellectual Property, and all applications, registrations, renewals, and other filings with respect to any of the foregoing.
     IRS. “IRS” shall mean the United States Internal Revenue Service.
     Knowledge. References to the “knowledge of the Seller Group” shall mean the actual knowledge of each of the Stockholders and the Named Seller Group Executives; provided, however that such Persons shall have made due and diligent inquiry of all relevant employees of the Seller Group whom such Persons should reasonably believe would have actual knowledge of the matters represented.
     Legal Requirement. “Legal Requirement” shall mean any federal, state, local, or municipal statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.
     Liability. “Liability” shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.
     Named Seller Group Executives. The “Named Seller Group Executives” shall mean the following current or former employees of the Seller Group: Cristin Dennis, Jim Franklin, Caryn Goldberg, John Knoebel, Joe Landry, William Misenhimer, Charles Oser and Judy Wieder.
     Order. “Order” shall mean any: (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or (b) Contract with any Governmental Body entered into in connection with any Proceeding.
     Ordinary Course of Business. An action taken by or on behalf of the Seller Group shall not be deemed to have been taken in the “Ordinary Course of Business” unless such action is recurring in nature, is consistent with the past practices of the Seller Group and is taken in the ordinary course of the normal day-to-day operations of the Seller Group.

     Person. “Person” shall mean any individual, Entity or Governmental Body.
     Proceeding. “Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or any arbitrator or arbitration panel.
     Registered IP. “Registered IP” shall mean all Intellectual Property Rights that are registered, filed, or issued under the authority of, with or by any Governmental Body, including all patents, registered copyrights, registered mask works and registered trademarks and all applications for any of the foregoing.
     Regulation D. “Regulation D” means Regulation promulgated under the Securities Act.
     Related Party. Each of the following shall be deemed to be a “Related Party”: (a) each of the Stockholders; (a) each individual who is, or who has at any time since January 1, 2002 been, an officer or director of any Seller Group Entity; (b) each member of the family of each of the individuals referred to in clauses “(a)” and “(b)” above; and (d) any Person in which any one of the individuals referred to in clauses “(a)”, “(b)” or “(c)” above holds or held (or in which more than one of such individuals collectively hold or held), beneficially or otherwise, a controlling interest or a material voting, proprietary or equity interest.
     Representatives. “Representatives” shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.
     Requisite Stockholder Consent. “Requisite Stockholder Consent” shall mean the written consent to the Transactions of each of the Stockholders, in their individual capacities as the sole stockholders of LPI and SP.
     SEC. “SEC” shall mean the United States Securities and Exchange Commission.
     Secondment Period. “Secondment Period” shall mean November 8, 2005 through November 10, 2005, inclusive.
     Secured Notes. “Secured Notes” shall have the meaning given such term in the definition of “Transactional Agreements.”
     Securities Act. “Securities Act” shall mean the Securities Act of 1933, as amended.
     Security Documents. “Security Documents” shall have the meaning given such term in the definition of “Transactional Agreements.”
     Seller Group Affiliate. “Seller Group Affiliate” shall mean any Person under common control with the Seller Group within the meaning of Sections 414(b), (c), (m) and (o) of the Code, and the regulations issued thereunder.
     Seller Group Contract. “Seller Group Contract” shall mean any Contract (other than those Contracts that are included in the Excluded Assets): (a) to which any Seller Group Entity is a party; (b) by which the Seller Group or any of its assets is or may become bound or under which the Seller Group has, or may become subject to, any obligation; or (c) under which the Seller Group has or may acquire any right or interest.
     Seller Group Employee. “Seller Group Employee” shall mean any employee of the Seller Group (including, for the avoidance of doubt, Jim Franklin).
     Seller Group Employee Agreement. “Seller Group Employee Agreement” shall mean each management, employment, severance, consulting, relocation, repatriation or expatriation agreement or other Contract between the Seller Group or any Seller Group Affiliate and any Seller Group Employee, other than any such management, employment, severance, consulting, relocation, repatriation or expatriation agreement or other Contract with a Seller Group Employee which is terminable “at will” without any obligation on the part of the Seller Group or any Seller Group Affiliate to make any payments or provide any benefits in connection with such termination.
     Seller Group Employee Plan. “Seller Group Employee Plan” shall mean any plan, program, policy, practice, Contract or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA (whether or not ERISA is applicable to such plan), that is or has since January 1, 2002 been maintained, contributed to, or required to be contributed to, by the Seller Group for the benefit of any Seller Group Employee, or with respect to which the Seller Group has or may have any liability or obligation, except such definition shall not include any Seller Group Employee Agreement.
     Seller Group Indemnitees. “Seller Group Indemnitees” shall mean the following Persons: (a) each Seller Group Entity; (b) the Seller Group’s current and future affiliates; (c) the respective Representatives of the Persons referred to in clauses “(a)” and “(b)” above; and (d) the respective successors and assigns of the Persons referred to in clauses “(a)”, “(b)” and “(c)” above.
     Seller Group IP. “Seller Group IP” shall mean all Intellectual Property and Intellectual Property Rights owned by the Seller Group.
     Seller Group Magazines. “Seller Group Magazines” shall mean all magazines published by the Seller Group.
     Seller Group Pension Plan. “Seller Group Pension Plan” shall mean each Seller Group Employee Plan that is an “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA.
     Subject Seller Group Employees. “Subject Seller Group Employees” shall mean those Seller Group Employees to whom the Buyer Group shall have made an offer of employment following the Closing.
     Tax. “Tax” shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement or similar Contract.

     Tax Return. “Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.
     Transactional Agreements. “Transactional Agreements” shall mean: (a) the Agreement; (b) the Escrow Agreement; (c) the LPI Notes and the SP Notes (collectively, the “Secured Notes”); (d) the Non-Competition Agreement referred to in Section 1.6(b)(ix) of the Agreement; and (e) the Pledge Agreement, the Security Agreement and Accommodation Security Agreement, the Mortgage of Copyright and Security Agreement, the Accommodation Mortgage of Copyright and Security Agreement, the Trademark Security Agreement, and the Accommodation Trademark Security Agreement referred to in Section 1.6(b) of the Agreement (collectively, the “Security Documents”).
     Transactions. “Transactions” shall mean (a) the execution and delivery of the respective Transactional Agreements, and (b) all of the transactions contemplated by the respective Transactional Agreements, including: (i) the sale of the Assets by the Seller Group to the Buyer Group in accordance with the Agreement; (ii) the assumption of the Assumed Liabilities by the Buyer Group pursuant to the Assumption Agreement; (iii) the incurrence by SP Acquisition Sub of its obligations pursuant to the Secured Notes; (iv) the granting of the security interests pursuant to the Security Documents; and (v) the performance by the Seller Group, the Stockholders and the Buyer Group of their respective obligations under the Transactional Agreements, and the exercise by the Seller Group, the Stockholders and the Buyer Group of their respective rights under the Transactional Agreements.

EXHIBIT B-1
LPI Assets
All of the properties, rights, interests and other tangible and intangible assets of LPI (other than the Excluded Assets) including without limitation:
1.	The equipment of LPI listed at Part 2.11 of the Disclosure Schedule.

2.	The rights of LPI under those Seller Group Contracts to which LPI is a party, to the extent assignable at (or, as contemplated under Section 5.1 of the Agreement, following) the Closing.

3.	All Governmental Authorizations held by LPI, to the extent assignable at (or, as contemplated under Section 5.1 of the Agreement, following) the Closing.

4.	All Intellectual Property and Intellectual Property Rights of LPI, including but not limited to the URLs and Registered IP of LPI listed at Parts 2.1 and 2.13(a) of the Disclosure Schedule (other than the “Thrive” and “Thrive Fit Living For Gay Men” marks, which marks shall be Excluded Assets).

5.	All inventory, prepaids and deposits of LPI shown on the Closing Reimbursement Amount Calculation Schedule, other than Excluded Assets.

6.	All of the other Assets of LPI specified in Sections 1.1(a), (b), (c), (d), (e), (f) and (g) of the Agreement (to the extent not otherwise constituting Excluded Assets, and to the extent assignable where so qualified by the Agreement).

EXHIBIT B-2
TMS Assets
All of the properties, rights, interests and other tangible and intangible assets of TMS (other than the Excluded Assets) including without limitation:
1.	The equipment of TMS listed at Part 2.11 of the Disclosure Schedule.

2.	The rights of TMS under those Seller Group Contracts to which TMS is a party, to the extent assignable at (or, as contemplated under Section 5.1 of the Agreement, following) the Closing.

3.	All Governmental Authorizations held by TMS, to the extent assignable at (or, as contemplated under Section 5.1 of the Agreement, following) the Closing.

4.	All Intellectual Property and Intellectual Property Rights of TMS, including but not limited to the URLs and Registered IP of TMS listed at Parts 2.1 and 2.13(a) of the Disclosure Schedule

5.	All inventory, prepaids and deposits of TMS shown on the Closing Reimbursement Amount Calculation Schedule, other than Excluded Assets.

6.	All of the other Assets of TMS specified in Sections 1.1(a), (b), (c), (d), (e), (f) and (g) of the Agreement (to the extent not otherwise constituting Excluded Assets, and to the extent assignable where so qualified by the Agreement).

7.	TMS receivable in the amount of $3,547.40 from Chad Graham.

EXHIBIT B-3
SP Assets
All of the properties, rights, interests and other tangible and intangible assets of SP (other than the Excluded Assets) including without limitation:
1.	The equipment of SP listed at Part 2.11 of the Disclosure Schedule.

2.	The rights of SP under those Seller Group Contracts to which SP is a party, to the extent assignable at (or, as contemplated under Section 5.1 of the Agreement, following) the Closing.

3.	All Governmental Authorizations held by SP, to the extent assignable at (or, as contemplated under Section 5.1 of the Agreement, following) the Closing.

4.	All Intellectual Property and Intellectual Property Rights of SP, including but not limited to the URLs and Registered IP of SP listed at Parts 2.1 and 2.13(a) of the Disclosure Schedule, subject to delayed transfer of the Core Domain Names as provided by Section 1.7 of the Agreement.

5.	All inventory, prepaids and deposits of SP shown on the Closing Reimbursement Amount Calculation Schedule, other than Excluded Assets.

6.	All of the other Assets of SP specified in Sections 1.1(a), (b), (c), (d), (e), (f) and (g) of the Agreement (to the extent not otherwise constituting Excluded Assets, and to the extent assignable where so qualified by the Agreement).

EXHIBIT C
Excluded Assets
1.	All liquidated deposits and prepaid deposits which cannot be assigned to the Buyer Group, all of which have been excluded from the Closing Reimbursement Amount Calculation Schedule.

2.	Any and all receivables, as of the Cutoff Time, of each Seller Group Entity.

3.	At the request of Buyer Group pursuant to Section 1.2(c)(ii), the Asset Purchase Agreement between LPI and Out Publishing Inc., dated as of April 4, 2000 (it being understood that the assets acquired by the Seller Group pursuant to such agreement are not being excluded hereby).

4.	Jim Franklin’s personal IBM laptop computer.

5.	Jim Franklin’s personal cellular telephone.

6.	Certain furniture located at Jim Franklin’s Los Angeles apartment.

7.	All airline miles accumulated on corporate credit cards based on charges incurred by the Seller Group.

8.	Transactions related to hotel trade/barter that was received in exchange for advertising space in various issues of the magazine.

9.	Each Seller Group Entity’s corporate documents, including without limitation, all minute books, stock books, and other corporate records and the respective corporate seals.

10.	LPI Media’s trademark “THRIVE” and “THRIVE FIT LIVING FOR GAY MEN,” and rights associated therewith.

11.	Each Seller Group Entity’s rights under the Transactional Agreements.

12.	Settlement Agreement and Mutual Release dated August 1, 2005, by and between LPI Media, Inc. and Spring Street Networks, Inc.

13.	Personal Services Agreement, dated February 21, 2003, by and between Liberty Publications, Inc. (LPI) and Spring Street Networks, Inc.

EXHIBIT D
Summary of Prepaids as of 11/7/05
(amts per g/l as of 11/7/05 at 8:00 pm)

		LPI					Specialty					TMS
					Less					Less					Less
				Full Mo	Prorated				Full Mo	Prorated				Full Mo	Prorated
		LPI	LPI	Nov Expense	Nov Exps to			Specialty	Nov Expense	Nov Exps to			TMS	Nov Expense	Nov Exps to
		$ Amount	Adj	of Prepaids	be pd by LPI		Specialty	Adj	of Prepaids	be pd by Spec		TMS	Adj	of Prepaids	be pd by TMS
		per g/l	11/1-11/7	(for calculations	(7/30)	LPI	$ Amount	11/1-11/7	(for calculations	(7/30)	Specialty	$ Amount	11/1-11/7	(for calculations	(7/30)	TMS	Total
		10/31 prelim	Additions	only	(if applicable)	Total	10/31 prelim	Additions	only	(if applicable)	Total	10/31 prelim	Additions	only	(if applicable)	Total	$ Amount	Total July
	Inventory, Prepaids & Deposits
24	Prepaid Freelance — Writing	$34,820			$—	$34,820	$17,350		$1,325	$1,325	$16,025	$—			$—	$—	$50,845
24	Prepaid Freelance — Illustrations	$—			$—	$—	$10,974		$650	$650	$10,325	$—			$—	$—	$10,325
24	Prepaid Freelance — Photos	$51,340			$—	$51,340	$127,742		$4,299	$4,299	$123,443	$—			$—	$—	$174,783
24	Prepaid Freelance Photos (obsol rsv)	$—			$—	$—	$(20,000)			$—	$(20,000)	$—			$—	$—	$(20,000)	$204,721	$11,231
																$—

25	Inventory — Paper	$220,655			$—	$220,655	$—				$—	$—				$—	$220,655	$447,214	$(226,559)
25	Inventory — Prodn Supplies (bndin/blwn crds/polybags)	$99,793			$—	$99,793	$37,488			$—	$37,488	$—			$—	$—	$137,281	$113,138	$24,144
38	Inventory — Unzipped Videos — in process	$—				$—	$84,206	$16,000			$100,206					$—	$100,206	$110,100	$(9,894)
37	Prepaid Prodn (complete mags not yet on sale)						$—									$—	$—	$36,671	$(36,671)
																$—

33	Prepaid airfare tickets	$1,991		$—	$—	$1,991	$1,870		$—	$—	$1,870	$653		$300	$—	$653	$4,514	$—
33	Travel Advances	$3,550		$—	$—	$3,550	$—		$—	$—	$—	$300		$—	$—	$300	$3,850	$—
33	Prepaid Business Expense	$75,393		$8,838	$2,062	$73,331	$8,412	$6,000	$9,098	$1,400	$13,012	$18,860		$395	$92	$18,768	$105,111	$225,543	$(22,530)
33	Prepaid Benefits	$62,429	$10,122	$40,947	$9,554	$62,997	$16,377		$11,307	$2,638	$13,738	$26,028		$20,833	$4,861	$21,167	$97,902
33	Prepaid Postage (BRM accts)		$1,250		$1,250	$—	$—	$840		$685	$155	$905			$211	$694	$849		$849
35	Prepaid Order Acquisition	$3,470				$3,470	$3,263				$3,263	$—				$—	$6,733	$37,316	$(30,583)
38	Prepaid Alyson Expenses	$175,927				$175,927	$—				$—	$—				$—	$175,927	$251,407	$(75,480)
																$—
																$—	$—
																$—	$—

44	Deposits	$46,141			$681	$45,460	$62,193			$300	$61,893				$—	$—	$107,354	$124,416	$(17,062)

	Total Inventory, Prepaids & Deposits	$775,509	$11,372	$49,785	$13,548	$773,333	$349,877	$22,840	$26,678	$11,297	$361,419	$46,746	$—	$21,528	$5,164	$41,582	$1,176,335	$1,550,526	$(382,556)

	Deferred Revenue

56	Deferred Revenue — Display Ads	$147,487				$147,487	$67,959				$67,959	$—				$—	$215,446	$249,362	$(33,916)
60	Deferred Revenue — Advocate Marketspace	$22,186				$22,186					$—	$—				$—	$22,186	$17,931	$4,254
61	Deferred Revenue — Out Marketplace	$9,939				$9,939					$—	$—				$—	$9,939	$6,630	$3,309
57	Deferred Revenue — Unz Classifieds					$—	$17,773				$17,773	$—				$—	$17,773	$18,942	$(1,169)
59	Deferred Revenue — Web Memberships					$—	$14,061				$14,061	$—				$—	$14,061	$(6,874)	$20,936
62	Deferred Revenue — Mail Order	$(1,369)				$(1,369)					$—	$—				$—	$(1,369)	$(1,291)	$(78)

	Total Deferred Revenue	$178,243	$—	$—	$—	$178,243	$99,794	$—	$—	$—	$99,794	$—	$—	$—	$—	$—	$278,037	$284,701	$(6,664)

	Total Prepaids Less Deferred	$597,266	$11,372	$49,785	$13,548	$595,090	$250,082	$22,840	$26,678	$11,297	$261,625	$46,746	$—	$21,528	$5,164	$41,582	$898,297	$1,265,825	$(375,892)

	Add payroll for 3 days									3 of 11 wkdys
	Payroll		used 4 day calculation for 11/7-11/10 as basis			$44,237		Last payroll	$45,121	0.272727273	$12,306					$26,762	$83,304
	Vacation expense		used 4 day calculation for 11/7-11/10 as basis			$2,195			Use same % as LPI		$615					$1,096	$3,906
	Tax est			7.50%		$3,482			7.50%		$969				0.08	$2,229	$6,680
	401k matching		40% of total deductions for 4 days			$1,966		Employee portion = 3.9% of payroll			$704					$884	$3,555
	Benefits					$4,095					$1,131					$2,083	$7,309

	Total Payroll/ taxes/401k					$55,975					$15,725					$33,054	$104,754

	Total Prepaids Less Deferred + 3 days payroll					$651,066					$277,350					$74,636	$1,003,051

	Excluded from Prepaids
	Prepaid Insurance	$70,058		$6,726	$1,569	$68,489				$—	$—				$—	$—	$68,489

EXHIBIT E-1
FORM OF LPI CLOSING NOTE

$	San Francisco, California November 8, 2005
     FOR VALUE RECEIVED, the undersigned, PlanetOut Inc. (“PNO”) and Vulcan Acquisition Corp. (“Vulcan”), jointly and severally promise to pay to the order of LPI Media, Inc. (“LPI”), at such place as the holder of this Note may from time to time designate, the principal sum of                                                                                                     Dollars ($                                        )with interest on the unpaid principal balance from time to time outstanding at the rate of ten percent (10%) per annum compounded annually, until paid, commencing on the date hereof, computed on the basis of a 365.25 day year. Interest on this Note shall be due and payable in arrears on the last business day of each of March, June, September and December of each calendar year and on the final maturity date of this Note. Principal under this Note shall be due and payable in equal installments of $                                         on the eighteen (18), twenty-one (21) and twenty-four (24) month anniversaries of the date of this Note. On November 8, 2007, all principal then remaining unpaid and all accrued but unpaid interest shall be payable in full.
     The undersigned agrees that time is of the essence and that in the event payment of principal or interest due under this Note is not made when due, the outstanding principal balance hereof shall immediately bear interest at the rate of three percent (3%) per annum above the interest rate which is otherwise provided herein for so long as such event of default continues.
     All agreements between the undersigned and the holder of this Note are expressly limited so that in no contingency or event whatsoever, whether by reason of the extension of credit reflected hereby, acceleration of maturity of the unpaid principal balance, or otherwise, shall the amount paid or agreed to be paid to the holder hereof for the use or forbearance of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto. If, from any circumstances whatsoever, the performance of any provision of this Note or any instrument securing this Note or any other agreement referred to herein, would cause such limit to be exceeded, then, ipso facto, the obligation to be fulfilled shall be reduced to such limit, and if from any circumstances whatsoever the holder hereof ever receives as interest an amount which would exceed the highest lawful rate, the amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest. This provision shall control every other provision of all agreements between the undersigned and the holder hereof.
     At the option of the holder hereof exercised by written notice to the undersigned, this Note shall become immediately due and payable upon the occurrence at any time of any of the following events of default (each, an “Event of Default”):
     (1) Nonpayment or Nonperformance. (a) Failure to pay when due any payment of principal hereunder, or failure to pay within three (3) days of their due date any interest or expenses due hereunder; or (b) failure in the performance or observance of any of the terms or conditions of any mortgage, deed of trust, security agreement or other agreement securing, guaranteeing or otherwise pertaining to this Note, including but not limited to any Basic Document (as defined below, but excluding the APA, as defined below), after giving effect to any applicable curative period which may be contained therein; or
     (2) Adverse Judgments. The rendering of a final judgment or judgments for payment of money aggregating in excess of $                                        against any party liable hereon, whether as maker, endorser, guarantor, surety or otherwise, and the same is not discharged within a period of thirty (30) days unless, pending further proceedings, execution has not been commenced or if commenced has been effectively stayed; provided, however that, the holder hereof acknowledges and agrees that a judgment shall not be included in the calculation of the foregoing $                                         threshold if such judgment is entered by a court in a nation in which no party liable hereon has assets, unless enforcement of such judgment is subsequently sought in a jurisdiction in which a party liable hereon does have assets and such enforcement action is not dismissed within a period of thirty (30) days; or
     (3) Certain Transfers. Any transfer of property by any party liable hereon, whether as maker, endorser, guarantor, surety or otherwise, under circumstances which would entitle a trustee in bankruptcy or similar fiduciary to avoid such transfer under the Federal Bankruptcy Code, as amended, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing; or
     (4) Default Under Basic Documents. (a) The failure to make any payment of principal, interest or expenses when due or within any applicable grace period under that certain Promissory Note (Escrow), dated November 8, 2005, in the principal amount of                                                                                                      Dollars ($                                        ) made by the undersigned to the order of LPI; that certain Promissory Note dated November 8, 2005 in the amount of                                                                                                     Dollars ($                                        ) made by PNO and SpecPub Acquisition Corp. (“SPAC”) to the order of SpecPub, Inc. (“SPI”); or that certain Promissory Note (Escrow) dated November 8, 2005 in the principal amount of                                                                                                      Dollars ($                                        ) made by PNO and SPAC to the order of SPI (collectively, the “Companion Notes”); or (b) the failure in the performance or observance of any of the terms or conditions of any mortgage, deed of trust, security agreement or other agreement securing, guaranteeing or otherwise pertaining to this Note or any Companion Note (including but not limited to any Basic Document but excluding the APA, as defined below) after giving effect to any applicable curative period which may be contained therein.
     This Note shall automatically become due and payable, without notice or demand and without the need for any action or election by the holder hereof, upon the occurrence at any time of any of the following events of default:
     (1) Inability To Pay Debts. The admission by any party liable hereon, whether as maker, endorser, guarantor, surety or otherwise, of its inability to pay its debts as they mature, or any assignment for the benefit of the creditors of any of the foregoing parties;

2

     (2) Bankruptcy. The commencement of proceedings in bankruptcy or for the reorganization of any party liable hereon, whether as maker, endorser, guarantor, surety or otherwise, under the Federal Bankruptcy Code, as amended, or any party thereof, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing, by any of the foregoing parties, or against any of the foregoing parties, which (in the case only of an involuntary proceeding) shall not be discharged within sixty (60) days of their commencement;
     (3) Appointment of Receiver. The appointment of a receiver, trustee or custodian for any party liable hereon, whether as maker, endorser, guarantor, surety or otherwise, or for any substantial part of the assets of any of the foregoing parties, or the institution of proceedings for the dissolution or the full or partial liquidation of any of the foregoing parties, and such receiver or trustee shall not be discharged within thirty (30) days of his or its appointment, or such proceedings shall not be discharged within thirty (30) days of their commencement, or the discontinuance of the business or the material change in the nature of the business of any foregoing parties;
     (4) Dissolution. The liquidation, termination or dissolution of any party liable hereon, whether as maker, endorser, guarantor, surety or otherwise.
     If this Note or any installment of principal or interest is not paid when due, whether at maturity or by acceleration, the undersigned promises to pay all costs of collection, including without limitation, reasonable attorneys’ fees, and all expenses in connection with the protection or realization of the collateral securing this Note or the enforcement of any guaranty hereof incurred by the holder hereof on account of such collection, whether or not suit is filed hereon or thereon; such costs and expenses shall include, without limitation, all costs, expenses and attorneys’ fees reasonably incurred by the holder hereof in connection with any insolvency, bankruptcy, arrangement or other similar proceedings involving the undersigned, or involving any endorser or guarantor hereof, which in any way affects the exercise by the holder hereof of its rights and remedies under this Note or under any mortgage, deed of trust, security agreement, guaranty or other agreement securing or pertaining to this Note.
     The principal of this Note may be prepaid in whole or in part; provided however that all accrued interest on the amount to be prepaid is also paid at such time, and provided, further, that the amount to be prepaid is not less than $                                        . Such prepayments will be applied to the final payment of principal under this Note or the principal components of the remaining payments under this Note, in the order of maturity.
     No single or partial exercise of any power hereunder or under any mortgage, deed of trust, security agreement or other agreement securing this Note (including but not limited to any Basic Document) shall preclude other or further exercise thereof or the exercise of any other power. The holder hereof shall at all times have the right to proceed against any portion of the security held herefor in any such order and in any such manner as the holder may deem fit, without waiving any rights with respect to any other security. No delay or omission on the part of the holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. The release of any party liable on this Note shall not operate to release any other party liable hereon. The acceptance of any amount due and payable hereunder shall not operate as a waiver with respect to any other amount then owing and unpaid.

3

     Presentment, demand, protest, notices of protest, dishonor and nonpayment of this Note and all notices of every kind are hereby waived by all parties to this Note, whether the undersigned, principal, surety, guarantor or endorser, except as provided herein. To the extent permitted by applicable law, the defense of the statute of limitations is hereby waived by the undersigned.
     Principal and interest evidenced hereby are payable only in lawful money of the United States. The receipt of a check shall not, in itself, constitute payment hereunder unless and until paid in good funds.
     This Note is referred to and arises out of an Asset Purchase Agreement (the “APA”), dated as of November 8, 2005 among the undersigned and inter alia, LPI.
     This Note is secured by a Pledge Agreement dated as of November 8, 2005 among PNO, LPI and SPI. This Note is also secured by a Security Agreement and Accommodation Security Agreement, of even date herewith, among SPAC, LPI and SPI (the “Security Agreement”); an Accommodation Mortgage of Copyright and Security Agreement dated as of November 8, 2005 executed by SPAC in favor of LPI; and an Accommodation Trademark Security Agreement dated as of November 8, 2005 between SPAC and LPI. Certain of the Companion Notes are also secured by a Mortgage of Copyright and Security Agreement dated as of November 8, 2005 executed by SPAC in favor of SPI and a Trademark Security Agreement dated as of November 8, 2005 between SPAC and SPI. Each of the documents referenced in this paragraph, and all other agreements, documents or instruments securing this Note or the Companion Notes are referred to collectively as the “Basic Documents.”
     No reference herein to any Basic Document and no provision of this Note or any of said agreements shall alter or impair the obligation of the undersigned, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed. All amounts of principal and interest under this Note are payable to the holder of this Note without abatement, dispute, reduction, deduction, counterclaim, recoupment, defense or setoff, each of which the undersigned, following consultation with its counsel, expressly and irrevocably waives.
     Whenever any payment on this Note shall be stated to be due on a day which is not a business day, such payment shall be made on the next succeeding business day and such extension of time shall be included in the computation of the payment of interest of this Note.

4

     This Note is to be governed by and construed in accordance with the laws of the State of California except to the extent United States federal law permits the holder to contract for, charge or receive a greater amount of interest. In any action brought under or arising out of this Note, the undersigned hereby consents to the exclusive in personam jurisdiction of any state or federal court sitting in Los Angeles, California, waives any claim or defense that such forum is not convenient or proper, and consents to service of process by any means authorized by California law. This Note may not be assigned or transferred: (i) by the undersigned without the consent of the holder hereof; or (ii) by the holder hereof, except by bequest or intestacy or to a Stockholder (as defined in the APA), a Seller Group Affiliate (as defined in the APA), a family
[signatures on following page]

5

member of any Stockholder (including a registered or unregistered domestic partner and the members of such person’s family), or a trust or similar structure established for tax or estate planning purposes or with the consent of the undersigned.

PlanetOut Inc.,
a Delaware corporation

By:

Its:

Vulcan Acquisition Corp.,
a Delaware corporation

By:

Its:

6

EXHIBIT E-1
(Continued)
FORM OF LPI ESCROW NOTE

$	San Francisco, California November 8, 2005
     FOR VALUE RECEIVED, the undersigned, PlanetOut Inc. (“PNO”) and Vulcan Acquisition Corp. (“Vulcan”) jointly and severally promise to pay to the order of LPI Media, Inc. (“LPI”) at such place as the holder of this Note may from time to time designate, the principal sum of                                                                                                      Dollars ($                                        ) with interest on the unpaid principal balance from time to time outstanding at the rate of ten percent (10%) per annum compounded annually, until paid, commencing on the date hereof, computed on the basis of a 365.25 day year. Interest on this Note shall be due and payable in arrears on the last business day of each of March, June, September and December of each calendar year and on the final maturity date of this Note. Principal under this Note shall be due and payable in equal installments of $                                         on the eighteen (18), twenty-one (21) and twenty-four (24) month anniversaries of the date of this Note. On November 8, 2007, all principal then remaining unpaid and all accrued but unpaid interest shall be payable in full.
     The undersigned agrees that time is of the essence and that in the event payment of principal or interest due under this Note is not made when due, the outstanding principal balance hereof shall immediately bear interest at the rate of three percent (3%) per annum above the interest rate which is otherwise provided herein for so long as such event of default continues.
     All agreements between the undersigned and the holder of this Note are expressly limited so that in no contingency or event whatsoever, whether by reason of the extension of credit reflected hereby, acceleration of maturity of the unpaid principal balance, or otherwise, shall the amount paid or agreed to be paid to the holder hereof for the use or forbearance of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto. If, from any circumstances whatsoever, the performance of any provision of this Note or any instrument securing this Note or any other agreement referred to herein, would cause such limit to be exceeded, then, ipso facto, the obligation to be fulfilled shall be reduced to such limit, and if from any circumstances whatsoever the holder hereof ever receives as interest an amount which would exceed the highest lawful rate, the amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest. This provision shall control every other provision of all agreements between the undersigned and the holder hereof.
     At the option of the holder hereof exercised by written notice to the undersigned, this Note shall become immediately due and payable upon the occurrence at any time of any of the following events of default (each, an “Event of Default”):
     (1) Nonpayment or Nonperformance. (a) Failure to pay when due any payment of principal hereunder, or failure to pay within three (3) days of their due date any interest or expenses due hereunder; or (b) failure in the performance or observance of any of the terms or conditions of any mortgage, deed of trust, security agreement or other agreement securing, guaranteeing or otherwise pertaining to this Note, including but not limited to any Basic Document (as defined below, but excluding the APA, as defined below), after giving effect to any applicable curative period which may be contained therein; or
     (2) Adverse Judgments. The rendering of a final judgment or judgments for payment of money aggregating in excess of $                                         against any party liable hereon, whether as maker, endorser, guarantor, surety or otherwise, and the same is not discharged within a period of thirty (30) days unless, pending further proceedings, execution has not been commenced or if commenced has been effectively stayed; provided, however that, the holder hereof acknowledges and agrees that a judgment shall not be included in the calculation of the foregoing $                                         threshold if such judgment is entered by a court in a nation in which no party liable hereon has assets, unless enforcement of such judgment is subsequently sought in a jurisdiction in which a party liable hereon does have assets and such enforcement action is not dismissed within a period of thirty (30) days; or
     (3) Certain Transfers. Any transfer of property by any party liable hereon, whether as maker, endorser, guarantor, surety or otherwise, under circumstances which would entitle a trustee in bankruptcy or similar fiduciary to avoid such transfer under the Federal Bankruptcy Code, as amended, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing; or
     (4) Default Under Basic Documents. (a) The failure to make any payment of principal, interest or expenses when due or within any applicable grace period under that certain Promissory Note, dated November 8, 2005, in the principal amount of                                                                                  Dollars ($                                        ) made by the undersigned to the order of LPI; that certain Promissory Note dated November 8, 2005 in the principal amount of                                                                                                      Dollars ($                                        ) made by PNO and SpecPub Acquisition Corp. (“SPAC”) to the order of SpecPub, Inc. (“SPI”); or that certain Promissory Note (Escrow) dated November 8, 2005 in the principal amount of                                                                                                      Dollars ($                                        ) made by PNO and SPAC to the order of SPI (collectively, the “Companion Notes”); or (b) the failure in the performance or observance of any of the terms or conditions of any mortgage, deed of trust, security agreement or other agreement securing, guaranteeing or otherwise pertaining to this Note or any Companion Note (including but not limited to any Basic Document but excluding the APA, as defined below) after giving effect to any applicable curative period which may be contained therein.
     This Note shall automatically become due and payable, without notice or demand and without the need for any action or election by the holder hereof, upon the occurrence at any time of any of the following events of default:
     (1) Inability To Pay Debts. The admission by any party liable hereon, whether as maker, endorser, guarantor, surety or otherwise, of its inability to pay its debts as they mature, or any assignment for the benefit of the creditors of any of the foregoing parties;

2

     (2) Bankruptcy. The commencement of proceedings in bankruptcy or for the reorganization of any party liable hereon, whether as maker, endorser, guarantor, surety or otherwise, under the Federal Bankruptcy Code, as amended, or any party thereof, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing, by any of the foregoing parties, or against any of the foregoing parties, which (in the case only of an involuntary proceeding) shall not be discharged within sixty (60) days of their commencement;
     (3) Appointment of Receiver. The appointment of a receiver, trustee or custodian for any party liable hereon, whether as maker, endorser, guarantor, surety or otherwise, or for any substantial part of the assets of any of the foregoing parties, or the institution of proceedings for the dissolution or the full or partial liquidation of any of the foregoing parties, and such receiver or trustee shall not be discharged within thirty (30) days of his or its appointment, or such proceedings shall not be discharged within thirty (30) days of their commencement, or the discontinuance of the business or the material change in the nature of the business of any foregoing parties;
     (4) Dissolution. The liquidation, termination or dissolution of any party liable hereon, whether as maker, endorser, guarantor, surety or otherwise.
     If this Note or any installment of principal or interest is not paid when due, whether at maturity or by acceleration, the undersigned promises to pay all costs of collection, including without limitation, reasonable attorneys’ fees, and all expenses in connection with the protection or realization of the collateral securing this Note or the enforcement of any guaranty hereof incurred by the holder hereof on account of such collection, whether or not suit is filed hereon or thereon; such costs and expenses shall include, without limitation, all costs, expenses and attorneys’ fees reasonably incurred by the holder hereof in connection with any insolvency, bankruptcy, arrangement or other similar proceedings involving the undersigned, or involving any endorser or guarantor hereof, which in any way affects the exercise by the holder hereof of its rights and remedies under this Note or under any mortgage, deed of trust, security agreement, guaranty or other agreement securing or pertaining to this Note.
     The principal of this Note may be prepaid in whole or in part; provided however that all accrued interest on the amount to be prepaid is also paid at such time, and provided, further, that the amount to be prepaid is not less than $                                        . Such prepayments will be applied to the final payment of principal under this Note or the principal components of the remaining payments under this Note, in the order of maturity.
     No single or partial exercise of any power hereunder or under any mortgage, deed of trust, security agreement or other agreement securing this Note (including but not limited to any Basic Document) shall preclude other or further exercise thereof or the exercise of any other power. The holder hereof shall at all times have the right to proceed against any portion of the security held herefor in any such order and in any such manner as the holder may deem fit, without waiving any rights with respect to any other security. No delay or omission on the part of the holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. The release of any party liable on this Note shall not operate to release any other party liable hereon. The acceptance of any amount due and payable hereunder shall not operate as a waiver with respect to any other amount then owing and unpaid.

3

     Presentment, demand, protest, notices of protest, dishonor and nonpayment of this Note and all notices of every kind are hereby waived by all parties to this Note, whether the undersigned, principal, surety, guarantor or endorser, except as provided herein. To the extent permitted by applicable law, the defense of the statute of limitations is hereby waived by the undersigned.
     Principal and interest evidenced hereby are payable only in lawful money of the United States. The receipt of a check shall not, in itself, constitute payment hereunder unless and until paid in good funds.
     This Note is referred to and arises out of an Asset Purchase Agreement (the “APA”), dated as of November 8, 2005 among the undersigned and inter alia, LPI.
     This Note is secured by a Pledge Agreement dated as of November 8, 2005 among PNO, LPI and SPI. This Note is also secured by a Security Agreement and Accommodation Security Agreement, of even date herewith, among SPAC, LPI and SPI (the “Security Agreement”); an Accommodation Mortgage of Copyright and Security Agreement dated as of November 8, 2005 executed by SPAC in favor of LPI; and an Accommodation Trademark Security Agreement dated as of November 8, 2005 between SPAC and LPI. Certain of the Companion Notes are also secured by a Mortgage of Copyright and Security Agreement dated as of November 8, 2005 executed by SPAC in favor of SPI and a Trademark Security Agreement dated as of November 8, 2005 between SPAC and SPI. Each of the documents referenced in this paragraph, and all other agreements, documents or instruments securing this Note or the Companion Notes are referred to collectively as the “Basic Documents.”
     No reference herein to any Basic Document and no provision of this Note or any of said agreements shall alter or impair the obligation of the undersigned, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed. All amounts of principal and interest under this Note are payable to the holder of this Note without abatement, dispute, reduction, deduction, counterclaim, recoupment, defense or setoff, each of which the undersigned, following consultation with its counsel, expressly and irrevocably waives.
     Whenever any payment on this Note shall be stated to be due on a day which is not a business day, such payment shall be made on the next succeeding business day and such extension of time shall be included in the computation of the payment of interest of this Note.
     This Note is to be governed by and construed in accordance with the laws of the State of California except to the extent United States federal law permits the holder to contract for, charge or receive a greater amount of interest. In any action brought under or arising out of this Note, the undersigned hereby consents to the exclusive in personam jurisdiction of any state or federal court sitting in Los Angeles, California, waives any claim or defense that such forum is not convenient or proper, and consents to service of process by any means authorized by California law. This Note may not be assigned or transferred: (i) by the undersigned without the

4

consent of the holder hereof; or (ii) by the holder hereof, except by bequest or intestacy or to a Stockholder (as defined in the APA), a Seller Group Affiliate (as defined in the APA), a family
[signatures on following page]

5

member of any Stockholder (including a registered or unregistered domestic partner and the members of such person’s family), or a trust or similar structure established for tax or estate planning purposes or with the consent of the undersigned.

PlanetOut Inc.,
a Delaware corporation

By:

Its:

Vulcan Acquisition Corp.,
a Delaware corporation

By:

Its:

6

EXHIBIT E-2
FORM OF SP CLOSING NOTE

$	San Francisco, California
November 8, 2005
     FOR VALUE RECEIVED, the undersigned, PlanetOut Inc. (“PNO”) and SpecPub Acquisition Corp. (“SPAC”), jointly and severally promise to pay to the order of SpecPub, Inc. (“SPI”) at such place as the holder of this Note may from time to time designate, the principal sum of                                                                                                      Dollars ($                                        ) with interest on the unpaid principal balance from time to time outstanding at the rate of ten percent (10%) per annum compounded annually, until paid, commencing on the date hereof, computed on the basis of a 365.25 day year. Interest on this Note shall be due and payable in arrears on the last business day of each of March, June, September and December of each calendar year and on the final maturity date of this Note. Principal under this Note shall be due and payable in equal installments of $                                         on the eighteen (18), twenty-one (21) and twenty-four (24) month anniversaries of the date of this Note. On November 8, 2007, all principal then remaining unpaid and all accrued but unpaid interest shall be payable in full.
     The undersigned agrees that time is of the essence and that in the event payment of principal or interest due under this Note is not made when due, the outstanding principal balance hereof shall immediately bear interest at the rate of three percent (3%) per annum above the interest rate which is otherwise provided herein for so long as such event of default continues.
     All agreements between the undersigned and the holder of this Note are expressly limited so that in no contingency or event whatsoever, whether by reason of the extension of credit reflected hereby, acceleration of maturity of the unpaid principal balance, or otherwise, shall the amount paid or agreed to be paid to the holder hereof for the use or forbearance of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto. If, from any circumstances whatsoever, the performance of any provision of this Note or any instrument securing this Note or any other agreement referred to herein, would cause such limit to be exceeded, then, ipso facto, the obligation to be fulfilled shall be reduced to such limit, and if from any circumstances whatsoever the holder hereof ever receives as interest an amount which would exceed the highest lawful rate, the amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest. This provision shall control every other provision of all agreements between the undersigned and the holder hereof.
     At the option of the holder hereof exercised by written notice to the undersigned, this Note shall become immediately due and payable upon the occurrence at any time of any of the following events of default (each, an “Event of Default”):
     (1) Nonpayment or Nonperformance. (a) Failure to pay when due any payment of principal hereunder, or failure to pay within three (3) days of their due date any interest or expenses due hereunder; or (b) failure in the performance or observance of any of the terms or conditions of any mortgage, deed of trust, security agreement or other agreement securing, guaranteeing or otherwise pertaining to this Note, including but not limited to any Basic Document (as defined below, but excluding the APA, as defined below), after giving effect to any applicable curative period which may be contained therein; or
     (2) Adverse Judgments. The rendering of a final judgment or judgments for payment of money aggregating in excess of $                                         against any party liable hereon, whether as maker, endorser, guarantor, surety or otherwise, and the same is not discharged within a period of thirty (30) days unless, pending further proceedings, execution has not been commenced or if commenced has been effectively stayed; provided, however that, the holder hereof acknowledges and agrees that a judgment shall not be included in the calculation of the foregoing $                                         threshold if such judgment is entered by a court in a nation in which no party liable hereon has assets, unless enforcement of such judgment is subsequently sought in a jurisdiction in which a party liable hereon does have assets and such enforcement action is not dismissed within a period of thirty (30) days; or
     (3) Certain Transfers. Any transfer of property by any party liable hereon, whether as maker, endorser, guarantor, surety or otherwise, under circumstances which would entitle a trustee in bankruptcy or similar fiduciary to avoid such transfer under the Federal Bankruptcy Code, as amended, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing; or
     (4) Default Under Basic Documents. (a) The failure to make any payment of principal, interest or expenses when due or within any applicable grace period under that certain Promissory Note (Escrow), dated November 8, 2005, in the principal amount of                                                                                                     Dollars ($                                        ) made by the undersigned to the order of SPI, that certain Promissory Note dated November 8, 2005 in the principal amount of                                                                                                      Dollars ($                                        ) made by PNO and Vulcan Acquisition Corp. (“Vulcan”) to the order of LPI Media, Inc. (“LPI”), or that certain Promissory Note (Escrow) dated November 8, 2005 in the amount of                                                                                                      Dollars ($                                        ) made by PNO and Vulcan to the order of LPI (collectively, the “Companion Notes”); or (b) the failure in the performance or observance of any of the terms or conditions of any mortgage, deed of trust, security agreement or other agreement securing, guaranteeing or otherwise pertaining to this Note or any Companion Note (including but not limited to any Basic Document but excluding the APA, as defined below) after giving effect to any applicable curative period which may be contained therein.
     This Note shall automatically become due and payable, without notice or demand and without the need for any action or election by the holder hereof, upon the occurrence at any time of any of the following events of default:
     (1) Inability To Pay Debts. The admission by any party liable hereon, whether as maker, endorser, guarantor, surety or otherwise, of its inability to pay its debts as they mature, or any assignment for the benefit of the creditors of any of the foregoing parties;

2

     (2) Bankruptcy. The commencement of proceedings in bankruptcy or for the reorganization of any party liable hereon, whether as maker, endorser, guarantor, surety or otherwise, under the Federal Bankruptcy Code, as amended, or any party thereof, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing, by any of the foregoing parties, or against any of the foregoing parties, which (in the case only of an involuntary proceeding) shall not be discharged within sixty (60) days of their commencement;
     (3) Appointment of Receiver. The appointment of a receiver, trustee or custodian for any party liable hereon, whether as maker, endorser, guarantor, surety or otherwise, or for any substantial part of the assets of any of the foregoing parties, or the institution of proceedings for the dissolution or the full or partial liquidation of any of the foregoing parties, and such receiver or trustee shall not be discharged within thirty (30) days of his or its appointment, or such proceedings shall not be discharged within thirty (30) days of their commencement, or the discontinuance of the business or the material change in the nature of the business of any foregoing parties;
     (4) Dissolution. The liquidation, termination or dissolution of any party liable hereon, whether as maker, endorser, guarantor, surety or otherwise.
     If this Note or any installment of principal or interest is not paid when due, whether at maturity or by acceleration, the undersigned promises to pay all costs of collection, including without limitation, reasonable attorneys’ fees, and all expenses in connection with the protection or realization of the collateral securing this Note or the enforcement of any guaranty hereof incurred by the holder hereof on account of such collection, whether or not suit is filed hereon or thereon; such costs and expenses shall include, without limitation, all costs, expenses and attorneys’ fees reasonably incurred by the holder hereof in connection with any insolvency, bankruptcy, arrangement or other similar proceedings involving the undersigned, or involving any endorser or guarantor hereof, which in any way affects the exercise by the holder hereof of its rights and remedies under this Note or under any mortgage, deed of trust, security agreement, guaranty or other agreement securing or pertaining to this Note.
     The principal of this Note may be prepaid in whole or in part; provided however that all accrued interest on the amount to be prepaid is also paid at such time, and provided, further, that the amount to be prepaid is not less than $                    . Such prepayments will be applied to the final payment of principal under this Note or the principal components of the remaining payments under this Note, in the order of maturity.
     No single or partial exercise of any power hereunder or under any mortgage, deed of trust, security agreement or other agreement securing this Note (including but not limited to any Basic Document) shall preclude other or further exercise thereof or the exercise of any other power. The holder hereof shall at all times have the right to proceed against any portion of the security held herefor in any such order and in any such manner as the holder may deem fit, without waiving any rights with respect to any other security. No delay or omission on the part of the holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. The release of any party liable on this Note shall not operate to release any other party liable hereon. The acceptance of any amount due and payable hereunder shall not operate as a waiver with respect to any other amount then owing and unpaid.

3

     Presentment, demand, protest, notices of protest, dishonor and nonpayment of this Note and all notices of every kind are hereby waived by all parties to this Note, whether the undersigned, principal, surety, guarantor or endorser, except as provided herein. To the extent permitted by applicable law, the defense of the statute of limitations is hereby waived by the undersigned.
     Principal and interest evidenced hereby are payable only in lawful money of the United States. The receipt of a check shall not, in itself, constitute payment hereunder unless and until paid in good funds.
     This Note is referred to and arises out of an Asset Purchase Agreement (the “APA”), dated as of November 8, 2005 among the undersigned and inter alia, SPI.
     This Note is secured by a Pledge Agreement dated as of November 8, 2005 among PNO, LPI and SPI. This Note is also secured by a Security Agreement and Accommodation Security Agreement, of even date herewith, among SPAC, LPI and SPI (the “Security Agreement”); a Mortgage of Copyright and Security Agreement dated as of November 8, 2005 executed by SPAC in favor of SPI; and a Trademark Security Agreement dated as of November 8, 2005 between SPAC and SPI. Certain of the Companion Notes are also secured by an Accommodation Mortgage of Copyright and Security Agreement dated as of November 8, 2005 executed by SPAC in favor of LPI and an Accommodation Trademark Security Agreement dated as of November 8, 2005 between SPAC and LPI. Each of the documents referenced in this paragraph, and all other agreements, documents or instruments securing this Note or the Companion Notes are referred to collectively as the “Basic Documents.”
     No reference herein to any Basic Document and no provision of this Note or any of said agreements shall alter or impair the obligation of the undersigned, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed. All amounts of principal and interest under this Note are payable to the holder of this Note without abatement, dispute, reduction, deduction, counterclaim, recoupment, defense or setoff, each of which the undersigned, following consultation with its counsel, expressly and irrevocably waives.
     Whenever any payment on this Note shall be stated to be due on a day which is not a business day, such payment shall be made on the next succeeding business day and such extension of time shall be included in the computation of the payment of interest of this Note.
     This Note is to be governed by and construed in accordance with the laws of the State of California except to the extent United States federal law permits the holder to contract for, charge or receive a greater amount of interest. In any action brought under or arising out of this Note, the undersigned hereby consents to the exclusive in personam jurisdiction of any state or federal court sitting in Los Angeles, California, waives any claim or defense that such forum is not convenient or proper, and consents to service of process by any means authorized by California law. This Note may not be assigned or transferred: (i) by the undersigned without the

4

consent of the holder hereof; or (ii) by the holder hereof, except by bequest or intestacy or to a Stockholder (as defined in the APA), a Seller Group Affiliate (as defined in the APA), a family
[signatures on following page]

5

member of any Stockholder (including a registered or unregistered domestic partner and the members of such person’s family), or a trust or similar structure established for tax or estate planning purposes or with the consent of the undersigned.

PlanetOut Inc.,
a Delaware corporation

By:
Its:

SpecPub Acquisition Corp.,
a Delaware corporation

By:
Its:

6

EXHIBIT E-2
(Continued)
FORM OF SP ESCROW NOTE

$	San Francisco, California
November 8, 2005
     FOR VALUE RECEIVED, the undersigned, PlanetOut Inc. (“PNO”) and SpecPub Acquisition Corp. (“SPAC”), jointly and severally promise to pay to the order of SpecPub, Inc. (“SPI”) at such place as the holder of this Note may from time to time designate, the principal sum of                                                                                                      Dollars ($                                        ) with interest on the unpaid principal balance from time to time outstanding at the rate of ten percent (10%) per annum compounded annually, until paid, commencing on the date hereof, computed on the basis of a 365.25 day year. Interest on this Note shall be due and payable in arrears on the last business day of each of March, June, September and December of each calendar year and on the final maturity date of this Note. Principal under this Note shall be due and payable in equal installments of $                                         on the eighteen (18), twenty-one (21) and twenty-four (24) month anniversaries of the date of this Note. On November 8, 2007, all principal then remaining unpaid and all accrued but unpaid interest shall be payable in full.
     The undersigned agrees that time is of the essence and that in the event payment of principal or interest due under this Note is not made when due, the outstanding principal balance hereof shall immediately bear interest at the rate of three percent (3%) per annum above the interest rate which is otherwise provided herein for so long as such event of default continues.
     All agreements between the undersigned and the holder of this Note are expressly limited so that in no contingency or event whatsoever, whether by reason of the extension of credit reflected hereby, acceleration of maturity of the unpaid principal balance, or otherwise, shall the amount paid or agreed to be paid to the holder hereof for the use or forbearance of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto. If, from any circumstances whatsoever, the performance of any provision of this Note or any instrument securing this Note or any other agreement referred to herein, would cause such limit to be exceeded, then, ipso facto, the obligation to be fulfilled shall be reduced to such limit, and if from any circumstances whatsoever the holder hereof ever receives as interest an amount which would exceed the highest lawful rate, the amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest. This provision shall control every other provision of all agreements between the undersigned and the holder hereof.
     At the option of the holder hereof exercised by written notice to the undersigned, this Note shall become immediately due and payable upon the occurrence at any time of any of the following events of default (each, an “Event of Default”):

     (1) Nonpayment or Nonperformance. (a) Failure to pay when due any payment of principal hereunder, or failure to pay within three (3) days of their due date any interest or expenses due hereunder; or (b) failure in the performance or observance of any of the terms or conditions of any mortgage, deed of trust, security agreement or other agreement securing, guaranteeing or otherwise pertaining to this Note, including but not limited to any Basic Document (as defined below, but excluding the APA, as defined below), after giving effect to any applicable curative period which may be contained therein; or
     (2) Adverse Judgments. The rendering of a final judgment or judgments for payment of money aggregating in excess of $                                         against any party liable hereon, whether as maker, endorser, guarantor, surety or otherwise, and the same is not discharged within a period of thirty (30) days unless, pending further proceedings, execution has not been commenced or if commenced has been effectively stayed; provided, however that, the holder hereof acknowledges and agrees that a judgment shall not be included in the calculation of the foregoing $                                         threshold if such judgment is entered by a court in a nation in which no party liable hereon has assets, unless enforcement of such judgment is subsequently sought in a jurisdiction in which a party liable hereon does have assets and such enforcement action is not dismissed within a period of thirty (30) days; or
     (3) Certain Transfers. Any transfer of property by any party liable hereon, whether as maker, endorser, guarantor, surety or otherwise, under circumstances which would entitle a trustee in bankruptcy or similar fiduciary to avoid such transfer under the Federal Bankruptcy Code, as amended, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing; or
     (4) Default Under Basic Documents. (a) The failure to make any payment of principal, interest or expenses when due or within any applicable grace period under that certain Promissory Note, dated November 8, 2005, in the principal amount of                                          Dollars ($                    ) made by the undersigned to the order of SPI, that certain Promissory Note dated November 8, 2005 in the principal amount of                                                                                                      Dollars ($                                        ) made by PNO and Vulcan Acquisition Corp. (“Vulcan”) to the order of LPI Media, Inc. (“LPI”), or that certain Promissory Note (Escrow) dated November 8, 2005 in the principal amount of                                                                                                      Dollars ($                                        ) made by PNO and Vulcan to the order of LPI (collectively, the “Companion Notes”); or (b) the failure in the performance or observance of any of the terms or conditions of any mortgage, deed of trust, security agreement or other agreement securing, guaranteeing or otherwise pertaining to this Note or any Companion Note (including but not limited to any Basic Document but excluding the APA, as defined below) after giving effect to any applicable curative period which may be contained therein.
     This Note shall automatically become due and payable, without notice or demand and without the need for any action or election by the holder hereof, upon the occurrence at any time of any of the following events of default:

2

     (1) Inability To Pay Debts. The admission by any party liable hereon, whether as maker, endorser, guarantor, surety or otherwise, of its inability to pay its debts as they mature, or any assignment for the benefit of the creditors of any of the foregoing parties;
     (2) Bankruptcy. The commencement of proceedings in bankruptcy or for the reorganization of any party liable hereon, whether as maker, endorser, guarantor, surety or otherwise, under the Federal Bankruptcy Code, as amended, or any party thereof, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing, by any of the foregoing parties, or against any of the foregoing parties, which (in the case only of an involuntary proceeding) shall not be discharged within sixty (60) days of their commencement;
     (3) Appointment of Receiver. The appointment of a receiver, trustee or custodian for any party liable hereon, whether as maker, endorser, guarantor, surety or otherwise, or for any substantial part of the assets of any of the foregoing parties, or the institution of proceedings for the dissolution or the full or partial liquidation of any of the foregoing parties, and such receiver or trustee shall not be discharged within thirty (30) days of his or its appointment, or such proceedings shall not be discharged within thirty (30) days of their commencement, or the discontinuance of the business or the material change in the nature of the business of any foregoing parties;
     (4) Dissolution. The liquidation, termination or dissolution of any party liable hereon, whether as maker, endorser, guarantor, surety or otherwise.
     If this Note or any installment of principal or interest is not paid when due, whether at maturity or by acceleration, the undersigned promises to pay all costs of collection, including without limitation, reasonable attorneys’ fees, and all expenses in connection with the protection or realization of the collateral securing this Note or the enforcement of any guaranty hereof incurred by the holder hereof on account of such collection, whether or not suit is filed hereon or thereon; such costs and expenses shall include, without limitation, all costs, expenses and attorneys’ fees reasonably incurred by the holder hereof in connection with any insolvency, bankruptcy, arrangement or other similar proceedings involving the undersigned, or involving any endorser or guarantor hereof, which in any way affects the exercise by the holder hereof of its rights and remedies under this Note or under any mortgage, deed of trust, security agreement, guaranty or other agreement securing or pertaining to this Note.
     The principal of this Note may be prepaid in whole or in part; provided however that all accrued interest on the amount to be prepaid is also paid at such time, and provided, further, that the amount to be prepaid is not less than $                    . Such prepayments will be applied to the final payment of principal under this Note or the principal components of the remaining payments under this Note, in the order of maturity.
     No single or partial exercise of any power hereunder or under any mortgage, deed of trust, security agreement or other agreement securing this Note (including but not limited to any Basic Document) shall preclude other or further exercise thereof or the exercise of any other power. The holder hereof shall at all times have the right to proceed against any portion of the security held herefor in any such order and in any such manner as the holder may deem fit, without waiving any rights with respect to any other security. No delay or omission on the part

3

of the holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. The release of any party liable on this Note shall not operate to release any other party liable hereon. The acceptance of any amount due and payable hereunder shall not operate as a waiver with respect to any other amount then owing and unpaid.
     Presentment, demand, protest, notices of protest, dishonor and nonpayment of this Note and all notices of every kind are hereby waived by all parties to this Note, whether the undersigned, principal, surety, guarantor or endorser, except as provided herein. To the extent permitted by applicable law, the defense of the statute of limitations is hereby waived by the undersigned.
     Principal and interest evidenced hereby are payable only in lawful money of the United States. The receipt of a check shall not, in itself, constitute payment hereunder unless and until paid in good funds.
     This Note is referred to and arises out of an Asset Purchase Agreement (the “APA”), dated as of November 8, 2005 among the undersigned and inter alia, SPI.
     This Note is secured by a Pledge Agreement dated as of November 8, 2005 among PNO, LPI and SPI. This Note is also secured by a Security Agreement and Accommodation Security Agreement, of even date herewith, among SPAC, LPI and SPI (the “Security Agreement”); a Mortgage of Copyright and Security Agreement dated as of November 8, 2005 executed by SPAC in favor of SPI; and a Trademark Security Agreement dated as of November 8, 2005 between SPAC and SPI. Certain of the Companion Notes are also secured by an Accommodation Mortgage of Copyright and Security Agreement dated as of November 8, 2005 executed by SPAC in favor of LPI and an Accommodation Trademark Security Agreement dated as of November 8, 2005 between SPAC and LPI. Each of the documents referenced in this paragraph, and all other agreements, documents or instruments securing this Note or the Companion Notes are referred to collectively as the “Basic Documents.”
     No reference herein to any Basic Document and no provision of this Note or any of said agreements shall alter or impair the obligation of the undersigned, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed. All amounts of principal and interest under this Note are payable to the holder of this Note without abatement, dispute, reduction, deduction, counterclaim, recoupment, defense or setoff, each of which the undersigned, following consultation with its counsel, expressly and irrevocably waives.
     Whenever any payment on this Note shall be stated to be due on a day which is not a business day, such payment shall be made on the next succeeding business day and such extension of time shall be included in the computation of the payment of interest of this Note.
     This Note is to be governed by and construed in accordance with the laws of the State of California except to the extent United States federal law permits the holder to contract for, charge or receive a greater amount of interest. In any action brought under or arising out of this Note, the undersigned hereby consents to the exclusive in personam jurisdiction of any state or federal court sitting in Los Angeles, California, waives any claim or defense that such forum is

4

not convenient or proper, and consents to service of process by any means authorized by California law. This Note may not be assigned or transferred: (i) by the undersigned without

5

the consent of the holder hereof; or (ii) by the holder hereof, except by bequest or intestacy or to a Stockholder (as defined in the APA), a Seller Group Affiliate (as defined in the APA), a family
[signatures on following page]

6

member of any Stockholder (including a registered or unregistered domestic partner and the members of such person’s family), or a trust or similar structure established for tax or estate planning purposes or with the consent of the undersigned.

PlanetOut Inc.,
a Delaware corporation

By:
Its:

SpecPub Acquisition Corp.,
a Delaware corporation

By:
Its:

7

EXHIBIT F
ESCROW AGREEMENT
          This Escrow Agreement (this “Agreement”) is made and entered into as of November 8, 2005, by and among PlanetOut Inc., a Delaware corporation (“Parent”), LPI Media Inc., a Delaware corporation (“Agent”) and Wells Fargo Bank Minnesota, National Association, a national banking association principally located in Minneapolis, Minnesota (“Escrow Agent”).
Recitals
          Whereas, Parent and Agent are parties to that certain Asset Purchase Agreement, dated of even date herewith (the “Purchase Agreement”), which provides for the sale of substantially all of the assets of the Seller Group (as such term is defined in the Purchase Agreement) to the Buyer Group (as such term is defined in the Purchase Agreement) and the assumption of certain liabilities of the Seller Group by the Buyer Group on the terms set forth in this Agreement;
          Whereas, the Purchase Agreement contemplates the establishment of an escrow account (the “Escrow Account”) to partially secure the indemnification rights of the several Buyer Group Indemnitees (as such term is defined in the Purchase Agreement);
          Whereas, Parent has agreed to deposit or cause to be deposited into the Escrow Account on the date hereof: (a) a promissory note in the principal amount of $3,188,661 payable to Agent; and (b) a promissory note in the principal amount of $1,461,339 payable to SpecPub, Inc., a Delaware corporation (“SP”) (collectively, the “Escrow Notes”);
          Whereas, this Agreement, together with the Purchase Agreement, shall govern the terms upon which Escrow Agent may distribute the property held in the Escrow Account (the “Escrow Property”), whether in the form of the Escrow Notes or cash which Parent may deposit into the Escrow Account from time to time at its sole discretion in the form of voluntary prepayments against the principal owing under the Escrow Notes (such cash, if any, together with any investment proceeds thereon, the “Escrow Cash”), to Agent for the benefit of the Seller Group Indemnitees (as such term is defined in the Purchase Agreement) or to Parent.
Agreement
          Now, Therefore, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
          1. Appointment of Escrow Agent. Escrow Agent is hereby appointed escrow agent in accordance with the instructions set forth herein.
          2. Delivery of Escrow Property. Upon execution hereof, Parent shall deliver or cause to be delivered to the Escrow Agent the Escrow Notes to be deposited into the Escrow Account.
          3. Claim Certificates. If Parent (or any other Buyer Group Indemnitee under the Purchase Agreement) is entitled to be indemnified under the Purchase Agreement from time to time on or prior to 5:00 p.m. (California time) on the 18-month anniversary of the date hereof (the “Escrow Term”), or if Parent is entitled to a payment under the terms Section 1.3 of the Purchase Agreement relating to the Reimbursement Amount (as defined in the Purchase Agreement), Parent may make a claim (a “Claim”) to the Escrow Property. To make a Claim, Parent shall deliver to Escrow Agent a certificate (a “Claim Certificate”) signed by the chief executive officer or the chief financial officer of the Parent stating:
               (a) that the Buyer Group Indemnitees (or any one of them) is entitled to be indemnified under the Purchase Agreement or entitled to be paid under Section 1.3 of the Purchase Agreement, or reasonably expects to have a claim therefor;
               (b) the reasons therefor, set forth in reasonable detail;
               (c) the amount of the Claim being asserted by Parent, as reasonably estimated by Parent; and
               (d) that Parent has delivered a copy of such Claim Certificate to Agent and the date on which such copy was delivered.
          4. Disputed Claims. Agent may dispute any Claim, in whole or in part, by delivering to Escrow Agent a notice (a “Dispute Notice”) within 20 days of receipt of the claim notice (the “Dispute Period”) stating:
               (a) that Agent disputes such Claim;
               (b) the reasons therefor, set forth in reasonable detail;
               (c) that Agent has delivered a copy of such Dispute Notice to Parent and the date on which such copy was delivered; and
               (d) the portion of the Claim set forth in the Claim Certificate, if any, which is not disputed.
A Claim against which a Dispute Notice has been delivered by Agent within the relevant Dispute Period shall be referred to herein as a “Disputed Claim.” If Agent fails to deliver a Dispute Notice with respect to any such Claim within the relevant Dispute Period, the Claim shall be deemed and treated for all purposes hereunder as a Disputed Claim.
          5. Payment of Undisputed Claims.
               (a) If Escrow Agent receives from Agent written notice of consent or agreement to all or part of a Claim, Escrow Agent shall promptly pay to Parent from the Escrow Property an amount equal to the amount of such Claim as to which Agent has consented or agreed as specified in such notice from Agent (if any), as follows:
                    (1) if Parent so elects, all or any portion of such Claim may be settled with Escrow Cash (to the extent that sufficient Escrow Cash exists in the Escrow Account therefor); and
                    (2) the balance of such Claim (if any), shall be settled by cancellation of a corresponding portion of the indebtedness on the Escrow Notes (which shall be effected by Escrow Agent delivering Escrow Notes to Parent with a principal amount at least equal to the amount of such Claim, and Parent returning to the Escrow Agent a replacement Note for the balance).
          6. Payment of Other Claims. Escrow Agent shall not make any distribution of Escrow Property to Parent with respect to any pending Claim or Disputed Claim made by Parent hereunder until:

               (a) either Escrow Agent receives the written consent or agreement of Agent with respect to such distribution; or
               (b) there is a final, non-appealable decision with respect to a Disputed Claim by a court of law with jurisdiction over such Disputed Claim,
In which case of (a) or (b) the distribution shall be made in accordance with such consent or agreement as specified in clause (a) or in accordance with the decision as specified in clause (b).
          7. Investment of Escrow Cash. All Escrow Cash received by Escrow Agent shall be credited by Escrow Agent and recorded in the Escrow Fund. Escrow Agent shall be permitted, and is hereby authorized to deposit, transfer, hold and invest all Escrow Cash in the 100% Treasury Money Market Fund, Service Class Shares (the “Wells Fargo Advantage Fund”). The Escrow Agent may also invest the Escrow Cash in alternative investments in accordance with joint written instructions executed and delivered to Escrow Agent by both Parent and Agent. Any investment earnings on the Escrow Cash shall become part of the Escrow Property and shall be disbursed in accordance with Sections 5, 6 and 9 hereof.
     Escrow Agent shall be entitled to sell or redeem any such investments as necessary to make any payments or distributions required under this Agreement. Escrow Agent shall have no responsibility or liability for any loss which may result from any investment made pursuant to this Agreement, or for any loss resulting from the sale of such investment. The parties hereto acknowledge that Escrow Agent is not providing investment supervision, recommendations or advice.
     Investments in the Wells Fargo Advantage Funds are not obligations of, or endorsed or guaranteed by, Escrow Agent or its affiliates and are not insured by the Federal Deposit Insurance Corporation. Escrow Agent and its affiliates provide various services for the Wells Fargo Advantage Funds and are paid fees for such services. Proceeds of the sale of investments will be delivered on the business day on which the appropriate instructions are received by Escrow Agent if received prior to the deadline for same day sale of such permitted investments. If such instructions are received after the applicable deadline, proceeds will be delivered on the next succeeding business day.
     Investments of Escrow Cash will be made promptly following the availability of such funds to Escrow Agent taking into consideration the regulations and requirements (including investment cut-off times) of the Federal Reserve wire system, any investment provider and Escrow Agent.
          8. Income Tax Allocation and Reporting.
               (a) Tax Allocation and Reporting. The parties agree that, for tax reporting purposes: (1) all interest on the Escrow Notes shall be reported as having been earned by Agent or SpecPub, Inc. (“SP”) in their respective capacities as payees under such Escrow Notes; and (2) all interest or other income from investment of the Escrow Cash shall be reported as having been earned by Agent or SP, in each case (1) and (2) as of the end of each calendar year and to the extent required by the Internal Revenue Service, whether or not income was disbursed during a particular year. The parties further acknowledge and agree that any payments of accrued interest on the Escrow Notes shall not be deposited into the Escrow Account but shall instead be paid directly to Agent or SP in their respective capacities as payees under such Escrow Notes.
               (b) Certification of Tax Identification Number. At the Closing (as such term is defined in the Purchase Agreement) Agent shall provide Escrow Agent with certified tax identification numbers of Agent and SP, by furnishing appropriate Forms W-9 or W-8 and such other forms and documents that Escrow Agent may request. Agent understands that if such tax reporting documentation is not provided and certified to Escrow Agent, Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the investment of monies or other property held by Escrow Agent pursuant to this Agreement.
               (c) Tax Liability of Escrow Agent. To the extent that Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of the Escrow Property, Escrow Agent shall satisfy such liability to the extent possible from the Escrow Property. Parent and Agent agree, jointly and severally, to indemnify, defend and hold Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against Escrow Agent on or with respect to the Escrow Property and the investment thereof unless any such tax, late payment, interest, penalty or other expense was caused by the gross negligence or willful misconduct of Escrow Agent. The indemnification provided by this Section 8(c) is in addition to the indemnification provided in Section 11(a) and shall survive the resignation or removal of Escrow Agent and the termination of this Agreement.
          9. Termination of Escrow. Upon the expiration of the Escrow Term, all of the Escrow Property held by Escrow Agent pursuant to the terms of this Agreement, less a reasonable reserve to cover Disputed Claims, shall be released by Escrow Agent to Agent in accordance with joint written instructions signed by Parent and Agent. Upon (i) expiration of the Escrow Term absent any Claim or (ii) thereafter, if any Claim remains outstanding, mutually agreed resolution thereof by Parent and Agent or a final, non-appealable decision with respect to a Disputed Claim by a court of law with jurisdiction over such Disputed Claim, this Agreement and the Escrow Account created hereunder shall terminate, and all remaining Escrow Property held by Escrow Agent shall be released by Escrow Agent to the Agent.
          10. Duties of Escrow Agent.
               (a) Standard of Care. Escrow Agent shall be obligated only to perform the duties specifically set forth in this Agreement, which shall be deemed purely ministerial in nature, and shall under no circumstances be deemed to be a fiduciary to Parent, Agent or any other person. Parent and Agent agree that Escrow Agent shall not assume any responsibility for the failure of Parent or Agent to perform in accordance with this Agreement. This Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of Escrow Agent shall be inferred from the terms of this Agreement or any other agreement. In no event shall Escrow Agent be liable, directly or indirectly, for any (i) damages or expenses arising out of the services provided hereunder, other than damages which result from Escrow Agent’s gross negligence or willful misconduct, or (ii) special or consequential damages, even if Escrow Agent has been advised of the possibility of such damages.
               (b) Attorneys and Agents. Escrow Agent shall have the right, but not the obligation, to consult with counsel or other such professionals of choice and shall not be liable for action taken or omitted to be taken by Escrow Agent in accordance with the advice of such counsel or other such professionals. Escrow Agent may perform its duties through its agents, attorneys, custodians or nominees.
               (c) Reliance. Escrow Agent shall be protected in acting or refraining from acting upon any notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons. Concurrently with the execution of this Agreement, Parent and Agent, respectively, shall deliver to Escrow Agent an authorized signatory form in the forms attached hereto as Exhibit A-1 and Exhibit A-2.

               (d) Right Not Duty Undertaken. The permissive right of Escrow Agent to do things described in this Agreement shall not be construed as duties.
               (e) No Financial Obligation. No provision of this Agreement shall require Escrow Agent to risk or advance its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of its rights under this Agreement.
               (f) No Liability for Directions. Escrow Agent will not be liable for any action taken or not taken by it in accordance with joint written instructions executed and delivered to Escrow Agent by Parent and Agent.
          11. Provisions Concerning the Escrow Agent.
               (a) Indemnification. Parent and Agent, jointly and severally, hereby agree to indemnify and hold harmless Escrow Agent from and against any and all loss, liability, cost, damage and expense (including, without limitation, reasonable attorney’s fees), which Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against Escrow Agent arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates unless such losses, liabilities, costs damages and expenses shall have been finally adjudicated to have resulted from the willful misconduct or gross negligence of Escrow Agent. Escrow Agent may consult counsel of its choice with respect to any question arising under this Escrow Agreement, and Escrow Agent shall not be liable for any action taken or omitted in good faith upon advice of such counsel. The provisions of this Section 11(a) shall survive the resignation or removal of Escrow Agent and the termination of this Agreement.
               (b) Limitation of Liability. Escrow Agent shall not be liable for any act or omission while acting in good faith. Any act or omission by Escrow Agent pursuant to the advice of its attorneys shall be conclusive evidence of such good faith. Escrow Agent shall not be liable for the alteration, modification or elimination of any right permitted or given under any instructions and/or in any document deposited under this Agreement due to any delay, any statute of limitations or due to any other reason. Escrow Agent shall have no further responsibility or liability whatsoever to Parent and Agent, following a partial or complete distribution of the Escrow Property pursuant to this Agreement. Escrow Agent shall not incur any liability with respect to any act or omission in reliance upon any document, including any written notice or instruction permitted under this Agreement. In performing its obligations hereunder, Escrow Agent shall be entitled to presume, without investigation or inquiry, the due execution, validity, effectiveness and enforceability of all documents it receives and shall be entitled to rely upon the genuineness of the signatures of the signatories of such documents, and also the truth and accuracy of any information contained therein. Escrow Agent assumes no responsibility for the validity or sufficiency of any instrument held as Escrow Property.
               (c) Resignation or Removal of the Escrow Agent. Escrow Agent may resign at any time by furnishing written notice of its resignation to Parent and Agent. Parent and Agent may remove Escrow Agent at any time by furnishing to Escrow Agent joint written notice of Escrow Agent’s removal along with payment of all fees and expenses to which Escrow Agent is entitled through the date of termination. Such resignation or removal, as the case may be, shall be effective on the date specified in such notice and the Escrow Agent’s sole responsibility thereafter shall be to safely keep the Escrow Property and to deliver the same to a successor escrow agent as shall be appointed by Parent and Agent as evidenced by joint written instructions executed and delivered to Escrow Agent by Parent and Agent or in accordance with a court order. If Parent and Agent have failed to appoint a successor prior to the expiration of 30 days following receipt of the notice of resignation or removal, Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto.

               (d) Compensation. Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit B, which compensation shall be paid 50% by Parent and 50% by Agent. The fee agreed upon for the services rendered hereunder is intended as full compensation for Escrow Agent’s services as contemplated by this Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Agreement are not fulfilled, or Escrow Agent renders any material service not contemplated in this Agreement, or there is any assignment of interest in the subject matter of this Agreement, or any material modification hereof, or if any material controversy arises hereunder, or Escrow Agent is made a party to any litigation pertaining to this Agreement or the subject matter hereof, then Escrow Agent shall, upon notice of the happening of any such event to Parent and Agent, be reasonably compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorney’s fees, occasioned by any delay, controversy, litigation or event, and the same shall be recoverable 50% from Parent and 50% from Agent. If fees are not paid within 30 days of the date due, Escrow Agent in its sole discretion may charge interest on its fees at the rate of 5% per annum. Escrow Agent shall have, and is hereby granted, a prior lien upon the Escrow Property, with respect to its unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights, superior to the interests of any other persons or entities and is hereby granted the right to set off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from the Escrow Property.
               (e) Disagreements. If any disagreement or dispute arises between Parent and Agent concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Agreement, Escrow Agent:
                    (1) shall be under no obligation to act, except under process or order of court, or until it has been adequately indemnified and held harmless to its full satisfaction, and shall sustain no liability for its failure to act pending such process, court order or indemnification; and
                    (2) may, in its sole and absolute discretion, interplead that portion of Escrow Property it then holds with any court of competent jurisdiction, and name Parent and Agent as parties in such interpleader action. Upon filing the interpleader action, Escrow Agent shall be relieved of all liability as to the Escrow Property and shall be entitled to recover from Parent and Agent its reasonable attorneys’ fees and other costs incurred in commencing and maintaining such action. In no event shall the institution of such interpleader action impair the rights of Escrow Agent described elsewhere in this Agreement.
          Parent and Agent further agree to pursue any redress or recourse in connection with such a dispute, without making Escrow Agent a party to same.
               (f) Authority. Escrow Agent shall be under no duty or obligation to ascertain the identity, authority, and/or rights of Parent or Agent or their respective agents. Should it be necessary for Escrow Agent to act upon any instructions, directions, documents or instruments issued or signed by or on behalf of any corporation, partnership, fiduciary or individual acting on behalf of another party hereto, it shall not be necessary for Escrow Agent to inquire into such corporation’s, partnership’s, fiduciary’s or individual’s authority. Escrow Agent is also relieved from the necessity of satisfying itself as to the authority of the persons executing this Agreement in a representative capacity on behalf of either Parent or Agent.
               (g) Other Agreements. Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument or document other than this Agreement whether or not a copy and/or original of such agreement is held as Escrow Property, and Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument or document. This Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of Escrow Agent shall be inferred from the terms of this Agreement or any other agreement, instrument or document. All references in this Agreement to any other agreement are for the convenience of Parent and Agent only, and Escrow Agent has no duties or obligations with respect thereto.
               (h) Merger or Consolidation. Any corporation or association into which Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which Escrow Agent is a party, shall be and become the successor Escrow Agent under this Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance any further act.
               (i) Attachment of Escrow Property; Compliance with Legal Orders. In the event that any Escrow Property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to Parent, Agent or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.
          12. Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No other persons shall have any rights under this Agreement. No assignment of the interest of any of the parties hereto shall be binding upon Escrow Agent unless and until written evidence of such assignment in form satisfactory to Escrow Agent shall be filed and accepted by Escrow Agent.
          13. Escheat. Escrow Agent shall have no liability to Parent, Agent or their respective heirs, legal representatives, successors, and assigns, should any or all of the Escrow Property escheat by operation of law.
          14. Notices. All notices (including Dispute Notices), certificates (including Claim Certificates), payment and distributions required or permitted under this Agreement and the transactions contemplated hereby shall be in writing and shall be deemed to have been duly given, made and received: (a) on the date when delivered by hand delivery with receipt acknowledged; (b) on the date when confirmation of receipt of facsimile transmission during normal business hours is received or, if not during normal business hours, then on the next business day; (c) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt; or (d) upon the third day after deposit in the United States mail, registered or certified with postage prepaid, return receipt requested, addressed as set forth below:

If to Parent:	PlanetOut inc.
1355 Sansome Street
San Francisco, CA 94111
Attention: General Counsel
Telephone: (415) 834-6339
Facsimile: (415) 834-6227

with a copy (not constituting notice) to:

Howard Rice Nemerovski Canady
Falk & Rabkin
A Professional Corporation
Three Embarcadero Center, 7th Floor
San Francisco, CA 94111
Attention: Michael J. Sullivan
Telephone: (415) 434-1600
Facsimile: (415) 217-5910

If to Agent:	LPI Media Inc.
c/o James Franklin
146 Crichton Lane
Inverness, IL 60067
Telephone: (847) 922-2176
Facsimile: (312) 266-3363

with a copy (not constituting notice) to:
Loeb & Loeb, LLP
10100 Santa Monica Blvd., Suite 2200
Los Angeles, CA 90067
Attention: Phillip E. Adler; Curtis W. Bajak
Telephone: (310) 282-2000
Facsimile: (310) 282-2200

If to Escrow Agent:	Wells Fargo Bank National Association
Corporate Trust Department
N9303-110
Sixth Street & Marquette Avenue
Minneapolis, MN 55479
Attention: Lynn Lean
Telephone: (612) 316-0528
Facsimile: (612) 667-2160
or to such other address as a party shall designate by written notice to all other parties to this Agreement.
          15. Governing Law. This Agreement shall be construed, performed, and enforced in accordance with, and governed by, the internal laws of the State of California, without giving effect to the principles of conflict of laws thereof.
          16. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto related to the escrow of the Escrow Property.
          17. Amendment. This Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by Parent, Agent and Escrow Agent.
          18. Waivers. The failure on any party to this Agreement at any time or times to require performance of any provision under this Agreement shall in no manner affect the right at a later time to enforce the same performance. A waiver by any party to this Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Agreement.
          19. Headings. Section headings of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Agreement.
          20. Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.
[Signature Pages Follow]

     In Witness Whereof, the parties hereto have caused this Escrow Agreement to be signed the day and year first above written.

Parent:

PlanetOut Inc.
a Delaware corporation

By:
Name:
Title:

Agent:

LPI Media Inc.
a Delaware corporation

By:
Name:
Title:

Escrow Agent:

Wells Fargo Bank Minnesota,
a national banking association

By:
Name:
Title:
SIGNATURE PAGE OF ESCROW AGREEMENT

Exhibit A-1
CERTIFICATE AS TO AUTHORIZED SIGNATURES
Account Name:
Account Number:
The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of PlanetOut Inc. (“Parent”) and are authorized to initiate and approve transactions of all types for the above-mentioned account on behalf of Parent:

Name and Title	Specimen Signature
Lowell R. Selvin
Chairman and Chief Executive Officer	Signature

Jeffrey T. Soukup
Executive Vice President and CFO	Signature
 A-1

Exhibit A-2
CERTIFICATE AS TO AUTHORIZED SIGNATURES
Account Name:
Account Number:
     The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of LPI Media Inc. (“Agent”) and are authorized to initiate and approve transactions of all types for the above-mentioned account on behalf of Agent:

Name and Title	Specimen Signature
James M. Franklin
Chief Executive Officer
Signature

Name

Title	Signature
 A-2

Exhibit B
FEES OF ESCROW AGENT

EXHIBIT G-1
LPI/TMS Assumed Liabilities
1.	Subject to Section 5.1 of the Agreement, any and all Liabilities of LPI and TMS arising under the Seller Group Contracts (including, without limitation, all office leases, equipment leases, printing Contracts, licensing agreements and all of the other Seller Group Contracts identified in Part 2.14 of the Disclosure Schedule), provided that the Liabilities arising under each Seller Group Contract which requires a consent and for which such consent has not been obtained as of the Closing shall not be assigned or assumed until such consent has been obtained.

2.	Any and all Liabilities of LPI and TMS for accounts payable or any accrued liabilities of the Seller Group (as determined according to GAAP) arising or created after the Cutoff Time.

3.	The obligation of LPI relating to LPI’s verbal extension for an additional five year period of the “Founder’s” credit set forth in Section 13.9 of the Asset Purchase Agreement between LPI and Out referred to in Section 1.2(c)(ii) of the Agreement.

4.	Any “make-good” obligation on the part of LPI to provide Bang & Olufsen with free advertising in one or more future magazine issues.

5.	Any “make-good” obligation on the part of LPI to provide Givency with free advertising in one or more future magazine issues.
Notwithstanding anything contained herein or in the Agreement to the contrary, the Buyer Group will not assume the any indebtedness of the Seller Group to Dan Renberg or to any other Stockholder.

EXHIBIT G-2
SP Assumed Liabilities
1.	Subject to Section 5.1 of the Agreement, any and all Liabilities of SP arising under the Seller Group Contracts (including, without limitation, all office leases, equipment leases, printing contracts, licensing agreements and all of the other Seller Group Contracts identified in Part 2.14 of the Disclosure Schedule), provided that the Liabilities arising under each Seller Group Contract which requires a consent and for which such consent has not been obtained as of the Closing shall not be assigned or assumed until such consent has been obtained.

2.	Any and all Liabilities of SP for accounts payable or any accrued liabilities of the Seller Group (as determined according to GAAP) arising or created after the Cutoff Time.

EXHIBIT H
FORM OF BILL OF SALE
Recitals
     A. [Seller Group Entity], a Delaware corporation having a principal place of business at [                    ] (“[Seller Group Entity]”) and [Buyer Group Entity], a Delaware corporation having a principal place of business at 1355 Sansome Street, San Francisco, CA 94111 (the “Buyer”) are parties to that certain Asset Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), which Purchase Agreement contemplates the acquisition by the Buyer of the [Seller Group Entity] Assets identified therein. Capitalized but undefined terms used herein shall have the respective meanings ascribed to such terms under the Purchase Agreement.
     B. Pursuant to the Purchase Agreement, [Seller Group Entity] and the Buyer mutually desire to perfect and confirm the sale of the [Seller Group Entity] Assets to the Buyer, and to ensure that the assignment records of any government agency with jurisdiction over the filing, grant, renewal and enforcement of rights in and to such [Seller Group Entity] Assets reflect the correct ownership of certain specific [Seller Group Entity] Assets being transferred to the Buyer.
Witnesseth
     Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:
          1. [Seller Group Entity] does hereby sell, assign, transfer, convey and deliver unto the Buyer, its successors and assigns, all of [Seller Group Entity]’s entire worldwide right, title and interest in and to the [Seller Group Entity] Assets identified on Exhibit B-1 attached to the Purchase Agreement and all of the other properties, rights, interests and other tangible and intangible assets of [Seller Group Entity] (wherever located and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP), except for the Excluded Assets.
          2. Without limiting the generality of the foregoing, the [Seller Group Entity] Assets shall include, to the extent not constituting Excluded Assets: all equipment, materials, prototypes, tools, supplies, vehicles, furniture, fixtures, improvements and other tangible assets of the Seller Group held by [Seller Group Entity] (including the tangible assets specifically identified in Part 2.11 of the Disclosure Schedule to the Purchase Agreement); all advertising and promotional materials owned by or licensed to the Seller Group and held by [Seller Group Entity]; all Seller Group IP held by [Seller Group Entity], to the extent assignable on the date hereof (including the Intellectual Property and Intellectual Property Rights held by [Seller Group Entity] specifically identified in Part 2.13 of the Disclosure Schedule, as well as the Seller Group IP specifically identified on Exhibit A attached hereto); all rights of [Seller Group Entity] under the Seller Group Contracts to which [Seller Group Entity] is a party, to the extent assignable on the date hereof (including all office leases, equipment leases, printing Contracts, licensing agreements and all of the other Seller Group Contracts identified in Part 2.14 of the Disclosure Schedule to which [Seller Group Entity] is a party, to the extent assignable on the date hereof), other than accounts receivable; all Governmental Authorizations held by [Seller Group Entity], to the extent assignable on the date hereof (including specifically the Governmental Authorizations held by [Seller Group Entity] identified in Part 2.17 of the Disclosure Schedule, to the extent assignable on the date hereof); all claims (including claims for past infringement or misappropriation of Intellectual Property or Intellectual Property Rights, to the extent assignable on the date hereof, but excluding claims related to the Excluded Assets) and causes of action of [Seller Group Entity] against other Persons (regardless of whether or not such claims and causes of action have been asserted by the Seller Group), to the extent assignable on the date hereof and all rights of indemnity, warranty rights, rights of contribution (but excluding such rights relating to the Excluded Assets), and rights of recovery possessed by [Seller Group Entity] (regardless of whether such rights are currently exercisable), to the extent assignable on the date hereof; and all books, records, files and data of [Seller Group Entity] relating to the Assets (in the case of documentation of relevance solely to the [Seller Group Entity] Assets, originals; in the case of other documentation, copies only).
     3. All of the terms and provisions of this Bill of Sale will be binding upon [Seller Group Entity] and its successors and assigns and will inure to the benefit of the Buyer and its successors and assigns.
     4. This Bill of Sale the rights and obligations of the parties hereunder shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).
     5. This Bill of Sale is executed and delivered pursuant to the Purchase Agreement and is subject to all of the terms and conditions set forth in the Purchase Agreement.
     6. This Bill of Sale shall in no way expand the rights or remedies of any third party against the Buyer Group or the Seller Group as compared to the rights and remedies which such third party would have had against the Buyer Group or the Seller Group had this Bill of Sale not been executed and delivered. Without limiting the generality of the foregoing, this Bill of Sale shall not create any third party beneficiary rights.
[Remainder of This Page Intentionally Left Blank]

     This Bill of Sale has been signed at Los Angeles, California, effective as of November 8, 2005.

[Seller Group Entity],
a Delaware corporation

By:

Name:

Title:

STATE OF CALIFORNIA
COUNTY OF LOS ANGELES
     On this                      day of November, 2005, James M. Franklin, known to me as the Chief Executive Officer of [Seller Group Entity], a Delaware corporation (the “Company”), personally appeared before me, a Notary Public in and for the aforesaid county, and acknowledged that he has executed the foregoing instrument on behalf of the Company having the authority to do so.
(SEAL)

Notary Public

Exhibit A
Description of Certain Intellectual Property of [Seller Group Entity]

Exhibit I-1
Proprietary Information Agreement – James Franklin
     In consideration of PlanetOut Inc.’s (together with its subsidiaries, the “Company”) acquisition (the “Transaction”) of substantially all of the assets and the assumption of specified liabilities of LPI Media Inc., SpecPub, Inc. and Triangle Media Services, Inc., each a Delaware corporation (collectively, “Seller”), pursuant to the Asset Purchase Agreement of even date herewith among the Company, the Seller and certain other parties, and the benefits I will realize as a result thereof, I agree with the Company as follows, as of November 8, 2005:
     1. Purpose. I acknowledge that: (i) the Company is acquiring proprietary information of substantial commercial value from Seller in the Acquisition; (ii) by reason of my past services provided to Seller, I have come into possession of substantial amounts of such proprietary information, and (iii) the value of such proprietary information to the Company depends on it remaining confidential.
     2. Definition of Proprietary Information. As used in this Agreement, “Proprietary Information” means all information that can be protected as a trade secret under California law, or that derives independent economic value from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use. Without limiting the generality of the foregoing, examples of such Proprietary Information include computer programs, databases, improvements, discoveries, inventions, strategies, new products, unpublished financial statements, budgets, projections, pricing data, client lists, and business and marketing records. Proprietary Information shall not include information which (a) is in or has entered the public domain through no breach of this Agreement or wrongful act, (b) has been received from a third party who is not under any obligation of confidentiality with respect to such information, or (c) has been approved in writing by the Company for public release.
     3. Confidentiality Obligation. Unless the Company consents in writing, I will not, for a period of three (3) years from the date of this Agreement, disclose or reveal to any other person or entity, any Proprietary Information belonging to the Company or its contractors, suppliers, joint venturers, licensors, licensees, clients, customers or distributors. This means, among other things (and by way of example only), that during such three (3) year period, without the Company’s written consent I cannot use any such Proprietary Information to compete with the Company, although the Company agrees that I am free to compete with the Company so long as I do not use Proprietary Information to do so.
     4. General.
          (a) This Agreement constitutes the entire agreement between me and the Company with respect to the subject matter hereof, superseding any prior agreement or representation, oral or written. My obligations under this Agreement may not be modified, released or terminated, in whole or in part, except in a writing signed by me and the Company. Any waiver by the Company of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach thereof.
          (b) This Agreement will inure to the benefit of and be binding upon the heirs, personal representatives, administrators, successors and assigns of the parties hereto. The

Company may assign any of its rights under this Agreement. This Agreement may be signed in counterparts, each of which shall be deemed an original.
          (c) I recognize that if I breach this Agreement, money damages would not reasonably or adequately compensate the Company for its loss. Accordingly, if I breach this Agreement, I recognize and consent to the Company’s right to seek injunctive relief to force me to abide by the terms of this Agreement. The Company also will have the right to recover damages or pursue any other remedy permitted by law.
          (d) This Agreement will be governed by and interpreted in accordance with the laws of the State of California, without regard to its conflicts of laws or choice of laws principles.

James M. Franklin
Agreed and Acknowledged:
PLANETOUT INC.

By:

Title:

Address:	1355 Sansome Street
San Francisco, CA 94111

EXHIBIT I-2
NONCOMPETITION AGREEMENT
     This Noncompetition Agreement (this “Agreement”) is entered into as of November 8, 2005 by and among each of Daniel H. Renberg, Eugene Kapaloski and each member of the Seller Group, as defined below (each, an “Obligee”); PlanetOut Inc., a Delaware corporation (“Parent”); and Vulcan Acquisition Corp. (“Vulcan Acquisition Sub”) and SpecPub Acquisition Corp. (“SP Acquisition Sub”), each, a Delaware corporation and a wholly owned subsidiary of Parent (collectively with Parent, the “Buyer Group”).
Recitals
     A. LPI Media, Inc., SpecPub, Inc. and Triangle Marketing Services, Inc., each a Delaware corporation (the “Seller Group”) and the Buyer Group are parties to that certain Asset Purchase Agreement (the “Purchase Agreement”), dated of even date herewith, pursuant to which the Buyer Group has agreed to purchase certain Assets and assume certain Assumed Liabilities of the Seller Group (the “Acquisition”). Capitalized but undefined terms used herein shall have the respective meanings ascribed to such terms under the Purchase Agreement.
     B. The Obligee possesses extensive and valuable knowledge and confidential information concerning the business of the Seller Group as it relates to the Assets.
     C. In connection with the Acquisition, and to enable the Buyer Group to secure more fully the benefits thereof, the Obligee has agreed not to compete with the Buyer Group in the manner and to the extent set forth herein.
Agreement
     In order to induce the Buyer Group to consummate the transactions contemplated by the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Obligee hereby agrees as follows:
     1. Definitions. For the purposes of this Agreement, the following words shall have the respective meanings set forth below:
          (a) “Affiliates” with respect to any Person, shall mean all other Persons controlling, controlled by, or under common control with such Person, whether directly or through one or more intermediaries. For the purposes of this definition, “control” and its derivatives shall mean the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
          (b) “Competing Activities” shall mean providing media services primarily focused on the lesbian, gay, bisexual and transgendered community or communities, delivered through any medium including but not limited to the print, online, cable or broadcast mediums.
          (c) “Noncompetition Period” shall mean three years from the date of this Agreement; provided, however that following the commencement of any action by any member of the Seller Group to realize upon collateral available to the Seller Group for the LPI Notes or the SP Notes pursuant to the Purchase Agreement (as such terms are defined in the Purchase Agreement), the Noncompetition Period shall lapse.

          (d) “Person” shall mean any individual, corporation, partnership, limited liability company, trust or other organization or entity.
          (e) “Territory” shall mean those geographic locations identified on Exhibit A attached hereto.
     2. Restriction on Competition. During the Noncompetition Period, the Obligee shall not, and shall not permit any Affiliate of the Obligee (other than James Franklin) to, knowingly directly or indirectly, engage or prepare to engage in any Competing Activities, or knowingly establish a business relationship with a business engaged in or preparing to engage in any Competing Activities, in the Territory; provided, however that the Obligee may, without violating this Section 2, own, as a passive investment, shares of capital stock of a publicly held corporation that engages in Competing Activities if: (a) such shares are actively traded on an established national securities market in the United States; (b) the number of shares of such corporation’s capital stock that are owned beneficially (directly or indirectly) by the Obligee and by the Obligee’s Affiliates collectively represent less than five percent (5%) of the total number of shares of such corporation’s capital stock outstanding; and (c) neither the Obligee nor any of the Obligee’s Affiliates is otherwise “affiliated” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934) with such corporation. The Obligee acknowledges that given the nature of the Competing Activities and the Assets acquired by the Buyer Group in the Acquisition, the temporal and geographic scope of this Agreement is reasonable and appropriate to protect the legitimate business interests of the Buyer Group and the Buyer Group’s Affiliates (including Parent).
     3. No Solicitation of Employees. During the Noncompetition Period, the Obligee further agrees that the Obligee shall not knowingly, and shall not knowingly permit or assist any of the Obligee’s Affiliates to, directly or indirectly, encourage, induce, attempt to induce, solicit or attempt to solicit (on its own behalf or on behalf of any other Person) any employee, officer, agent, consultant or independent contractor to leave his or her employment or tenure of service with the Buyer Group or any of the Buyer Group’s Affiliates (including Parent) in order to become an employee, officer, agent, consultant or independent contractor of the Obligee or any other Person.
     4. No Interference with Business Relationships. During the Noncompetition Period, the Obligee further agrees that the Obligee shall not knowingly, and shall not knowingly permit or assist any of the Obligee’s Affiliates to, directly or indirectly, interfere with the relationship between the Buyer Group or any of the Buyer Group’s Affiliates (including Parent) and any of their respective customers, suppliers, licensees or business relations.
     5. Specific Performance. The Obligee agrees that, in the event of any breach or threatened breach by the Obligee of any obligation contained in this Agreement, the Buyer Group shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain: (a) a decree or order of specific performance to enforce the performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach. The Buyer Group shall not be required to obtain or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5, and the Obligee irrevocably waives any right it may have to require the Buyer Group to obtain or post any such bond or similar instrument.
     6. Indemnification. Without limiting any of the rights or remedies otherwise available to the Buyer Group, the Obligee shall indemnify and hold harmless the Buyer Group and the Buyer Group’s Affiliates (including Parent) against any loss, damage, decline in value, lost opportunity, liability, claim, settlement, judgment, fine, penalty, tax, fee (including attorneys’ fees), cost (including costs of investigation) or expense of any nature (including third-party claims) that is directly or indirectly suffered or incurred at any time (whether during or after the Noncompetition Period) by the Buyer Group or any of

2

the Buyer Group’s Affiliates (including Parent), or to which the Buyer Group of any of the Buyer Group’s Affiliates (including Parent) otherwise becomes subject at any time (whether during or after the Noncompetition Period), and that arises directly or indirectly out of or relates directly or indirectly to any failure by the Obligee to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation or other provision contained in this Agreement during the Noncompetition Period.
     7. Non-Exclusivity. The rights and remedies of the Buyer Group hereunder are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise. The rights and remedies of the Buyer Group hereunder, and the obligations and liabilities of the Obligee hereunder, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, under laws relating to misappropriation of trade secrets, under other laws and common law requirements. Nothing in this Agreement shall limit any of the Obligee’s obligations, or the rights or remedies of the Buyer Group, under the Purchase Agreement; and nothing in the Purchase Agreement shall limit any of the Obligee’s obligations, or any of the rights or remedies of the Buyer Group under this Agreement. No breach on the part of the Buyer Group of any covenant or obligation contained in the Purchase Agreement or any other agreement shall limit or otherwise affect any right or remedy of the Buyer Group under this Agreement.
     8. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any jurisdiction, then: (a) such provision thereof shall be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent; (b) the invalidity or unenforceability of such provision shall not affect the validity or enforceability of such provision thereof under any other circumstances or in any other jurisdiction; and (c) the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement.
     9. Governing Law; Venue; Waiver of Jury Trial.
          (a) This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.
          (b) In any action brought against the Buyer Group under this Agreement, venue for such action shall lie in Los Angeles County, California. The parties hereby consent to jurisdiction of the courts in Los Angeles County, California the event of any such action and waive any and all rights they may have to object to venue lying in such courts.
          (c) THE OBLIGEE IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE ENFORCEMENT OF ANY PROVISION OF THIS AGREEMENT.
     10. Waiver.
          (a) No failure by the Buyer Group to exercise any power, right or remedy under this Agreement, and no delay by the Buyer Group in exercising any power, right or remedy under this Agreement, shall operate as a waiver of such power, right or remedy; and no single or partial exercise of any such power, right or remedy shall preclude any other exercise thereof or of any other power, right or remedy.

3

          (b) The Buyer Group shall not be deemed to have waived any power, right or remedy under this Agreement, unless the waiver of such power, right or remedy is set forth in a written instrument executed and delivered on behalf of the Buyer Group.
     11. Successors and Assigns. The Buyer Group may freely assign any or all of its rights under this Agreement, at any time, in whole or in part, to any Person without obtaining the consent or approval of the Obligee. This Agreement shall be binding upon the Obligee and its heirs, executors, estate, successors and assigns, and shall inure to the benefit of the Buyer Group.
     12. Attorneys’ Fees. If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against the Obligee, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).
     13. Construction. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. Neither the drafting history nor the negotiating history of this Agreement shall be used or referred to in connection with the construction or interpretation of this Agreement.
     14. Survival of Obligations. The expiration of the Noncompetition Period shall not operate to relieve the Obligee of any obligation or liability arising from any prior breach by the Obligee of any provision of this Agreement during the Noncompetition Period.
     15. Amendment. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Obligee and the Buyer Group (or any permitted successors or assigns of the parties).
[Remainder of This Page Intentionally Left Blank]

4

     In Witness Whereof, the Obligee has duly executed and delivered this Agreement as of the date first above written.

“Obligees”	LPI Media, Inc., a Delaware corporation

Daniel H. Renberg
By:

Address:	Title:

Address:

Triangle Marketing Services, Inc., a

Eugene Kapaloski	Delaware corporation

Address:

By:

Its:

Address:

SpecPub, Inc., a Delaware corporation

By:

Its:

Address:

SIGNATURE PAGE TO NONCOMPETITION AGREEMENT

Accepted and Agreed:

PlanetOut Inc., a Delaware corporation		SpecPub Acquisition Corp., a Delaware
corporation

By:		By:

Name:		Name:

Title		Title

Address:	1355 Sansome Street	Address:	1355 Sansome Street
	San Francisco, CA 94111		San Francisco, CA 94111

Vulcan Acquisition Corp., a Delaware
corporation

By:

Name:

Title

Address:	1355 Sansome Street
San Francisco, CA 94111
SIGNATURE PAGE TO NONCOMPETITION AGREEMENT

Exhibit A
GEOGRAPHIC LOCATIONS

A-1

EXHIBIT J
PLEDGE AGREEMENT
     This PLEDGE AGREEMENT (“Agreement”), dated as of November 8, 2005, is made by PlanetOut Inc., a Delaware corporation (“Pledgor”), in favor of LPI Media Inc., a Delaware corporation (“LPI”), and SpecPub, Inc., a Delaware corporation (“SPI,” and collectively with LPI, the “Secured Party”), with reference to the following:
     A. Pledgor is the owner of one hundred percent (100%) of the issued and outstanding shares of capital stock (the “Pledged Shares”) of SpecPub Acquisition Corp., a Delaware corporation (the “Corporation”).
     B. The Secured Party, on the one hand, and Pledgor, Vulcan Acquisition Corp. (“LP Acquisition Sub”) and the Corporation, on the other, are, along with certain other parties, party to that certain Asset Purchase Agreement dated as of November 8, 2005 (the “Asset Purchase Agreement”) pursuant to which the Corporation is purchasing the SP Assets (as defined in the Asset Purchase Agreement) and certain other assets from SPI (the “SP Asset Acquisition”) and LP Acquisition Sub is purchasing the Vulcan Assets (as defined in the Asset Purchase Agreement) and certain other assets from LPI (the “LP Asset Acquisition”).
     C. Pursuant to the terms of the Asset Purchase Agreement, (1) Pledgor and the Corporation are executing in favor of and delivering to SPI, as partial consideration for the SP Asset Acquisition, (a) that certain Promissory Note dated November 8, 2005 in the amount of $761,946 (the “SPI Note”) and (b) that certain Promissory Note (Escrow) dated November 8, 2005 in the amount of $1,461,339 (the “SPI Note/Escrow”); and (2) Pledgor and LP Acquisition Sub are executing in favor of and delivering to LPI, as partial consideration for the LP Asset Acquisition, (a) that certain Promissory Note dated November 8, 2005 in the amount of $1,662,575 (the “LPI Note”) and (b) that certain Promissory Note (Escrow) dated November 8, 2005 in the amount of $3,188,661 (the “LPI Note/Escrow,” and collectively with the SPI Note, the SPI Note/Escrow, and the LPI Note, as each of the same may be amended, restated, replaced or superseded from time to time, the “Secured Notes”);
     D. The Asset Purchase Agreement provides that the obligations of Pledgor under the Secured Notes are to be secured by, among other things, all of the stock of the Corporation.
     E. It is a condition to the obligation of the Secured Party under the Asset Purchase Agreement that the Pledgor shall have executed and delivered, and granted the liens provided for in, this Agreement.
     F. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Secured Notes or, if not defined herein or in any Secured Note, the Asset Purchase Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and in order to induce the Secured Party to extend credit under the Secured Notes and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees with the Secured Party as follows:
     SECTION 1. Pledge. Pledgor hereby pledges and grants to the Secured Party a continuing security interest in the following (the “Pledged Collateral”):
          (a) the Pledged Shares and the certificates representing the Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the Pledged Shares;
          (b) all additional shares of stock of the Corporation from time to time acquired by Pledgor in any manner (which shares shall be deemed to be part of the Pledged Shares), and the certificates representing such additional shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; and
          (c) all proceeds of any of the foregoing.
     Nothing in this Agreement shall be deemed to constitute an assumption by the Secured Party of any liability or obligation of Pledgor with respect to any of the Pledged Collateral.
     SECTION 2. Security for Obligations. This Agreement secures and the Pledged Collateral is collateral security for the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise (including the payment of amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), of all obligations of Pledgor under the Secured Notes, whether for principal or interest (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to Pledgor, would accrue on such obligations), or payments of fees, expenses or otherwise, and all obligations now or hereafter arising under this Agreement (all such obligations being the “Secured Obligations”).
     It is the intention of Pledgor that the continuing grant of security interests provided for herein shall remain as security for the payment and performance of the Secured Obligations, whether now existing or hereinafter incurred by future advances or otherwise, and whether or not contemplated by the parties at the date hereof. No notice of the continuing grant of such security interests, therefore, shall be required to be stated on the face of any document representing any such Secured Obligation nor shall it otherwise be necessary to identify any such Secured Obligation as being secured hereby. Any such Secured Obligation shall be deemed to have been made pursuant to Section 9204 of the Uniform Commercial Code of the State of California (the “Code”).
     SECTION 3. Delivery of Pledged Collateral. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Secured Party pursuant hereto, shall be accompanied by duly executed instruments of transfer or assignment in blank in the form of Exhibit A hereto, all in form and substance satisfactory to the Secured Party. The Secured Party shall also have the right to appoint one or

2

more agents for the purpose of retaining physical possession of the Pledged Collateral. In addition, the Secured Party shall have the right at any time following and during the continuation of an Event of Default to transfer to, or register in the name of the Secured Party or any of its nominees all or any of the Pledged Collateral, subject only to Pledgor’s rights under Section 7(a)(iii).
     SECTION 4. Uncertificated Securities. Notwithstanding anything to the contrary in SECTION 1 and SECTION 3 hereof, if any of the Pledged Collateral (whether now owned or hereafter acquired) is evidenced by an uncertificated security, Pledgor shall promptly notify the Secured Party thereof and shall within three business days take all actions required to perfect the security interest of the Secured Party therein under applicable law. Pledgor further agrees to take such actions as the Secured Party deems necessary or desirable to effect the foregoing and to permit the Secured Party to exercise its rights and remedies hereunder.
     SECTION 5. Representations and Warranties. Pledgor represents and warrants as follows:
          (a) Pledgor is a corporation, duly organized, validly existing and in good standing under, and is a “registered organization” within the meaning of Article 9 of the Uniform Commercial Code pursuant to, the laws of the State of Delaware.
          (b) The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable and constitute one hundred percent (100%) of the issued and outstanding stock of the Corporation.
          (c) Pledgor is the sole legal and beneficial owner of the Pledged Collateral, free and clear of any lien or other Encumbrance (as defined in the Asset Purchase Agreement), except for the lien created by this Agreement.
          (d) Pledgor has full power, authority and legal right to pledge all of the Pledged Collateral pursuant to this Agreement, and the execution and delivery of this Agreement has been duly authorized by Pledgor.
          (e) The pledge of the Pledged Shares by Pledgor pursuant to this Agreement and the performance of its obligations under Section 3 hereof creates a valid and perfected first priority security interest in the Pledged Shares in favor of the Secured Party, securing the payment of the Secured Obligations.
          (f) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor, or (ii) for the exercise by the Secured Party of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with the disposition thereof by laws affecting the offering and sale of securities generally, all of which authorizations, approvals, notices or filings have been, or upon request of the Secured Party will be, made).

3

          (g) The pledge of the Pledged Collateral pursuant to this Agreement does not violate Regulations T, U or X of the Board of Governors of the Federal Reserve System.
     SECTION 6. Further Assurances. Pledgor agrees that at any time and from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or, within five business days, that the Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and to enforce its rights and remedies hereunder with respect to any Pledged Collateral.
SECTION 7. Voting Rights; Dividends; Etc.
          (a) So long as no Event of Default (as defined in any Secured Note) shall have occurred and be continuing:
               (i) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Basic Documents (as defined in the Secured Notes),
               (ii) Pledgor shall be entitled to receive and retain any and all dividends in respect of the Pledged Collateral; provided, however, that any and all
                    (A) dividends paid or payable other than in cash or cash equivalents in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,
                    (B) dividends and other distributions paid or payable in cash or cash equivalents in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in- surplus, and
                    (C) cash or cash equivalents paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral, shall, within five business days, be delivered to the Secured Party to hold as Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of the Secured Party, be segregated from the other property or funds of Pledgor, and be forthwith delivered to the Secured Party as Pledged Collateral in the same form as so received (with any necessary endorsements).
               (iii) The Secured Party shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends which it is authorized to receive and retain pursuant to paragraph (ii) above.
          (b) Upon the occurrence and during the continuation of an Event of Default:

4

               (i) The Secured Party shall have the right to have the Pledged Collateral transferred into the name of the Secured Party.
               (ii) All rights of Pledgor to exercise the voting and other consensual rights which Pledgor would otherwise be entitled to exercise pursuant to SECTION 7(a)(i) and to receive the dividends which Pledgor would otherwise be authorized to receive and retain pursuant to SECTION 7(a)(ii) shall cease, and shall thereafter be vested in the Secured Party, who shall thereupon have the sole right to exercise such voting and other consensual rights on behalf of Pledgor and to receive and hold such dividends as Pledged Collateral.
               (iii) All amounts which are received by Pledgor contrary to the provisions of paragraph (ii) of this SECTION 7(b) shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Pledgor, and shall be forthwith paid over to the Secured Party as Pledged Collateral in the same form as received (with any necessary endorsements).
     SECTION 8. Transfers and Other Liens; Additional Shares.
          (a) Pledgor agrees that Pledgor will not (i) sell, assign, transfer, exchange, lease, lend or otherwise dispose of (directly or indirectly, voluntarily, involuntarily, by operation of law or otherwise), or grant any option with respect to, any of the Pledged Collateral, or (ii) create, or permit to exist for more than five business days, any lien or other Encumbrance on or with respect to any of the Pledged Collateral, except for the lien in favor of the Secured Party. The inclusion of “proceeds” as a component of the Pledged Collateral shall not be deemed a consent by the Secured Party to any sale, assignment, transfer, exchange, lease, loan, granting of an option with respect to or disposition of all or any part of the Pledged Collateral.
          (b) Pledgor agrees that Pledgor will (i) not cause, suffer or permit the Corporation to issue any stock or other securities in addition to or in substitution for the Pledged Collateral except to Pledgor, and (ii) pledge or cause to be pledged hereunder, within three business days of Pledgor’s acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of the Corporation.
     SECTION 9. The Secured Party Appointed Attorney-in-Fact. Pledgor hereby appoints the Secured Party Pledgor’s attorney-in-fact with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time (whether before or after an Event of Default) in the Secured Party’s sole and absolute discretion to take any action and to execute any instrument, subject to Section 7, which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same. Pledgor acknowledges that the foregoing grant of power of attorney is coupled with an interest and is irrevocable.
     SECTION 10. The Secured Party May Perform. If Pledgor fails to perform any agreement contained herein within any applicable grace periods set forth herein, the Secured Party may itself perform or cause the performance of such agreement, and the expenses of the

5

Secured Party incurred in connection therewith, plus interest at the rate specified in the Secured Notes from the date of such advance to the date of reimbursement, shall be payable by the Pledgor under SECTION 20. However, nothing in this Agreement shall obligate the Secured Party to act.
     SECTION 11. Reasonable Care. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, it being understood that the Secured Party shall not have responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.
     SECTION 12. Remedies upon Default. If any Event of Default shall have occurred and be continuing, subject to the Secured Party’s obtaining any necessary governmental approvals:
          (a) The Secured Party may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the Code in effect in the State of California at that time, and the Secured Party may also without notice except as specified below or as otherwise required by law sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Party in its sole and absolute discretion may deem commercially reasonable. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten business days’ notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the maximum extent permitted by law, Pledgor hereby waives any claims against the Secured Party arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Secured Party accepts the first offer received and does not offer such Pledged Collateral to more than one offeree, and in all events such sale shall be deemed to be commercially reasonable. To the maximum extent permitted by law, at any such public or private sale, the Secured Party may be the purchaser of the Pledged Collateral.
          (b) Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, the Secured Party may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Secured Party than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration

6

statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if Pledgor would agree to do so.
          (c) If the Secured Party determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, Pledgor shall and shall cause each issuer of any Pledged Collateral to be sold hereunder from time to time to furnish to the Secured Party all such information as the Secured Party may reasonably request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by the Secured Party as exempt transactions under the Securities Act and the rules of the Securities Exchange Commission thereunder, as the same are from time to time in effect.
          (d) Any cash held by the Secured Party as Pledged Collateral and all cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Secured Party, be held by the Secured Party as collateral for, and at any time following the occurrence and during the continuation of an Event of Default thereafter applied (after payment of any amounts payable to the Secured Party pursuant to SECTION 20) in whole or in part by the Secured Party against all or any part of the Secured Obligations in such order as the Secured Party shall elect. After such application and after payment by the Secured Party of any other amount required by law, including, without limitation Section 9608(a)(1)(C) of the Code, any surplus of such cash or cash proceeds held by the Secured Party and then remaining shall be paid over to Pledgor or to whomsoever may be lawfully entitled to receive such surplus. In a like manner, Pledgor shall pay to the Secured Party, without demand, whatever amount of the Secured Obligations remains unpaid after the Pledged Collateral has been sold and the proceeds applied as aforesaid, together with interest thereon from the date of demand at the highest rate specified in the Secured Notes, which interest shall also constitute a part of the Secured Obligations.
          (e) The Secured Party shall not be obligated to resort to its rights or remedies with respect to any other security for or guaranty or payment of the Secured Obligations before resorting to its rights and remedies against Pledgor hereunder. All rights and remedies of the Secured Party shall be cumulative and not in the alternative.
          (f) Pledgor further agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be reasonably necessary to make any sale or sales of all or any portion of the Pledged Collateral pursuant to this SECTION 12 valid and binding and in compliance with any and all applicable requirements of law. Pledgor further agrees that a breach of any of its covenants contained in this SECTION 12 will cause irreparable injury to the Secured Party, that the Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this SECTION 12 shall be specifically enforceable against Pledgor. Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under any Secured Note.

7

     SECTION 13. Liability and Indemnification. The Secured Party shall not be liable to Pledgor for any act (including, without limitation, any act of active negligence) or omission by the Secured Party in connection with any of the Secured Notes or the Basic Documents unless the Secured Party’s conduct constitutes willful misconduct, bad faith, or gross negligence. Pledgor agrees to indemnify and to hold the Secured Party harmless from and against all losses, liabilities, claims, damages, costs and expenses (including actual attorneys’ fees and disbursements) with respect to (i) any action (including, without limitation, any act of active negligence) taken or any omission by the Secured Party with respect to this Agreement, provided that the Secured Party’s conduct does not constitute willful misconduct, bad faith, or gross negligence, and (ii) any claims arising out of Pledgor’s ownership of the Pledged Collateral or the Secured Party’s security interest therein.
     SECTION 14. Pledgor Covenants.
          (a) Subject to any periods allowed therefor in Section 6, Pledgor shall take all such actions as Secured Party may deem necessary or desirable to ensure on a continuing basis the attachment, perfection and first priority of, and the ability of Secured Party to enforce, the security interests granted hereunder.
          (b) Pledgor will not make any change in its name, identity, corporate structure, jurisdiction of organization, type of organization, organizational identification number, principal place of business, chief executive office or mailing address unless Pledgor gives Secured Party at least thirty (30) days prior written notice thereof.
          (c) Pledgor expressly waives, for the benefit of the Secured Party, all set-offs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and, except as expressly as set forth herein or in the Secured Notes or the other Basic Documents, all other notices or demands of any kind or nature whatsoever with respect to the Secured Obligations, and all notices of acceptance of this Agreement. Pledgor further expressly waives the benefit of any and all statutes of limitation and any and all laws providing for the exemption of property from execution or for valuation and appraisal upon foreclosure, to the maximum extent permitted by applicable law.
     SECTION 15. Interpretation. In this Agreement, unless otherwise indicated, the singular includes the plural and plural the singular; words importing any gender include the other gender; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to “writing” include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words “including,” “includes” and “include shall be deemed to be followed by the words “without limitation”; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, extensions and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of this Agreement); and references to Persons include their respective permitted successors and assigns and, in the case of Governmental Bodies, Persons succeeding to their respective functions and capacities.

8

     SECTION 16. Amendments, Waiver. No amendment or waiver of any provision of this Agreement nor consent to any departure by Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
     SECTION 17. Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

To Pledgor:	PlanetOut Inc.
1355 Sansome St.
San Francisco, California 94111
Attention: General Counsel
Fax: 415-834-6216

With a copy to:	Howard Rice Nemerovski Canady Falk & Rabkin
Three Embarcadero Center, Seventh Floor
San Francisco, CA 94111-4024
Attention: Michael J. Sullivan
Fax: 415-217-5910

To the Secured Party:	LPI Media Inc.
SpecPub, Inc.
146 Crichton Lane
Inverness, IL 60067
Attention: James Franklin
Fax: 312-266-3363

With a copy to:	Loeb & Loeb LLP
10100 Santa Monica Boulevard, Suite 2200
Los Angeles, CA 90607
Attention: Curtis W. Bajak, Esq.
Fax: 310-919-3873
     SECTION 18. Continuing Security Interest; Assignment of Obligations. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until payment in full of the Secured Obligations, (b) be binding upon Pledgor and Pledgor’s successors and assigns, (c) inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of the Secured Party and its successors, transferees and assigns, (d) constitute, along with the other Basic Documents, the entire agreement between Pledgor and the Secured Party, and (e) be severable in the event that one or more of the provisions herein is determined to be illegal or unenforceable. Without limiting the generality of the foregoing clause (c), the Secured Party may assign or otherwise transfer any Secured

9

Obligation to any other person or entity in conjunction with the assignment or transfer of Secured Notes, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to the Secured Party herein or otherwise.
     SECTION 19. Return of Collateral. Subject to any duty imposed by law or otherwise to the holder of any subordinate lien on the Pledged Collateral known to the Secured Party, and subject to the direction of a court of competent jurisdiction, upon the payment in full of the Secured Obligations, Pledgor shall be entitled to return of the Pledged Collateral in the possession or control of the Secured Party, and the Secured Party shall endorse, execute, deliver, and provide to Pledgor for filing or recording all instruments and do such other acts as are reasonably necessary for the return of the Pledged Collateral to Pledgor, and to evidence the release of the Secured Party’s interests arising under this Agreement, in every case at the sole cost and expense of Pledgor. The return of Pledged Collateral, however effected, and the execution, delivery or provision of any documents or instruments and the taking of any acts in connection with the return of the Pledged Collateral shall be without recourse to the Secured Party, and the Secured Party shall be entitled to receive appropriate documentation to such effect. The return of Pledged Collateral and the execution, delivery or provision of any documents or instruments and the taking of any acts in connection with the return of the Pledged Collateral shall be effected without representation or warranty and shall not entitle Pledgor to any right to any endorsement.
     SECTION 20. Expenses. Pledgor will within thirty (30) days of invoice pay to the Secured Party the amount of any and all expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Secured Party may incur in connection with (a) the administration of this Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (c) the exercise or enforcement of any of the rights of the Secured Party hereunder, and (d) the failure by Pledgor to perform or observe any of the provisions hereof.
     SECTION 21. Governing Law; Terms. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California. Unless otherwise defined herein or in the Secured Notes, terms defined in the Code are used herein as therein defined.
     SECTION 22. SUBMISSION TO JURISDICTION. PLEDGOR HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA AND OF ANY CALIFORNIA STATE COURT SITTING IN LOS ANGELES, CALIFORNIA FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. PLEDGOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

10

     IN WITNESS WHEREOF, Pledgor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

PLEDGOR:

PLANETOUT INC.,
a Delaware corporation

By:

Title:

Address:

THE SECURED PARTY:

LPI MEDIA INC., a Delaware corporation

By:

Title:

Address:

SPECPUB, INC., a Delaware corporation

By:

Title:

Address:

11

ACKNOWLEDGMENT AND CONSENT
     The Corporation referred to in the foregoing Pledge Agreement hereby acknowledges receipt of a copy thereof and agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. The Corporation agrees to notify the Secured Party promptly in writing of the occurrence of any of the events described in Sections 7(a)(ii) and 7(b)(ii) of the Pledge Agreement. The Corporation further agrees that the terms of Section 12(f) of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of of the Pledge Agreement.

THE CORPORATION:

SPECPUB ACQUISITION CORP.,
a Delaware corporation

By:

Title

Address:

12

EXHIBIT A
FORM OF IRREVOCABLE STOCK POWER
For Value Received, the undersigned does hereby sell, assign and transfer to:

[Social Security or Taxpayer ID Number]
                     Shares of the Common Stock of SpecPub Acquisition Corp.,
represented by certificates(s) No(s).                                          inclusive, standing in the name of the undersigned on the books of said Company.
     The undersigned does hereby irrevocably constitute and appoint each of James Franklin and                                                              attorney to transfer the said Stock on the books of said Company, with full power of substitution in the premises.

IMPORTANT: The signature to this power must correspond with the name as written upon the face of the certificate in every particular without alteration. Please sign your full name.

13

EXHIBIT K
********************************************************************
SECURITY AGREEMENT AND
ACCOMMODATION SECURITY AGREEMENT
Dated as of November 8, 2005
among
SPECPUB ACQUISITION CORP.
and
SPECPUB, INC.
and
LPI MEDIA, INC.
********************************************************************

i

		Page(s)
4.07	Insurance	17

4.08	Prohibition of Fundamental Changes	18

4.09	Margin Regulations	18

4.10	[Reserved]	18

4.11	Further Assurances	18

Section 5.	Remedies	18

5.01	Events of Default, Etc.	18

5.02	Deficiency	21

5.03	Private Sale	21

5.04	Application of Proceeds	21

Section 6.	Acknowledgements, Waivers and Consents	21

Section 7.	Understanding With Respect to Waivers and Consents	26

Section 8.	Miscellaneous	27

8.01	Waiver	27

8.02	Notices	27

8.03	Expenses, Etc.	28

8.04	Liability and Indemnification	28

8.05	Amendments, Etc.	28

8.06	Successors and Assigns	28

8.07	Survival	29

8.08	Agreements Superseded	29

8.09	Severability	29

8.10	Captions	29

8.11	Counterparts; Electronic Signatures	29

8.12	GOVERNING LAW; SUBMISSION TO JURISDICTION	29

ii

SECURITY AGREEMENT AND
ACCOMMODATION SECURITY AGREEMENT
     This SECURITY AGREEMENT AND ACCOMMODATION SECURITY AGREEMENT (this “Agreement”) dated as of November 8, 2005 is made among SpecPub Acquisition Corp., a Delaware corporation (the “Obligor”), of the one part, and LPI Media Inc., a Delaware corporation (“LPI”), and SpecPub, Inc., a Delaware corporation (“SPI,” and collectively with LPI, the “Secured Party”), of the other part.
     WHEREAS, the Secured Party, on the one hand, and the Obligor and Vulcan Acquisition Corp. (“LP Acquisition Sub”), on the other, are, along with certain other parties, party to that certain Asset Purchase Agreement dated as of November 8, 2005 (the “Asset Purchase Agreement”) pursuant to which the Obligor is purchasing the SP Assets (as defined in the Asset Purchase Agreement) and certain other assets from SPI (the “SP Asset Acquisition”) and LP Acquisition Sub is purchasing the Vulcan Assets (as defined in the Asset Purchase Agreement) and certain other assets from LPI (the “LP Asset Acquisition”).
     WHEREAS, each of the Obligor and LP Acquisition Sub is a wholly-owned subsidiary of PlanetOut Inc. (“Parent”).
     WHEREAS, pursuant to the terms of the Asset Purchase Agreement, (1) Parent and the Obligor are executing in favor of and delivering to SPI, as partial consideration for the SP Asset Acquisition, (a) that certain Promissory Note dated November 8, 2005 in the amount of $761,946 (the “SPI Note”) and (b) that certain Promissory Note (Escrow) dated November 8, 2005 in the amount of $1,461,339 (the “SPI Note/Escrow”); and (2) Parent and LP Acquisition Sub are executing in favor of and delivering to LPI, as partial consideration for the LP Asset Acquisition, (a) that certain Promissory Note dated November 8, 2005 in the amount of $1,662,575 (the “LPI Note”) and (b) that certain Promissory Note (Escrow) dated November 8, 2005 in the amount of $3,188,661 (the “LPI Note/Escrow,” and collectively with the SPI Note, the SPI Note/Escrow, and the LPI Note, as each of the same may be amended, restated, replaced or superseded from time to time, the “Secured Notes”);
     WHEREAS, the Asset Purchase Agreement provides that the respective obligations of the Obligor and LP Acquisition Sub under the Secured Notes are to be secured by, among other things, all of the assets of the Obligor, including the SP Assets.
     WHEREAS, it is a condition to the obligations of the Secured Party under the Asset Purchase Agreement that the Obligor shall have executed and delivered, and granted the liens provided for in, this Agreement.
     NOW THEREFORE, in consideration of the promises and of the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Obligor has agreed to pledge and grant a security interest in the Collateral as security for the Secured Obligations (each as defined below). Accordingly, the Obligor agrees with the Secured Party as follows:

     Section 1.   Definitions; Interpretation; Effectiveness of Agreement.
     1.01 Certain Defined Terms. Unless otherwise defined, all capitalized terms used in this Agreement that are defined in the Asset Purchase Agreement (including those terms incorporated by reference) shall have the respective meanings assigned to them in the Asset Purchase Agreement. In addition, the following terms shall have the following meanings under this Agreement:
     “Accounts” shall have the meaning assigned to that term in Section 2.01(a).
     “Approved Domain Name Registrar” shall mean Mark Monitor, Inc., or such other domain name registrar that is in the practice of entering into tripartite domain name control agreements as the Secured Party may approve in its reasonable discretion.
     “Artwork” shall mean all photographs, portraits, designs, paintings, illustrations, drawings, sketches, and other graphic and textual material (of whatever nature and in whatever format or form) and all rights therein, whether owned outright or held pursuant to licensing or similar usage agreements, and all tangible embodiments of the same, including all copyrights and other proprietary rights therein and all renewals and extensions thereof, and other rights with regard thereto (including those rights set forth in §106 of the United States Copyright Act (17 U.S.C. §106)), all contract rights (including, but not limited to, all rights of every kind and nature, present and future, in and to all agreements relating to the creation, performance, publication, distribution and exploitation of the Artwork in any medium (including electronic transmission) and including all agreements relating to the Artwork), accounts receivable, royalties, rights to receive royalties, commercial tort claims, and any other proceeds in each case arising out of or relating to the Artwork, whether presently existing or hereafter arising, including, without limitation, the gross receipts derived by the Obligor from: (a) the exploitation of the Artwork in magazines, calendars, books, cards, clothing or other forms of merchandise and all other forms of print; (b) the inclusion of all or any portion of the Artwork in motion pictures, videotapes and other audiovisual works or on websites; (d) the granting to third parties of the right to distribute or exploit the Artwork by any and all means throughout the universe; and (d) any other royalty or royalty interest of the Obligor, payments and other monies and valuable consideration, regardless of how denominated, now or hereafter owing to the Obligor or hereafter derived by the Obligor from the exploitation (including, without limitation, the license and/or sale) of the Artwork, and all other rights by the Obligor in and to the Artwork, including any renewals or extensions thereof.
     “Collateral” shall have the meaning assigned to that term in Section 2.01.
     “Commercialized Domain Name” shall mean a domain name or URL: (i) to which any business is redirected from a Core Domain Name, a Related Domain Name or a different Commercialized Domain Name; or (ii) which, tested quarterly, generates $18,750 or more in revenue.
     “Contracts” means all “contracts,” (as defined in the Uniform Commercial Code) including all contracts, undertakings, or agreements (other than rights evidenced by chattel paper, documents or instruments, as each are defined in the Uniform Commercial Code) in or

2

under which the Obligor may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account, and including the Material Seller Group Contracts set forth on Parts 2.14(a)(i) through (ix) of the Disclosure Schedule (as defined in the Asset Purchase Agreement).
     “Copyrights” shall mean, collectively, (a) all rights under copyright (whether a work is registered or unregistered), copyrights, copyright registrations and applications for copyright registrations (domestic or foreign, common law or statutory) including those listed on Annex 2, (b) all renewals and extensions of all copyrights, copyright registrations and applications for copyright registration (domestic or foreign, common law or statutory), (c) all rights, now existing or hereafter coming into existence (i) to all income, royalties, damages and other payments (including in respect of all past, present or future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, (d) the right (but not the obligation) to make publication of any of the foregoing for copyright purposes, and (e) the right to register claim under copyright.
     “Core Copyright Collateral” shall mean all magazines, videos, books, calendars and other print products constituting “Collateral”.
     “Core Domain Names” shall mean those domain names or URLs identified on Annex 7.
     “Documents” shall have the meaning assigned to that term in Section 2.01(f).
     “Equipment” shall have the meaning assigned to that term in Section 2.01(e).
     “Film Collateral” shall mean all of the motion picture and video material owned or licensed to the Obligor (collectively, the “Film Material”), including, without limitation, the Film Material listed on Annex 1 attached hereto and incorporated herein by reference, and all underlying literary properties with respect thereto (including screenplays and drafts), and all copyrights and all renewals and extensions thereof and other rights with regard thereto (including those rights set forth in §106 of the United States Copyright Act (17 U.S.C. §106)), all contract rights (including, but not limited to, all rights of every kind and nature, present and future, in and to all agreements relating to the creation, performance, publication, administration and exploitation of the Film Material, including all agreements relating to the Film Material), accounts receivable, royalties, rights to receive royalties, commercial tort claims, and any other proceeds of the Film Material, whether presently existing or hereafter arising, including, without limitation, the gross receipts derived by the Obligor from: (a) the exploitation of the Film Material in whatever media (including video, DVD, pay cable, video-on-demand or internet streaming); (b) the exploitation of the Film Material as embodied in video and DVDs; (c) the inclusion of all or any portion of the Film Material in motion pictures, videotapes and other audiovisual works or on websites; (d) the granting to third parties of clip licenses with respect to Film Material; and (e) any other royalty or royalty interest of the Obligor, payments and other monies and valuable consideration, regardless of how denominated, now or hereafter owing to the Obligor or hereafter derived from the exploitation (including, without limitation, the license

3

and/or sale) of the Film Material, and all other rights in and to the Film Material, including any renewals or extensions thereof.
     “Film Material” shall have the meaning accorded that term in the definition of Film Collateral.
     “General Intangibles” shall have the meaning assigned to that term in Section 2.01(b).
     “Inert Domain Name” shall mean a domain name or URL acquired as part of the SP Asset Acquisition that is none of a Core Domain Name, a Related Domain Name, or a Commercialized Domain Name.
     “Instruments” shall have the meaning assigned to that term in Section 2.01(c).
     “Intellectual Property” shall mean all Copyrights, Trademarks, Film Material, Magazines, Internet Rights and Artwork, and all Trademark Collateral and Film Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets owned by the Obligor; (b) all licenses or user or other agreements granted to the Obligor with respect to any of the foregoing, in each case whether now or hereafter owned or used; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all Governmental Authorizations now held or hereafter obtained by the Obligor in respect of any of the foregoing; and (g) all causes of action, claims and warranties now owned or hereafter acquired by the Obligor in respect of any of the foregoing. It is understood that Intellectual Property shall include all of the foregoing owned or acquired by the Obligor throughout the universe.
     “Internet Rights” shall mean all internet domain names or URLs owned, controlled or registered by or in the name of the Obligor (including all Core Domain Names, Related Domain Names, Commercialized Domain Names, and Inert Domain Names), including those listed on Annex 6, 7, or 8 and all rights of whatever nature relating thereto, all rights to all websites and their contents, all web-hosting agreements, and all other contracts (including all subscription agreements) relating to websites, the names, formatting, management and site maps of the same, all subscription lists with respect thereto, all other rights of every kind and nature with respect thereto including accounts receivable and commercial tort claims relating to any Internet Rights, and all proceeds of any of the foregoing, including from internet downloading of content from the same.
     “Inventory” shall have the meaning assigned to that term in Section 2.01(d).
     “Magazines” shall mean all print publications, whether regular or irregular, serialized or not serialized, individually or in anthologies, including magazines, books, calendars and any other product published in the print medium (regardless of whether such product is also available

4

on CD or in other electronic format or by internet transmission), including but not limited to the magazines listed on Annex 3 hereto, all subscription lists with respect thereto, and all titles of all Magazines, and all rights of every kind and nature in and to the Magazines, including all contracts (including all subscription agreements), accounts receivable, commercial tort claims relating to any Magazine, and all proceeds of any of the foregoing.
     “Physical Property” shall mean all physical properties of every kind or nature of or relating to the Artwork, Film Collateral, Magazines, or other Intellectual Property to the extent now or hereafter in existence, including, without limitation, all negatives, interpositives, internegatives, textless backgrounds, optical soundtrack negatives, video elements (including HD D5 high definition videotape masters and SD standard definition videotape masters (both NTSC and PAL Digital Betacam) and all trims, outs and cover material, and all black and white transparencies and prints, color transparencies, prints, and chromes, and music cue sheets, dialogue and continuity lists, and other physical materials.
     “Pre-Existing Line of Business” shall mean any line or type of business in which SPI was engaged during the twelve month period prior to the SP Asset Acquisition. The parties hereto acknowledge that so-called “personals” and dating services, and links thereto, do not constitute Pre-Existing Lines of Business.
     “Related Domain Names” shall mean those domain names or URLs identified on Annex 8 other than Core Domain Names.
     “Secured Obligations” shall mean any and all obligations of the Obligor and/or LP Acquisition Sub for the making of payments in accordance with the terms of the Secured Notes and the performance of their other agreements, covenants and undertakings under the Secured Notes and under this Agreement.
     “Trademark Collateral” shall mean all Trademarks and Trademark Licenses, whether now owned or hereafter acquired by the Obligor, and all proceeds of the foregoing, including, without limitation, license royalties and proceeds of infringement suits, the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all renewals thereof.
     “Trademark License” shall mean all rights now owned or hereafter acquired by the Obligor or any of its Subsidiaries under any written agreement granting any right to use any Trademark or Trademark registration, including, without limitation, those referred to on Annex 5 hereto.
     “Trademarks” shall mean all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, proprietary product names or descriptions, prints and labels on which any of the foregoing have appeared or appear, designs, and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof (but excluding, however only to the extent the

5

creation of a security interest therein or the grant of a mortgage thereon would void or invalidate such trademark, service mark or other mark, any application to register any trademark, service mark or other mark prior to the filing and acceptance under applicable law of a verified statement of use (or the equivalent) or the registration for such trademark, service mark or other mark), including, without limitation, those referred to on Annex 4 hereto.
     “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State of California from time to time or, by reason of mandatory application, any other applicable jurisdiction.
     1.02 Interpretation. In this Agreement, unless otherwise indicated, the singular includes the plural and plural the singular; words importing either gender include the other gender; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to “writing” include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, extensions and other modifications to such instruments; and references to Persons include their respective permitted successors and assigns and, in the case of Governmental Bodies, Persons succeeding to their respective functions and capacities.
     Section 2.   Collateral.
     2.01 Grant. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance of the Secured Obligations, the Obligor hereby pledges and grants to the Secured Party a security interest in all of the Obligor’s right, title and interest in and to the following property, whether now owned or hereafter acquired by the Obligor and whether now existing or hereafter coming into existence (collectively, the “Collateral”):
          (a) all accounts (as defined in the Uniform Commercial Code) of the Obligor constituting a right to the payment of money, whether or not earned by performance, including all moneys due and to become due to the Obligor: (i) in repayment of any loans or advances (including intercompany obligations among the Obligor and its subsidiaries or affiliates); (ii) in payment for goods (including Inventory and Equipment) sold or leased or for services rendered, or otherwise in payment relating to or arising out of any Artwork, Copyright, Film Collateral, Internet Rights, Magazines or Trademark Collateral; (iii) in payment of tax refunds; and (iv) in payment of any guarantee of any of the foregoing (collectively, the “Accounts”);
          (b) all general intangibles (as defined in the Uniform Commercial Code) of the Obligor, including all right, title and interest to or under any Contract, all payment intangibles, customer lists, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, processes, models, drawings, materials and

6

records, goodwill (including the goodwill associated with any Intellectual Property), all software (as defined in the Uniform Commercial Code), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, chooses in action, rights to receive tax refunds and other payments, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of the Obligor or any computer bureau or service company from time to time acting for the Obligor (collectively, the “General Intangibles”);
          (c) all instruments, chattel paper, letters of credit rights and supporting obligations (each as defined in the Uniform Commercial Code) of the Obligor evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts or General Intangibles (collectively, the “Instruments”);
          (d) all inventory (as defined in the Uniform Commercial Code), including all copies of Magazines (current or back issues), manufactured prints of Film Material (in whatever format, including video and DVD), audio CDs and other forms of sound reproduction, jewelry and wearing apparel, household articles, and toys and all other goods (as defined in the Uniform Commercial Code) of the Obligor that are held by the Obligor for sale, lease or furnishing under a contract of service, that are so leased or furnished or that constitute raw materials, work in process or material used or consumed in its business, including all spare parts and related supplies, all goods obtained by the Obligor in exchange for any such goods, all products made or processed from any such goods and all substances, if any, commingled with or added to any such goods (collectively, the “Inventory”);
          (e) all equipment (as defined in the Uniform Commercial Code) and all other goods and furnishings of the Obligor (including computer hardware, scanning equipment, fax machines, copiers, and other office furnishings and equipment) that are used or bought for use primarily in its business, including all spare parts and related supplies, all goods obtained by the Obligor in exchange for any such goods, all substances, if any, commingled with or added to such goods and all upgrades and other improvements to such goods, in each case to the extent not constituting Inventory (collectively, the “Equipment”);
          (f) all documents (as defined in the Uniform Commercial Code) or other receipts of the Obligor covering, evidencing or representing Inventory or Equipment (collectively, the “Documents”);
          (g) all Intellectual Property;
          (h) all licenses, permits, franchises, certificates and other governmental authorizations and approvals of any nature whatsoever;
          (i) all Contracts and other agreements of the Obligor relating to the sale, licensing or other disposition of all or any part of the Intellectual Property, Inventory, Equipment or Documents and all rights, warranties, claims and benefits of the Obligor against any Person

7

arising out of, relating to or in connection with all or any part of the Intellectual Property, Inventory, Equipment or Documents of the Obligor, including any such rights, warranties, claims or benefits against any Person storing or transporting any such Inventory or Equipment or issuing any such Documents;
          (j) any other rights to distribute, sell, rent, or license the exhibition of or otherwise exploit and turn to account any Artwork, Copyrights, Film Collateral, Internet Rights, Magazines or Trademark Collateral in which the Obligor has any ownership interest or distribution right or which it controls;
          (k) any other sums, proceeds, money, products, profits or increases, including money profits or increases (as those terms are used in the Uniform Commercial Code or otherwise) or other property obtained or to be obtained from the distribution, exhibition, sale or other uses or dispositions of any Artwork, Copyrights, Film Collateral, Internet Rights, Magazines or Trademark Collateral in which the Obligor has any ownership interest or distribution right or which it controls;
          (l) the name or title of each Magazine, internet domain or item of Film Material and any rights of the Obligor therein or appurtenant thereto;
          (m) any other agreements, contracts, leases, licenses, letters of credit, security agreements of the Obligor, all rights of the Obligor thereunder, including all rights to purchase, lease, sell or otherwise acquire or deal with real or personal property and all warranty rights and contract rights of any nature, whether written or oral, and all consents or other authorizations relating thereto;
          (n) any and all documents or receipts of any kind or nature issued by any pledgeholder, storage facility or bailee with respect to any Physical Property;
          (o) all other goods, accounts, documents, instruments, rights, interests and properties, and general intangibles (as such terms are defined in the Uniform Commercial Code) of every kind and description, tangible or intangible, of the Obligor, and any and all general intangibles consisting of any right to payment which may arise in the distribution or exploitation of any of the rights set out in this Agreement;
          (p) all other SP Assets and all other assets acquired by SPI pursuant to the terms of the Asset Purchase Agreement;
          (q) all rights, remedies, powers and/or privileges of the Obligor with respect to any of the foregoing, all rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom;
          (r) all commercial tort claims; and
          (s) all other proceeds, replacements, products, additions, accessions and substitutions of any of the foregoing, in whatever form of all or any part of the Collateral,

8

including all proceeds of insurance and all condemnation awards and all other compensation for any casualty event with respect to all or any part of the other Collateral (together with all rights to recover and proceed with respect to the same), and all accessories to, substitutions for and replacements of all or any part of the other Collateral;
provided, however, such grant of security interest in and lien shall not extend to, and the term “Collateral” shall not include, any chattel paper and general intangibles which are now or hereafter held or any equipment heretofore or hereafter acquired by the Obligor, as licensee, lessee or otherwise, to the extent that (a) such chattel paper, equipment and general intangibles are not assignable or capable of being encumbered as a matter of law or under the terms of the license, lease or other agreement applicable thereto (unless and solely to the extent that any such restriction on assignment or encumbrance is ineffective under the Uniform Commercial Code or other applicable law), without the consent of the licensor, lessor or financer thereof or other applicable party thereto and (b) such consent has not been obtained (provided, however that the Obligor hereby undertakes to make commercially reasonable efforts to obtain such consents (i) if relating to “Assets” as defined in the Asset Purchase Agreement, to the extent such consents are requested by the Secured Party and (ii) if not relating to such “Assets,” regardless of whether the Secured Party has requested the Obligor to obtain such consent, in each case, however, excluding consents with respect to shrink wrap software licenses); provided, further, that the foregoing grant of security interest and lien shall extend to, and the term “Collateral” shall include, (i) any and all proceeds of such chattel paper, equipment and general intangibles to the extent that any anti-assignment clause in any agreement relating thereto does not restrict the assignment or encumbering of such proceeds or, if assignment or the granting of a lien in such proceeds is so restricted, solely to the extent that such restriction is ineffective under the Uniform Commercial Code or other applicable law and (ii) upon the consent of any such licensor, lessor, financer or other applicable party to the encumbrance of any such otherwise excluded chattel paper, equipment or general intangibles being obtained, thereafter such chattel paper, equipment or general intangibles as well as any and all proceeds thereof that theretofore might have been excluded from such grant of a security interest and the term “Collateral”.
     2.02 Intellectual Property. For the purpose of enabling the Secured Party to exercise its rights, remedies, powers and privileges under Section 5 at such time or times as the Secured Party shall be lawfully entitled to exercise such rights, remedies, powers and privileges, and for no other purpose, the Obligor hereby grants to the Secured Party, to the extent assignable, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Obligor), which shall be effective upon the occurrence and during the continuation of an Event of Default, to use, assign, license or sublicense any of the Intellectual Property of the Obligor which constitutes Collateral, together with reasonable access to all media in which any of the licensed items may be recorded or stored, including Artwork, Film Material, Magazines and Internet Rights, and to all computer programs used for the compilation or printout of such items, in each case subject to the final grammatical paragraph of Section 2.01.
     2.03 Perfection. Concurrently with the execution and delivery of this Agreement, the Obligor (i) hereby authorizes the Secured Party to file, or at the Secured Party’s request shall file, such financing statements, Copyright Mortgages and Accommodation Copyright Mortgages, Trademark Security Agreements, Accommodation Trademark Security Agreements, and other documents in such offices as shall be necessary or as the Secured Party may request to perfect

9

and establish the priority of the liens granted by this Agreement, (ii) shall deliver and pledge to the Secured Party any and all Instruments, endorsed or accompanied by such instruments of assignment and transfer in such form and substance as the Secured Party may reasonably request, and (iii) shall take all such other actions as shall be necessary or as the Secured Party may reasonably request to perfect and establish the priority of the liens granted by this Agreement. Notwithstanding anything to the contrary in this Agreement, the Obligor shall have no obligation to take any actions to perfect the Secured Party’s security interest in any Intellectual Property outside of the United States of America.
     Without limitation of the foregoing, the Obligor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Obligor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the state or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail than “all assets”, and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the state, or such other jurisdiction, for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Obligor is an organization, the type of organization and any organizational identification number issued to the Obligor.
     2.04 Preservation and Protection of Security Interests. The Obligor shall:
          (a) upon the acquisition after the date hereof by the Obligor of any Instrument promptly deliver and pledge to the Secured Party all such Instruments, endorsed or accompanied by such instruments of assignment and transfer in such form and substance as the Secured Party may request;
          (b) subject to the final paragraph of Section 2.01, upon the acquisition after the date hereof by the Obligor of any Equipment covered by a certificate of title or ownership, promptly cause the Secured Party to be listed as the lienholder on such certificate of title and within 120 days of the acquisition of such Equipment deliver evidence of the same to the Secured Party;
          (c) upon the Obligor becoming the beneficiary of a letter of credit right, promptly notify Secured Party thereof and, within thirty (30) days thereof (or, if the Obligor has diligently pursued obtaining the same, within ninety (90) days thereof) enter into a tri-party agreement with Secured Party and the issuer and/or confirmation bank with respect to letter of credit rights assigning such letter of credit right to Secured Party and directing all payment thereunder to be made to Secured Party;
          (d) following the Obligor’s filing either directly or through any agent, licensee or other designee, of any application with any Governmental Body for any Copyright, Trademark, Internet Right, or other Intellectual Property, or any domain name registration with any domain name registrar (in the case of a Trademark, within three business days; and in each other case, no less frequently than at 30 day intervals; provided, however, that this section shall only apply to domain names that are commercialized) furnish the Secured Party notice of the

10

same and execute and deliver such contracts, agreements and other instruments as the Secured Party may request to evidence, validate, perfect and establish the priority of the liens granted by this Agreement in such and any related Intellectual Property and, if requested by the Secured Party, amend any applicable Annex to reflect the inclusion of any such Intellectual Property as part of the Collateral (it being understood that the failure to amend any such Annex shall not affect the liens granted by this Agreement on any such Intellectual Property);
          (e) within thirty (30) days of acquisition, take all steps necessary to grant the Secured Party control of all “electronic” chattel paper in accordance with the Uniform Commercial Code and all “transferable records” as defined in each of the Uniform Electronics Transactions Act and the Electronics Signatures in Global and National Commerce Act;
          (f) notify Secured Party of any material commercial tort claim (as defined in the Uniform Commercial Code) acquired by it and unless otherwise consented by Secured Party, Obligor shall enter into a supplement to this Agreement granting to Secured Party a Lien in such commercial tort claim; and
          (g) give, execute, deliver, file or record any and all financing statements, Copyright Mortgages, Accommodation Copyright Mortgages, Trademark Security Agreements, Accommodation Trademark Security Agreements, notices, contracts, agreements or other instruments, obtain any and all Governmental Authorizations and take any and all steps that may be necessary or as the Secured Party may request to create, perfect, establish the priority of, or to preserve the validity, perfection or priority of, the liens granted by this Agreement or to enable the Secured Party to exercise and enforce its rights, remedies, powers and privileges under this Agreement with respect to such liens, in the case of documents or instruments relating to copyrights or trademarks, within the time periods set forth in Section 4.04(c), and in the case of actions requested by Secured Party within three (3) business days.
     2.05 Attorney-in-Fact.
          (a) Subject to the rights of the Obligor under Sections 2.09 and 4.11, the Secured Party is hereby appointed the attorney-in-fact of the Obligor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, to preserve the validity, perfection and priority of the liens granted by this Agreement and, following the occurrence and during the continuation of any Event of Default (as defined in any Secured Note), to exercise its rights, remedies, powers and privileges under this Agreement. This appointment as attorney-in-fact is irrevocable and coupled with an interest. Notwithstanding the generality of the first sentence of this Section 2.05(a), the Secured Party shall be entitled under this Agreement upon, and only upon, the occurrence and continuation of any Event of Default (i) to take over and complete production of any Magazine or item of Film Material and to lease, license, sell or otherwise dispose of any Intellectual Property and/or the distribution rights in and to any Intellectual Property which has not been disposed of prior to the date of such Event of Default by the Obligor, on such terms (not in conflict with the terms and conditions of any Contract which was executed prior to the date of such Event of Default and the execution by the Obligor of which does not violate the terms of any Basic Document) as the Secured Party deems appropriate, (ii) to negotiate any other lease, license, sale or other

11

agreements and to enter into such agreements on behalf of the Obligor on such terms and conditions (not in conflict with the terms and conditions of any Contract which was executed prior to the date of such Event of Default and the execution by the Obligor of which does not violate the terms of any Basic Document) as the Secured Party deems appropriate; (iii) to renegotiate all agreements in which the Secured Party has been granted a security interest pursuant to this Agreement as the Secured Party deems appropriate; (iv) to require, demand, collect, receive, settle, adjust and compromise, and to give acquittances and receipts for the payment of, any and all monies payable pursuant to all agreements in which the Secured Party has been granted a security interest pursuant to this Agreement and to such licenses and agreements as the Secured Party may enter into on behalf of the Obligor as aforesaid; (v) to file any claims and/or proofs of claim and to commence, maintain or discontinue any actions, suits or other proceedings deemed by the Secured Party advisable for the purpose of collecting or enforcing payment of any such monies; (vi) to ask, demand, collect, sue for, recover, receive and give receipt and discharge for amounts due and to become due under and in respect of any other part of the Collateral; (vii) to receive, endorse and collect any Instruments or other drafts, instruments, documents and chattel paper in connection with clauses (iv) or (vi) above (including any draft or check representing the proceeds of insurance or the return of unearned premiums); (viii) to execute, in connection with any sale or disposition of the Collateral under Section 5, any endorsements, assignments, bills of sale or other instruments of conveyance or transfer with respect to all or any part of the Collateral, (ix) to notify account debtors and other Persons obligated on any Account that Secured Party has a security interest therein, and that payments shall be made directly to Secured Party, and (x) to do any and all other things necessary or proper to carry out the intention of this Agreement, including the grant of the security interests in the Collateral hereunder, and of the Secured Notes.
          (b) Without limiting the rights and powers of the Secured Party under Section 2.05(a) and in accordance with Section 4.11, the Obligor hereby appoints the Secured Party as its attorney-in-fact, effective the date hereof and terminating upon the termination of this Agreement, for the purpose of (i) filing such applications with such state agencies and (ii) executing such other documents and instruments on behalf of, and taking such other action in the name of, the Obligor as the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement (including the purpose of exercising the rights and remedies of the Secured Party under Section 5). This appointment as attorney-in-fact is irrevocable and coupled with an interest.
     2.06 [Reserved].
     2.07 Instruments. So long as no Event of Default shall have occurred and be continuing, the Obligor may retain for collection any Instruments obtained by it, and the Secured Party shall, promptly upon the request, and at the expense of, the Obligor, make appropriate arrangements for making any Instruments pledged by the Obligor available to the Obligor for purposes of presentation, collection or renewal. Any such arrangement shall be effected, to the extent deemed appropriate by the Secured Party, against trust receipt or like document.
     2.08 [Reserved].

12

     2.09 Rights and Obligations.
          (a) The Obligor shall remain liable to perform its duties and obligations under the contracts and agreements included in the Collateral in accordance with their respective terms to the same extent as if this Agreement had not been executed and delivered. The exercise by the Secured Party of any right, remedy, power or privilege in respect of this Agreement shall not release the Obligor from any of its duties and obligations under such contracts and agreements. Except as may be required under Section 9207 of the Uniform Commercial Code, the Secured Party shall not have any duty, obligation or liability under such contracts and agreements or in respect to any Governmental Authorization included in the Collateral by reason of this Agreement or any other Basic Document, nor shall the Secured Party be obligated to perform any of the duties or obligations of the Obligor under any such contract or agreement or any such Governmental Authorization or to take any action to collect or enforce any claim (for payment) under any such contract or agreement or Governmental Authorization.
          (b) No Lien granted by this Agreement in the Obligor’s right, title and interest in any contract, agreement or Governmental Authorization shall be deemed to be a consent by the Secured Party to any such contract, agreement or Governmental Authorization.
          (c) No reference in this Agreement to proceeds or to the sale or other disposition of Collateral shall authorize the Obligor to sell or otherwise dispose of any Collateral.
          (d) The Secured Party shall not be required to take steps necessary to preserve any rights against prior parties to any part of the Collateral.
     2.10 Termination. When all Secured Obligations shall have been indefeasibly paid in full, this Agreement shall terminate, and the Secured Party shall promptly cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect of the Collateral, to or on the order of the Obligor and to be released, canceled and granted back all licenses and rights referred to in Section 2.02. The Secured Party shall also promptly execute and deliver to the Obligor, at the sole expense of the Obligor, upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the Obligor to effect the termination and release of the Liens granted by this Agreement on the Collateral.
     Section 3.   Representations and Warranties. As of the date of this Agreement, the Obligor represents and warrants to the Secured Party as follows:
     3.01 Title.
          (a) To the extent that SPI has transferred good and valid title to the assets conveyed to the Obligor as paRt of the SP Asset Acquisition, the Obligor is the sole beneficial owner of the Collateral in which it purports to grant a lien pursuant to this Agreement, and such Collateral is free and clear of all liens and Encumbrances other than such Encumbrances as to which the SP Asset Acquisition may have been subject or which otherwise encumbered any asset included in the Collateral at the time such asset was acquired from SPI. The liens granted by this

13

Agreement in favor of the Secured Party have attached and constitute a perfected security interest in all of such Collateral (other than Intellectual Property registered or otherwise located outside of the United States of America) prior to all other liens and Encumbrances.
          (b) If the Obligor shall at any time hold or acquire a material commercial tort claim, the Obligor shall notify the Secured Party in a writing signed by the Obligor of the particulars thereof and grant to the Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Secured Party.
     3.02 Organization. Obligor is a corporation, duly organized, validly existing and in good standing under, and is a “registered organization” within the meaning of Article 9 of the Uniform Commercial Code pursuant to, the laws of the State of Delaware.
     Section 4.  Covenants.
     4.01 Books and Records. The Obligor shall:
          (a) keep full and accurate books and records relating to the Collateral and stamp or otherwise mark such books and records in such manner as the Secured Party may reasonably require in order to reflect the liens granted by this Agreement (which obligations shall be subject to a thirty (30) day cure period);
          (b) furnish to the Secured Party from time to time (but, unless an Event of Default shall have occurred and be continuing, no more frequently than quarterly) statements and schedules further identifying and describing the registered Copyrights, registered Trademarks and trademark applications, and domain names and such other reports in connection with the registered Copyrights, registered Trademarks and trademark applications, and domain names as the Secured Party may reasonably request;
          (c) [Reserved]
          (d) at any time following the occurrence and during the continuation of an Event of Default, permit representatives of the Secured Party, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, permit representatives of the Secured Party to be present at the Obligor’s place of business to receive copies of all communications and remittances relating to the Collateral and forward copies of any notices or communications received by the Obligor with respect to the Collateral, all in such manner as the Secured Party may request.
     4.02 Removals, Change of Name, Etc. Without at least 30 days’ prior written notice to the Secured Party, the Obligor shall not (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place, or permit any Inventory or Equipment to be located anywhere, other than at the address initially indicated for notices to it under Section 8, (ii) change its corporate name, or the name under which it does business, from the name shown on the signature pages to this Agreement, (iii) change its state of

14

formation, (iv) change the type of entity that it is, or (v) change its organizational identification number, if any, issued by its state of incorporation or formation.
     4.03 Sales and Other Liens. Except as permitted by the terms of this Agreement, the Obligor shall not sell, license, transfer, alienate, or dispose of any Collateral (whether or not to an affiliate), or create, incur, or assume, or suffer to exist for more than five business days, any lien or other Encumbrance (except a lien or Encumbrance permitted by Section 4.06(c)) upon any Collateral or file or suffer to be on file or authorize to be filed, in any jurisdiction, any financing statement, copyright mortgage, security agreement, or like instrument with respect to all or any part of the Collateral in which the Secured Party is not named as the sole secured party; provided, however, that, subject to Sections 4.05(d) and (e), nothing in this Agreement shall prohibit the Obligor from (i) disposing of obsolete or worn-out Equipment in the Obligor’s reasonable business judgment; (ii) selling or licensing Inventory, Equipment, and other Collateral not constituting Intellectual Property in its reasonable business judgment and in the ordinary course of its business; (iii) selling or licensing Intellectual Property in the Ordinary Course of Business. The Secured Party acknowledges that sales, licenses, or other dispositions of Collateral that do not violate or contravene the provisions of this Agreement shall be free of the Secured Party’s lien, which shall instead attach to the proceeds of such sales, licenses and other dispositions, including all accounts receivable, general intangibles and other rights arising therefrom.
     4.04 Intellectual Property.
          (a) [Reserved]
          (b) The Obligor shall promptly notify the Secured Party: (i) if any Copyright, Trademark, or domain name (other than an Inert Domain Name) is the subject of any adverse proceeding before any Governmental Body; and (ii) if any Copyright, Trademark, or domain name has become abandoned or dedicated or is the subject of any adverse determination in any proceeding before any Governmental Body, in each case regarding the Obligor’s ownership thereof or of its right to copyright or register such Intellectual Property (as the case may be), or its right to keep, use and maintain the same.
          (c) In connection with each item of Core Copyright Collateral and all rights with respect to such item of Core Copyright Collateral as to which the Obligor acquires, after the date hereof, any right, title or interest, the Obligor shall take any and all actions necessary to register the copyright for such item of Core Copyright Collateral or right with respect to Core Copyright Collateral in its name in conformity with the laws of the United States (such registration to reflect each separate copyrightable right therein that the Obligor may hold or have acquired). The Obligor shall deliver to the Secured Party at no more than 30 day intervals (i) written evidence of the registration of any and all such copyrights and (ii) a duly executed Copyright Mortgage and Accommodation Copyright Mortgage relating to such item of Core Copyright Collateral or right with respect to Core Copyright Collateral. In the event that the Obligor acquires any interest in Core Copyright Collateral after the date hereof with respect to which it is not entitled to be the initial copyright proprietor, the Obligor shall obtain fully executed instruments of transfer or other documents evidencing its acquisition of such Core Copyright Collateral and shall promptly record such instruments of transfer in the United States

15

Copyright Office and shall deliver to the Secured Party at no more than 30 day intervals a duly executed Copyright Mortgage and Accommodation Copyright Mortgage relating to such interest. In the event the Obligor acquires any right with respect to or interest in a Trademark after the date hereof, the Obligor shall, within three (3) business days, deliver to the Secured Party a duly executed Trademark Security Agreement and Accommodation Trademark Security Agreement relating to such Trademark.
          (d) [Reserved]
          (e) The Obligor shall prosecute diligently any application for any United States trademark pending as of the date of this Agreement. Any expenses incurred in connection with such an application shall be borne by the Obligor. Subject to its application of reasonable business judgment, the Obligor shall not abandon any United States trademark application relating to a trademark in commercial use on the date hereof without the consent of the Secured Party. If the Obligor proposes to abandon any trademark or trademark application acquired as part of the SP Asset Acquisition, the Obligor shall provide the Secured Party thirty (30) days’ prior written notice of such intention and shall, if the Secured Party so elects in writing during such notice period, transfer such trademark to the Secured Party at the Secured Party’s sole cost and expense.
          (f) With respect to any Copyright, Trademark, or domain name (other than Inert Domain Names) acquired as part of the SP Asset Acquisition that is the subject of a proceeding described in Section 4.04(b)(i), if the Obligor elects not to pursue or assume the active defense of its rights to such Intellectual Property, it shall promptly notify the Secured Party of such decision, and the Secured Party shall have the right but shall in no way be obligated to bring suit in its own name and at its own sole cost and expense to enforce the Copyrights, Trademarks, or other rights with respect to such Intellectual Property and any license under such Intellectual Property, in which event the Obligor shall, at the request of the Secured Party, do any and all lawful acts and execute and deliver any and all proper documents required by the Secured Party in aid of such enforcement action at the sole cost and expense of the Secured Party.
     4.05 Covenants with Respect to Domain Names.
          (a) The Obligor shall cause at all times each Core Domain Name and, promptly upon its becoming a Commercialized Domain Name, each Commercialized Domain Name (i) to be registered with, and at all times remain registered with, an Approved Domain Name Registrar; and (ii) to be at all times (in the case of Core Domain Names, following transfer of registration to MarkMonitor, Inc.) subject to a tripartite domain name control agreement with such Approved Domain Name Registrar, which control agreement shall be satisfactory to the Secured Party in its reasonable discretion.
          (b) The Obligor shall at all times cause the active registration of each Related Domain Name to be maintained in full force and effect and shall make timely payment of all amounts required to be paid under each registration agreement with respect thereto.

16

          (c) The Obligor may at any time abandon or allow to lapse the registration of any Inert Domain Name; provided, however, that the Obligor shall have given the Secured Party no less than thirty (30) days prior written notice of its intention to do so; and provided further that, if the Secured Party shall so request in writing during such notice period, the Obligor shall transfer the registration of the applicable Inert Domain Name(s) to the Secured Party at the Secured Party’s sole cost and expense; and provided further that the inadvertent failure of the Obligor to provide such advance notice to the Secured Party shall not constitute a default hereunder.
          (d) Except as specifically permitted by Section 4.05(e), the Obligor shall not redirect any business in a Pre-Existing Line of Business from any domain name owned by the Obligor to any domain name not so owned (regardless of whether such domain name may be owned by an affiliate of the Obligor). The Obligor may redirect any business not in a Pre-Existing Line of Business to any third party, affiliated or unaffiliated.
          (e) Other than links in effect at the time of the SP Asset Acquisition, the Obligor shall not link or allow to exist links relating to any Pre-Existing Line of Business from any domain name owned by the Obligor to any domain name of any third party, including Parent or any other affiliate of the Obligor. Notwithstanding the foregoing, the Obligor shall be allowed to: (i) accept online advertising (including banner ads) from, and to create buttons and text links to, the domains of unaffiliated third parties in any line of business (and, if and only if relating exclusively to business that is not a Pre-Existing Line of Business, the domains of affiliates); (ii) create links to online video streaming companies that are unaffiliated third parties.
          (f) Notwithstanding anything in this Section 4.05 to the contrary, the Obligor may enter into affiliate programs with unaffiliated third parties.
          (g) The obligations of the Obligor under Sections 4.05(d) and (e) shall be subject to a cure period of five (5) business days from occurrence.
     4.06 Existence, Etc. The Obligor will:
          (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises;
          (b) comply with the requirements of all applicable rules of Governmental Bodies (which obligation shall be subject to a thirty (30) day cure period); and
          (c) maintain the Collateral free and clear of all liens and Encumbrances other than (i) encumbrances relating to purchase money security interests (provided that such liens do not encumber any property other than the aggregate property financed by such indebtedness), (ii) liens of carriers, warehousemen, mechanics and materialmen, (iii) involuntary liens in existence for no longer than five (5) business days, and (iv) liens in favor of the Secured Party.
     4.07 Insurance. Except as otherwise permitted pursuant to the Asset Purchase Agreement, the Obligor will maintain insurance policies on the Collateral with coverage in such amounts, against such risks and with such insurers as would be at least as protective as the

17

policies maintained by the Secured Party on such assets prior to the consummation of the sale under the Asset Purchase Agreement.
     4.08 Prohibition of Fundamental Changes. The Obligor will not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).
     4.09 Margin Regulations. The Obligor will not use all or any portion of the proceeds of any credit extended under the Secured Notes to purchase or carry Margin Stock, as such term is defined pursuant to Regulations T, U or X of the Board of Governors of the Federal Reserve System.
     4.10 [Reserved].
     4.11 Further Assurances. The Obligor agrees that, from time to time upon the written request of the Secured Party, the Obligor will execute and deliver such further documents and do such other acts and things as the Secured Party may request in order fully to effect the purposes of this Agreement. If the Obligor does not execute and deliver such documents or take such further acts within three (3) business days of the date of receipt of written notice from the Secured Party, the Secured Party shall be entitled to, but shall not be obligated to, execute such documents or take such actions under its power of attorney under Section 2.05; provided, however, that, if the Secured Party exercises its power of attorney pursuant to the foregoing clause to execute a document, any default arising from the omission of the Obligor to execute such document during such three (3) business day period shall be deemed cured; and provided further that following the occurrence and during the continuation of an Event of Default, the Secured Party shall be entitled to exercise its power of attorney immediately.
     Section 5.   Remedies.
     5.01 Events of Default, Etc. If any Event of Default shall have occurred and be continuing:
          (a) the Secured Party in its discretion may require the Obligor to, and the Obligor shall, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Secured Party and the Obligor, as are designated in the Secured Party’s request;
          (b) the Secured Party in its discretion may enter upon the premises of the Obligor or wherever the Collateral may be, and take possession of the Collateral, and may demand and receive such possession from any Person who has possession thereof, and may take such measures as it may deem necessary or proper for the care or protection thereof, including the right to remove all or any portion of the Collateral;
          (c) the Secured Party in its discretion may make any reasonable compromise or settlement it deems desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, all or any part of the Collateral;

18

          (d) the Secured Party may, in its sole discretion, in its name or in the name of the Obligor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, any of the Collateral, but shall be under no obligation to do so, or the Secured Party may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any of the Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, the Obligor. The Secured Party will not be required to take any steps to preserve any rights against prior parties to the Collateral. If the Obligor fails to make any payment or take any action with respect to the Collateral, the Secured Party may make such payments and take all such actions as the Secured Party reasonably deems necessary to protect the Secured Party’s security interest in the Collateral and the value thereof, and the Secured Party is hereby authorized (without limiting the general nature of the authority hereinabove conferred) to pay, purchase, contest or compromise any liens or other Encumbrances that in the judgment of the Secured Party appear to be equal to, prior to or superior to the security interests of the Secured Party in the Collateral;
          (e) the Secured Party in its discretion may, upon 10 business days’ prior written notice to the Obligor of the time and place, with respect to all or any part of the Collateral which shall then be or shall thereafter come into the possession, custody or control of the Secured Party or any of its respective agents, sell, lease or otherwise dispose of all or any part of such Collateral, at such place or places as the Secured Party deems best, for cash, for credit or for future delivery (without thereby assuming any credit risk) and at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place of any such sale (except such notice as is required above or by applicable statute and cannot be waived), and the Secured Party or any other Person may be the purchaser, lessee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Obligor, any such demand, notice and right or equity being hereby expressly waived and released. To the maximum extent permitted by law, the Secured Party shall not have any liability should the proceeds resulting from a private sale be less than the proceeds realizable from a public sale, and the Secured Party or any other Person may be the purchaser of all or any portion of the Collateral so sold and thereafter hold the same absolutely, free (to the fullest extent permitted under applicable law) from any claim or right of whatever kind of the Obligor, any such demand, notice, claim, right or equity being hereby expressly waived and released. At any sale or sales made pursuant to this Section 5.01, the Secured Party may bid for or purchase, free (to the fullest extent permitted under applicable law) from any claim or right of whatever kind of the Obligor, any such demand, notice, claim, right or equity being hereby expressly waived and released, any part of or all of the Collateral offered for sale, and may make any payment on account thereof by using any claim for moneys then due and payable to the Secured Party by the Obligor hereunder as a credit against the purchase price. The Secured Party shall not be under any obligation in any such sale to make any representation or warranty with respect to the Collateral or any part thereof, and the Secured Party shall not be chargeable with any of the obligations or liabilities of the Obligor. In the event of any sale, license or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included, and the Obligor shall supply to the

19

Secured Party or its designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Trademark Collateral. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned;
          (f) any storage facility which has possession of any of the Collateral is hereby constituted and appointed by the Secured Party as pledgeholder for the Secured Party and, upon the occurrence of an Event of Default, each such pledgeholder is hereby authorized (to the fullest extent permitted by applicable rules of any Governmental Body) to sell all or any portion of the Collateral upon the order and direction of the Secured Party, and the Obligor hereby waives any and all claims, for damages or otherwise, for any action taken by such pledgeholder in accordance with the terms of the Uniform Commercial Code not otherwise waived hereunder. In any action hereunder, the Secured Party shall be entitled if permitted under applicable rules of any Governmental Body to the appointment of a receiver without notice, to take possession of all or any portion of the Collateral and to exercise such powers as the court shall confer upon the receiver. Notwithstanding the foregoing, upon the occurrence of an Event of Default, and during the continuation of such Event of Default, the Secured Party shall be entitled to apply, without prior notice to the Obligor, any cash or cash items constituting Collateral in the possession of the Secured Party to payment of the Secured Obligations;
          (g) the Secured Party may, in its discretion, notify any account debtors of the Obligor that all sums payable to the Obligor relating to the Collateral shall be paid directly to the Secured Party or its designee;
          (h) the Secured Party shall have, and in its discretion may exercise, all of the rights, remedies, powers and privileges with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where such rights, remedies, powers and privileges are asserted) and such additional rights, remedies, powers and privileges to which a secured party is entitled under the laws in effect in any jurisdiction where any rights, remedies, powers and privileges in respect of this Agreement or the Collateral may be asserted, including the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Secured Party were the sole and absolute owner of the Collateral (and the Obligor agrees to take all such action as may be appropriate to give effect to such right); and
          (i) the Obligor shall, upon receipt by it of any revenue, income, profits or other sums in which a security interest is granted under this Agreement, payable pursuant to any agreement or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the sum in trust for the Secured Party, segregate such sum from its own assets and forthwith, without any notice or demand whatsoever (all notices, demands, or other actions on the part of the Secured Party being expressly waived), endorse, transfer and deliver any such sums or instruments or both, to the Secured Party to be applied to the repayment of the Secured Obligations in accordance with the provisions of Section 5.04 hereof.

20

The proceeds of, and other realization upon, the Collateral by virtue of the exercise of remedies under this Section 5.01 and of the exercise of the license granted to the Secured Party in Section 2.02 shall be applied in accordance with Section 5.04.
     5.02 Deficiency. If the proceeds of, or other realization upon, the Collateral by virtue of the exercise of remedies under Section 5.01 and of the exercise of the license granted by the Secured Party in Section 2.02 are insufficient to cover the costs and expenses of such exercise and the payment in full of the other Secured Obligations, the Obligor shall remain liable for any deficiency.
     5.03 Private Sale. The Secured Party shall incur no liability as a result of the sale, lease or other disposition of all or any part of the Collateral at any private sale pursuant to Section 5.01 conducted in a commercially reasonable manner. To the maximum extent permitted by law, the Obligor hereby waives any claims against the Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Secured Party accepts the first offer received and does not offer the Collateral to more than one offeree.
     5.04 Application of Proceeds. Except as otherwise expressly provided in this Agreement and except as provided below in this Section 5.04, the proceeds of, or other realization upon, all or any part of the Collateral by virtue of the exercise of remedies under Section 5.01 or of the exercise of the license granted in Section 2.02, and any other cash at the time held by the Secured Party under this Section 5, shall be applied by the Secured Party:
     First, to the payment of the costs and expenses of such exercise of remedies, including reasonable out-of-pocket costs and expenses of the Secured Party, the reasonable fees and expenses of its agents and counsel and all other reasonable expenses incurred and advances made by the Secured Party in that connection;
     Next, to the payment in full of the remaining Secured Obligations pro rata; and
     Finally, to the payment to the Obligor, or its respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.
     As used in this Section 5, “proceeds” of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any property received under any bankruptcy, reorganization or other similar proceeding as to the Obligor or any issuer of, or account debtor or other obligor on, any of the Collateral.
     Section 6.   Acknowledgements, Waivers and Consents. With respect to the Secured Obligations of Parent and LP Acquisition Sub under the LPI Note and the LPI Note/Escrow and the Secured Obligations of Parent under the SPI Note and the SPI Note/Escrow, the Obligor has executed and delivered this Agreement as an accommodation in order to induce LPI to enter into and consummate the transactions under the Asset Purchase Agreement. The Obligor hereby authorizes and empowers the Secured Party to exercise, in its sole discretion, any rights and remedies, or any combination thereof, which may then be available to the Secured Party since it

21

is the intent and purpose of the Obligor that the obligations hereunder are absolute, irrevocable and unconditional under any and all circumstances. In full recognition and in furtherance of the foregoing, the Obligor agrees (in its capacity as an accommodation party as described above and not in its capacity as a primary obligor) that:
          (a) Without affecting the enforceability or effectiveness of this Agreement in accordance with its terms and without affecting, limiting, reducing, discharging or terminating the liability of the Obligor, or the rights, remedies, powers and privileges of the Secured Party under this Agreement, the Secured Party may, at any time and from time to time and without notice or demand of any kind or nature whatsoever:
               (i) amend, supplement, modify, extend, renew, waive, accelerate or otherwise change the time for payment or performance of, or the terms of, all or any part of the Secured Obligations;
               (ii) amend, supplement, modify, extend, renew, waive or otherwise change any Basic Document, or any agreement, security document, guarantee, approval, consent or other instrument with respect to all or any part of the Secured Obligations or any Basic Document, or any such other instrument or any term or provision of the foregoing;
               (iii) accept or enter into new or additional agreements, security documents, guarantees (including letters of credit) or other instruments in addition to, in exchange for or relative to any Basic Document, all or any part of the Secured Obligations, or any collateral now or in the future serving as security for the Secured Obligations;
               (iv) accept or receive (including from any guarantor of all or any part of the Secured Obligations) partial payments or performance on the Secured Obligations (whether as a result of the exercise of any right, remedy, power or privilege or otherwise);
               (v) accept, receive and hold any collateral for all or any part of the Secured Obligations (including from any guarantor of all or any part of the Secured Obligations);
               (vi) release, reconvey, terminate, waive, abandon, allow to lapse or expire, fail to perfect, subordinate, exchange, substitute, transfer, foreclose upon or enforce any collateral, security documents or guarantees (including letters of credit or the obligations of any guarantor of all or any part of the Secured Obligations) for or relative to all or any part of the Secured Obligations;
               (vii) apply any collateral or the proceeds of any collateral or guarantee (including any letter of credit or the obligations of any guarantor of all or any part of the Secured Obligations) to all or any part of the Secured Obligations in such manner and extent as the Secured Party may in its discretion determine;
               (viii) release any Person (including any guarantor of all or any part of the Secured Obligations) from any personal liability with respect to all or any part of the Secured Obligations;

22

               (ix) settle, compromise, release, liquidate or enforce upon such terms and in such manner as the Secured Party may determine or as applicable law may dictate all or any part of the Secured Obligations or any collateral for or guarantee of (including any letter of credit issued with respect to) all or any part of the Secured Obligations (including with any guarantor of all or any part of the Secured Obligations);
               (x) consent to the merger or consolidation of, the sale of substantial assets by, or other restructuring or termination of the corporate existence of LP Acquisition Sub or any other Person;
               (xi) proceed against LP Acquisition Sub, the Obligor, or any guarantor of (including any issuer of any letter of credit issued with respect to) all or any part of the Secured Obligations or any collateral provided by any Person and exercise the rights, remedies, powers and privileges of the Secured Party under any Basic Document or otherwise in such order and such manner as the Secured Party may, in its discretion, determine, without any necessity to proceed upon or against or exhaust any collateral, right, remedy, power or privilege before proceeding to call upon or otherwise enforce this Agreement as to the Obligor;
               (xii) obtain the appointment of a receiver with respect to any collateral for all or any part of the Secured Obligations and apply the proceeds of such receivership as the Secured Party may in its discretion determine (it being agreed that nothing in this clause (xii) shall be deemed to make the Secured Party a party in possession in contemplation of law, except at its option);
               (xiii) enter into such other transactions or business dealings with LP Acquisition Sub, the Obligor or any affiliate of LP Acquisition Sub or the Obligor or any guarantor of all or any part of the Secured Obligations as the Secured Party may desire; and
               (xiv) do all or any combination of the actions set forth in this Section 6(a).
          (b) (i) other than the payment in full of the Secured Obligations, no action taken or omitted by LP Acquisition Sub, the Obligor or any affiliate of LP Acquisition Sub or the Obligor, including, without limitation, an action or omission of the type described above in Section 6(a), shall in any manner affect the enforceability or effectiveness of this Agreement, or affect, limit, reduce, discharge or terminate the liability of the Obligor or the rights, remedies, powers or privileges of the Secured Party hereunder, and (ii) this Agreement shall be enforceable notwithstanding any purported waiver or relinquishment of the Secured Obligations by LP Acquisition Sub or any other Person other than the payment in full of the Secured Obligations,.
          (c) the enforceability and effectiveness of this Agreement and the liability of the Obligor, and the rights, remedies, powers and privileges of the Secured Party, under this Agreement shall not be affected, limited, reduced, discharged or terminated, and the Obligor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising, by reason of:

23

               (i) the illegality, invalidity or unenforceability of all or any part of the Secured Obligations or any Basic Document, or any agreement, security document, guarantee or other instrument relative to all or any part of the Secured Obligations;
               (ii) any disability or other defense with respect to all of any part of the Secured Obligations or any guarantor of all or any part of the Secured Obligations (including any issuer of any letters of credit), including the effect of any statute of limitations that may bar the enforcement of all or any part of the Secured Obligations or the obligations of any such guarantor;
               (iii) the illegality, invalidity or unenforceability of any security or guarantee (including any letter of credit) for all or any part of the Secured Obligations or the lack of perfection or continuing perfection or failure of the priority of any lien on any collateral for all or any part of the Secured Obligations;
               (iv) the cessation, for any cause whatsoever, of the liability of LP Acquisition Sub, the Obligor or any guarantor of all or any part of the Secured Obligations;
               (v) any failure of the Secured Party to marshal assets in favor of LP Acquisition Sub, the Obligor or any other Person (including any guarantor of all or any part of the Secured Obligations), to exhaust any collateral for all or any part of the Secured Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against LP Acquisition Sub, the Obligor, any guarantor of all or any part of the Secured Obligations (including any issuer of any letter of credit) or any other Person or to take any action whatsoever to mitigate or reduce the Obligor’s liability under this Agreement, the Secured Party not being under any obligation to take any such action notwithstanding the fact that payment or performance of all or any part of the Secured Obligations may be due and payable and LP Acquisition Sub, the Obligor or any other Person may be in default of its obligations under any Basic Document;
               (vi) any failure of the Secured Party or any other Person to give notice of sale or other disposition of any collateral for all or any part of the Secured Obligations to LP Acquisition Sub, the Obligor, or any other Person or any defect in, or any failure by LP Acquisition Sub, the Obligor or any other Person to receive, any notice that may be given in connection with any sale or disposition of any collateral;
               (vii) any failure of the Secured Party or any other Person to comply with applicable laws in connection with the sale or other disposition of any collateral for all or any part of the Secured Obligations;
               (viii) any judicial or non-judicial foreclosure or sale of, or other election of remedies with respect to, any collateral serving as security for all or any part of the Secured Obligations, even though such foreclosure, sale or election of remedies may impair the subrogation rights of the Obligor, LP Acquisition Sub, or any other Person or may preclude the Obligor, LP Acquisition Sub, or any other Person from obtaining reimbursement, contribution, indemnification or other recovery from LP Acquisition Sub, the Obligor, any guarantor or any other Person and even though LP Acquisition Sub, or the Obligor or any such guarantor or

24

Person may not, as a result of such foreclosure, sale or election of remedies, be liable for any deficiency;
               (ix) any act or omission of the Secured Party, LP Acquisition Sub, or any other Person that directly or indirectly results in or aids the discharge or release of LP Acquisition Sub, the Obligor or any guarantor of all or any part of the Secured Obligations or any security or guarantee (including any letter of credit) for all or any part of the Secured Obligations by operation of law or otherwise;
               (x) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation;
               (xi) the possibility that the obligations of LP Acquisition Sub to the Secured Party may at any time and from time to time exceed the aggregate liability of the Obligor under this Agreement;
               (xii) any counterclaim, set-off or other claim which LP Acquisition Sub, the Obligor, or any guarantor has or alleges to have with respect to all or any part of the Secured Obligations;
               (xiii) any failure of the Secured Party or LP Acquisition Sub to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person;
               (xiv) the election by the Secured Party or LP Acquisition Sub, in any bankruptcy proceeding of any Person, of the application or non-application of section 1111(b)(2) of the Bankruptcy Code;
               (xv) any extension of credit or the grant of any lien under section 364 of the Bankruptcy Code;
               (xvi) any use of cash collateral under section 363 of the Bankruptcy Code;
               (xvii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person;
               (xviii) the avoidance of any lien in favor of the Secured Party or LP Acquisition Sub for any reason;
               (xix) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting or enforcing, all or any part of the Secured Obligations (or any interest on all or any part of the Secured Obligations) in or as a result of any such proceeding;

25

               (xx) any action taken by the Secured Party that is authorized by this Section 6 or otherwise in this Agreement or any action taken by the Secured Party, LP Acquisition Sub, or any other Person that is authorized by any other provision of any Basic Document or any omission to take any such action; or
               (xxi) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, including by reason of Sections 2809, 2810, 2819, 2839, 2845, 2850, 2899, 3275 and 3433 of the California Civil Code, and any future judicial decisions or legislation or of any comparable provisions of the laws of any other jurisdiction.
          (d) The Obligor expressly waives, for the benefit of the Secured Party, LP Acquisition Sub and any other Person, all set-offs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and, except as expressly set forth herein, all other notices or demands of any kind or nature whatsoever with respect to the Secured Obligations, and all notices of acceptance of this Agreement or of the existence, creation, incurring or assumption of new or additional Secured Obligations. The Obligor further expressly waives the benefit of any and all statutes of limitation and any and all laws providing for the exemption of property from execution or for valuation and appraisal upon foreclosure, to the maximum extent permitted by applicable law.
          (e) The Obligor represents and warrants that it has reviewed and approved each of the Basic Documents and is fully familiar with the transactions contemplated by the each of the Basic Documents, and that it will in the future remain fully familiar with the business, operations and condition (financial and otherwise) of LP Acquisition Sub and its properties, with such transactions, and with any new, amended, modified, or supplemented Basic Documents and the transactions contemplated by such Basic Documents. The Obligor hereby expressly waives and relinquishes any duty on the part of the Secured Party or LP Acquisition Sub (should any such duty exist) to disclose to the Obligor any matter of fact or other information related to the business, operations or condition (financial or otherwise) of LP Acquisition Sub or its properties or to any Basic Document or the transactions undertaken pursuant to, or contemplated by, any Basic Document, whether now or in the future known by the Secured Party.
          (f) The Obligor intends that its rights and obligations shall be those expressly set forth in this Agreement and that its obligations shall, to the maximum extent permitted by law, not be affected, limited, reduced, discharged or terminated by reason of any principles or provisions of law which conflict with the terms of this Agreement.
     Section 7.   Understanding With Respect to Waivers and Consents. The Obligor warrants and agrees that each of the waivers and consents set forth in this Agreement is made voluntarily and unconditionally after consultation with outside legal counsel and with full knowledge of its significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which the Obligor otherwise may have against LP Acquisition Sub, the Secured Party or any other Person or against any collateral. If, notwithstanding the intent of the parties that the terms of this Agreement shall control in any and all circumstances, any such waivers or consents are

26

determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.
     Section 8.   Miscellaneous.
     8.01 Waiver. No failure on the part of the Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under this Agreement shall operate as a waiver of such right, remedy, power or privilege, nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise of any such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
     8.02 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

To the Obligor:	SpecPub Acquisition Corp.
6380 Wilshire Blvd.
Los Angeles, California 90048
Attention: President
Fax: 323-782-1920

With a copies to:	PlanetOut Inc.
1355 Sansome Street
San Francisco, CA 94111
Attn: General Counsel
Telephone: 415-834-6500
Facsimile: 415-834-6216

Howard Rice Nemerovski Canady Falk & Rabkin
Three Embarcadero Center, Seventh Floor
San Francisco, CA 94111-4024
Attention: Michael J. Sullivan
Fax: 415.217.5910

27

To the Secured Party:	LPI Media Inc.
SpecPub, Inc.
146 Crichton Lane
Inverness, IL 60067
Attention: James Franklin
Fax: 312-266-3363

With a copy to:	Loeb & Loeb LLP
10100 Santa Monica Boulevard, Suite 2200
Los Angeles, CA 90607
Attention: Curtis W. Bajak, Esq.
Fax: 310-919-3873
     8.03 Expenses, Etc. The Obligor agrees to pay or to reimburse the Secured Party within thirty (30) days of invoice for all costs and expenses (including reasonable attorney’s fees and expenses) that may be incurred by the Secured Party in any effort to enforce any of the provisions of this Agreement or any of the obligations of the Obligor in respect of the Collateral or in connection with (a) the preservation of the lien of, or the rights of the Secured Party under this, Agreement, (b) the administration of this Agreement, (c) the custody, care, or preservation of, or any actual or attempted sale, lease, disposition, exchange, collection, compromise, settlement or other realization in respect of, the Collateral, including all such costs and expenses (and reasonable attorney’s fees and expenses) incurred in any bankruptcy, reorganization, workout or other similar proceeding, (d) the exercise or enforcement of any of the rights of the Secured Party hereunder, and (e) the failure by the Obligor to perform or observe any of the provisions hereof.
     8.04 Liability and Indemnification. The Secured Party shall not be liable to the Obligor for any act (including, without limitation, any act of active negligence) or omission by the Secured Party unless the Secured Party’s conduct constitutes willful misconduct or gross negligence. The Obligor agrees to indemnify and to hold the Secured Party harmless from and against all losses, liabilities, claims, damages, costs and expenses (including actual attorneys’ fees and disbursements) with respect to (i) any action (including, without limitation, any act of active negligence) taken or any omission by the Secured Party with respect to this Agreement, provided that the Secured Party’s conduct does not constitute willful misconduct or gross negligence, and (ii) any claims arising out of or in connection with the Obligor’s ownership or rights in or to the Collateral or the Secured Party’s security interest therein.
     8.05 Amendments, Etc. Any provision of this Agreement may be modified, supplemented or waived only by an instrument in writing duly executed by the Obligor and the Secured Party. Any such modification, supplement or waiver shall be for such period and subject to such conditions as shall be specified in the instrument effecting the same and shall be binding upon the Secured Party, each holder of any of the Secured Obligations and the Obligor, and any such waiver shall be effective only in the specific instance and for the purposes for which given.
     8.06 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Obligor, the Secured Party and each holder of any of the Secured Obligations and

28

their respective successors and permitted assigns. The Obligor shall not assign or transfer its rights under this Agreement without the prior written consent of the Secured Party; the Secured Party shall not assign or transfer its rights under this Agreement except in conjunction with an assignment or transfer of Secured Notes in accordance with the terms thereof.
     8.07 Survival. All representations and warranties made in this Agreement or in any certificate or other document delivered pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement or such certificate or other document (as the case may be) or any deemed repetition of any such representation or warranty.
     8.08 Agreements Superseded. This Agreement supersedes all prior agreements and understandings, written or oral, among the parties with respect to the subject matter of this Agreement.
     8.09 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     8.10 Captions. The table of contents and captions and section headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.
     8.11 Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties to this Agreement may execute this Agreement by signing any such counterpart. Facsimile and electronically copied signatures on this Agreement shall be deemed the equivalent of original signatures
     8.12 GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA. THE OBLIGOR HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA AND OF ANY CALIFORNIA STATE COURT SITTING IN LOS ANGELES, CALIFORNIA FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. THE OBLIGOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

29

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

SPECPUB ACQUISITION CORP.,
a Delaware corporation

By:

Title:

LPI MEDIA INC.,
a Delaware corporation

By:

Title:

SPECPUB, INC.,
a Delaware corporation

By:

Title:

30

ANNEX 1
FILM MATERIAL

ANNEX 2
COPYRIGHTS, COPYRIGHT REGISTRATIONS AND
APPLICATIONS FOR COPYRIGHT REGISTRATIONS

ANNEX 3
MAGAZINES

ANNEX 4
TRADE NAMES, TRADEMARKS, SERVICES MARKS, TRADEMARK AND SERVICE
MARK REGISTRATIONS, APPLICATIONS FOR TRADEMARK AND SERVICE
MARK REGISTRATIONS, AND TRADEMARK LICENSES

ANNEX 5
[RESERVED]

ANNEX 6
Domain Names/ URLs

ANNEX 7
Core Domain Names/URLs

ANNEX 8
Related Domain Names/URLs

EXHIBIT L
MORTGAGE OF COPYRIGHT
AND
SECURITY AGREEMENT
          For good and valuable consideration, receipt of which is hereby acknowledged, the undersigned, SpecPub Acquisition Corp., a Delaware corporation (“Grantor”), hereby assigns, transfers and conveys to SpecPub, Inc., a Delaware corporation (“Mortgagee”), as security, and hereby grants to Mortgagee a continuing security interest (which security interest, collectively with the security interest being granted to Mortgagee’s affiliate LPI Media, Inc., is first in priority) in, all of Grantor’s right, title and interest of every kind and nature without limitation in and to the following personal property, now owned or hereafter acquired or created (collectively, the “Collateral”):
          (a)      All of Grantor’s right, title and interest in and to each motion picture, photograph, literary work, graphic work, or other work (each such, a “Work) owned in whole or in part by Grantor, whether published or unpublished, including the Works listed on Exhibit “A” hereto, and all rights therein and thereto, and all properties and things of value pertaining thereto, and all products and proceeds thereof, whether now in existence or hereafter made, acquired or produced (as used in this paragraph, the term “Work” shall mean and include for each Work, all of the aforesaid rights and the rights set forth in subparagraphs (i) through (xii) below), including, without limitation:
               (i)      All rights of every kind and nature of Grantor (including, without limitation, copyrights) in and to any artistic, literary, musical, dramatic or other literary material of any kind or nature upon which, in whole or in part, the Work is or may be based, or from which it is or may be adapted or inspired or which may be or has been used or included in the Work (all of the foregoing herein collectively referred to as the “Literary Property”);
               (ii)      All physical properties of every kind or nature of or relating to the Work and all versions thereof, to the extent now or hereafter in existence, including, without limitation, layouts, blocking sheets, master copies, exposed film, developed film, positives, negatives, prints, answer prints, special effects, pre-print materials, soundtracks, recordings, audio and video tapes and discs of all types and gauges, cutouts, trims and any and all other physical properties of every kind and nature relating to the Work in whatever state of completion, and all duplicates, drafts, versions, variations and copies of each thereof (all of the foregoing herein collectively referred to as the “Physical Property”);
               (iii)      All collateral, allied, ancillary and subsidiary rights of Grantor, of every kind and nature, without limitation, derived from, appurtenant to or related to the Work or the Literary Property, including, without limitation, the title or titles of the Work, section or subtitles and column headings appearing in the Work, the characters appearing in the Work or said Literary Property and/or the names or characteristics of said characters, and including further, without limitation, any and all commercial exploitation in connection with or related to the Work, and all remakes of or sequels to the Work and/or the Literary Property;
               (iv)      All rights of Grantor of every kind or nature, present and future, in and to all agreements relating to the development, production, completion, delivery, distribution and exploitation of the Work;
               (v)      All collateral, allied, ancillary and subsidiary rights of every kind and nature, without limitation, derived from, appurtenant to or related to the Work, including, without limitation, all production, exploitation, commercial tie-up, novelization, and merchandising rights of every kind and nature;
               (vi)      All rights in and to all copyrights, copyright registrations, and renewals and extensions of copyrights, domestic and foreign, heretofore or hereafter obtained in the Work or the Literary Property or any part thereof, and the right (but not the obligation) to make publication thereof for copyright purposes, to register claim under copyright, and the right (but not the obligation) to renew and extend such copyrights, and the right (but not the obligation) to sue in the name(s) of Grantor or Mortgagee (or both) for past, present and future infringements of copyright;
               (vii)      All rights to produce, release, sell, distribute, subdistribute, lease, market, license, exhibit, broadcast, reproduce, publicize or otherwise exploit the Work, the Literary Property and any and all rights therein in perpetuity, without limitation, in any manner and in any media whatsoever throughout the universe, including without limitation, by projection, radio, all forms of television (including, without limitation, free, pay, toll, cable, sustaining, subscription, sponsored and direct satellite broadcast), all forms of “pay-per-view” and “video-on-demand”, in theaters, non-theatrically, on cassettes, cartridges, discs and other similar and dissimilar video devices, all forms of computer assisted or interactive media (including, but not limited to, CD-ROM, CD-I and similar disc systems, interactive cable and any other devices or methods now existing or hereinafter devised), and by any and all other scientific, mechanical or electronic means, methods, processes or devices now known or hereafter conceived, devised or created;
               (viii)      All right, title and interest in and to all other agreements licensing, granting or selling rights to distribute, broadcast, exhibit or otherwise exploit the Work or rights therein, including, without limitation, any and all rights relating to merchandising or publishing the Work, and the proceeds of, and all accounts, accounts receivable and contract rights (as such terms are defined in the California Uniform Commercial Code) with respect to all of said agreements;
               (ix)      All rent, revenues, income, compensation, products, increases, proceeds and profits or other property obtained or to be obtained from the production, sale, distribution, marketing, licensing, exhibition, reproduction, publication, ownership, exploitation or other uses or disposition of the Work and the Literary Property (or any rights therein or part thereof), in any and all media, including, without limitation, the properties thereof and of any collateral, allied, ancillary and subsidiary rights and any and all merchandising and publishing rights therein and thereto, and amounts recovered as damages by reason of unfair competition,

2

the infringement of copyright, breach of any contract or infringement of any rights, or derived therefrom in any manner whatsoever;
               (x)      Any and all accounts, accounts receivable, general intangibles, (including, without limitation, commercial tort claims and payment intangibles), contract rights, chattel paper (including, without limitation, electronic chattel paper and tangible chattel paper), documents, instruments and goods, including inventory (as those terms are defined in the applicable Uniform Commercial Code enacted in the jurisdiction where such collateral may be located), not elsewhere included in this definition, which may arise in connection with the production, sale, distribution or exploitation of the Work or any element thereof;
               (xi)      Any and all documents, receipts or books and records, including, without limitation, documents or receipts of any kind or nature issued by any pledgeholder, storage facility, warehouseman or bailee with respect to the Work or any element thereof; and
               (xii)      All proceeds, products, additions and accessions of and to the Work, as defined and referred to in subparagraphs (a)(i) through (a)(xi) above.
          (b)      The following personal property, whether now owned or hereafter acquired, and the proceeds thereof: (i) all of Grantor’s rights in and to the title of the Work and the exclusive use thereof including (without limitation) any and all rights protected pursuant to trademark, service mark, unfair competition and/or other laws, rules or principles of law or equity and (ii) to the extent now or hereafter in existence, all inventions, processes, formulae, licenses, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, logos, indicia, corporate and company names, business source or business identifiers and renewals and extensions thereof, domestic and foreign, relating to the Work, whether now owned or hereafter acquired, and the accompanying good will and other like business property rights, and the right (but not the obligation) to register claim under trademark and to renew and extend such trademarks and the right (but not the obligation) to sue in the name(s) of Grantor or Mortgagee (or both) for past, present or future infringement of trademark.
          To the extent that any materials and/or rights in and to the Collateral are not yet in existence or are not yet acquired, such materials and rights are (to the extent applicable) hereby assigned and conveyed to the Mortgagee by way of present assignment of future interests.
          This Mortgage of Copyright and Security Agreement (this “Agreement”) is subject to all of the terms and conditions (including, without limitation, the final paragraph of Section 2.01) of the Security Agreement and Accommodation Security Agreement (the “Security Agreement”) dated as of November 8, 2005, among inter alia, the Grantor and Mortgagee. All capitalized terms used but not defined herein shall have the meanings set forth in the Security Agreement. Grantor acknowledges and affirms that the rights and remedies of the Mortgagee with respect to the Collateral which is assigned, and in which a security interest is granted, hereby are more fully set forth in the Security Agreement.

3

          IN WITNESS WHEREOF, the undersigned has executed this Mortgage of Copyright and Security Agreement as of November 8, 2005.

SPECPUB ACQUISITION CORP.,
a Delaware corporation

By

Name:

Title:

4

STATE OF                                                   )
                                                                       ) SS.
COUNTY OF                                                )
On                                          , before me,                                                              , Notary Public, personally appeared                                                                                  , personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

SIGNATURE OF NOTARY	[SEAL]

5

EXHIBIT “A”

6

EXHIBIT M
TRADEMARK SECURITY AGREEMENT
     This TRADEMARK SECURITY AGREEMENT, dated as of November 8, 2005 (this “Agreement”) is made by SpecPub Acquisition Corp., a Delaware corporation (“Grantor”), in favor of SpecPub, Inc., a Delaware corporation (the “Secured Party”), with reference to the following:
     WHEREAS, pursuant to that certain Promissory Note and Promissory Note (Escrow) (collectively, the “SPI Secured Notes”), dated as of November 8, 2005, executed by Grantor in favor of the Secured Party, the Secured Party has extended credit to Grantor; and
     WHEREAS, it is a condition to the extension of credit pursuant to the SPI Secured Notes, that (i) Grantor shall have executed and delivered to the Secured Party that certain Security Agreement and Accommodation Security Agreement, dated as of November 8, 2005 (the “Security Agreement”), and (ii) Grantor shall execute and deliver this Agreement, and grant the liens provided for in this Agreement to the Secured Party.
     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby agrees as follows:
     1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Security Agreement.
     2. GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL. Grantor hereby grants to the Secured Party a continuing security interest in all of Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Trademark Collateral”), which security interest, collectively with the security interest simultaneously being granted to Secured Party’s affiliate LPI Media, Inc., is first in priority:
          (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, proprietary product names or descriptions, prints and labels on which any of the foregoing have appeared or appear, designs, and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof (but excluding, however, only to the extent the creation of a security interest therein or the grant of a mortgage thereon would void or invalidate such trademark, service mark or other mark, any application to register any trademark, service mark or other mark prior to the filing and acceptance under applicable law of a verified statement of use (or the equivalent) or

1

the registration for such trademark, service mark or other mark), and all renewals or extensions of the foregoing, including, without limitation, those referred to on Schedule I hereto, and all renewals or extensions of any of the foregoing;
          (b) the entire goodwill of or associated with the businesses now or hereafter conducted by Grantor connected with and symbolized by any of the aforementioned properties or assets;
          (c) all rights now owned or hereafter acquired by Grantor under any written agreement granting any right to use any Trademark or Trademark registration, including, without limitation, those referred to on Schedule I hereto; and
          (d) all proceeds of the foregoing, including, without limitation, license royalties and proceeds of infringement suits, the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all renewals thereof.
     3. SECURITY AGREEMENT. The security interests granted pursuant to this Agreement are granted in conjunction with the security interests granted to the Secured Party pursuant to the Security Agreement. Grantor hereby acknowledges and affirms that the rights and remedies of the Secured Party with respect to the continuing first priority security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

SPECPUB ACQUISITION CORP.,
a Delaware corporation

By:
Name:
Title:

ACCEPTED AND ACKNOWLEDGED BY:

SPECPUB, INC.,
a Delaware corporation

By:
Name:
Title:

2

ACKNOWLEDGMENT OF GRANTOR
STATE OF                                                               )
                                                                                     )ss.
COUNTY OF                                                             )
     On this                      day of                                         , 2005 before me personally appeared                                                                                 , proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of SpecPub Acquisition Corp., who being by me duly sworn did depose and say that such Person is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation authorized by its Board of Directors and that such Person acknowledged said instrument to, be the free act and deed of said corporation.

Notary Public	{SEAL}

3

SCHEDULE I
to
TRADEMARK SECURITY AGREEMENT

4

EXHIBIT N
ACCOMMODATION MORTGAGE OF COPYRIGHT
AND
SECURITY AGREEMENT
     For good and valuable consideration, receipt of which is hereby acknowledged, the undersigned, SpecPub Acquisition Corp., a Delaware corporation (“Grantor”) hereby assigns, transfers and conveys to LPI Media, Inc., a Delaware corporation (“Mortgagee”), as security, and hereby grants to Mortgagee a continuing security interest (which security interest, collectively with the security interest being granted to Mortgagee’s affiliate SpecPub, Inc., is first in priority) in, all of Grantor’s right, title and interest of every kind and nature without limitation in and to the following personal property, now owned or hereafter acquired or created (collectively, the “Collateral”):
     (a) All of Grantor’s right, title and interest in and to each motion picture, photograph, literary work, graphic work, or other work (each such, a “Work) owned in whole or in part by Grantor, whether published or unpublished, including the Works listed on Exhibit “A” hereto, and all rights therein and thereto, and all properties and things of value pertaining thereto, and all products and proceeds thereof, whether now in existence or hereafter made, acquired or produced (as used in this paragraph, the term “Work” shall mean and include for each Work, all of the aforesaid rights and the rights set forth in subparagraphs (i) through (xii) below), including, without limitation:
          (i) All rights of every kind and nature of Grantor (including, without limitation, copyrights) in and to any artistic, literary, musical, dramatic or other literary material of any kind or nature upon which, in whole or in part, the Work is or may be based, or from which it is or may be adapted or inspired or which may be or has been used or included in the Work (all of the foregoing herein collectively referred to as the “Literary Property”);
          (ii) All physical properties of every kind or nature of or relating to the Work and all versions thereof, to the extent now or hereafter in existence, including, without limitation, layouts, blocking sheets, master copies, exposed film, developed film, positives, negatives, prints, answer prints, special effects, pre-print materials, soundtracks, recordings, audio and video tapes and discs of all types and gauges, cutouts, trims and any and all other physical properties of every kind and nature relating to the Work in whatever state of completion, and all duplicates, drafts, versions, variations and copies of each thereof (all of the foregoing herein collectively referred to as the “Physical Property”);
          (iii) All collateral, allied, ancillary and subsidiary rights of Grantor, of every kind and nature, without limitation, derived from, appurtenant to or related to the Work or the Literary Property, including, without limitation, the title or titles of the Work, section or substitles and column headings appearing in the Work, the characters appearing in the Work or said Literary Property and/or the names or characteristics of said characters, and including further, without limitation, any and all commercial exploitation in connection with or related to the Work, and all remakes of or sequels to the Work and/or the Literary Property;
          (iv) All rights of Grantor of every kind or nature, present and future, in and to all agreements relating to the development, production, completion, delivery, distribution and exploitation of the Work;
          (v) All collateral, allied, ancillary and subsidiary rights of every kind and nature, without limitation, derived from, appurtenant to or related to the Work, including, without limitation, all production, exploitation, commercial tie-up, novelization, and merchandising rights of every kind and nature;
          (vi) All rights in and to all copyrights, copyright registrations, and renewals and extensions of copyrights, domestic and foreign, heretofore or hereafter obtained in the Work or the Literary Property or any part thereof, and the right (but not the obligation) to make publication thereof for copyright purposes, to register claim under copyright, and the right (but not the obligation) to renew and extend such copyrights, and the right (but not the obligation) to sue in the name(s) of Grantor or Mortgagee (or both) for past, present and future infringements of copyright;
          (vii) All rights to produce, release, sell, distribute, subdistribute, lease, market, license, exhibit, broadcast, reproduce, publicize or otherwise exploit the Work, the Literary Property and any and all rights therein in perpetuity, without limitation, in any manner and in any media whatsoever throughout the universe, including without limitation, by projection, radio, all forms of television (including, without limitation, free, pay, toll, cable, sustaining, subscription, sponsored and direct satellite broadcast), all forms of “pay-per-view” and “video-on-demand”, in theaters, non-theatrically, on cassettes, cartridges, discs and other similar and dissimilar video devices, all forms of computer assisted or interactive media (including, but not limited to, CD-ROM, CD-I and similar disc systems, interactive cable and any other devices or methods now existing or hereinafter devised), and by any and all other scientific, mechanical or electronic means, methods, processes or devices now known or hereafter conceived, devised or created;
          (viii) All right, title and interest in and to all other agreements licensing, granting or selling rights to distribute, broadcast, exhibit or otherwise exploit the Work or rights therein, including, without limitation, any and all rights relating to merchandising or publishing the Work, and the proceeds of, and all accounts, accounts receivable and contract rights (as such terms are defined in the California Uniform Commercial Code) with respect to all of said agreements;
          (ix) All rent, revenues, income, compensation, products, increases, proceeds and profits or other property obtained or to be obtained from the production, sale, distribution, marketing, licensing, exhibition, reproduction, publication, ownership, exploitation or other uses or disposition of the Work and the Literary Property (or any rights therein or part thereof), in any and all media, including, without limitation, the properties thereof and of any collateral, allied, ancillary and subsidiary rights and any and all merchandising and publishing rights therein and thereto, and amounts recovered as damages by reason of unfair competition,

2

the infringement of copyright, breach of any contract or infringement of any rights, or derived therefrom in any manner whatsoever;
          (x) Any and all accounts, accounts receivable, general intangibles, (including, without limitation, commercial tort claims and payment intangibles), contract rights, chattel paper (including, without limitation, electronic chattel paper and tangible chattel paper), documents, instruments and goods, including inventory (as those terms are defined in the applicable Uniform Commercial Code enacted in the jurisdiction where such collateral may be located), not elsewhere included in this definition, which may arise in connection with the production, sale, distribution or exploitation of the Work or any element thereof;
          (xi) Any and all documents, receipts or books and records, including, without limitation, documents or receipts of any kind or nature issued by any pledgeholder, storage facility, warehouseman or bailee with respect to the Work or any element thereof; and
          (xii) All proceeds, products, additions and accessions of and to the Work, as defined and referred to in subparagraphs (a)(i) through (a)(xi) above.
     (b) The following personal property, whether now owned or hereafter acquired, and the proceeds thereof: (i) all of Grantor’s rights in and to the title of the Work and the exclusive use thereof including (without limitation) any and all rights protected pursuant to trademark, service mark, unfair competition and/or other laws, rules or principles of law or equity and (ii) to the extent now or hereafter in existence, all inventions, processes, formulae, licenses, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, logos, indicia, corporate and company names, business source or business identifiers and renewals and extensions thereof, domestic and foreign, relating to the Work, whether now owned or hereafter acquired, and the accompanying good will and other like business property rights, and the right (but not the obligation) to register claim under trademark and to renew and extend such trademarks and the right (but not the obligation) to sue in the name(s) of Grantor or Mortgagee (or both) for past, present or future infringement of trademark.
     To the extent that any materials and/or rights in and to the Collateral are not yet in existence or are not yet acquired, such materials and rights are (to the extent applicable) hereby assigned and conveyed to the Mortgagee by way of present assignment of future interests.
     This Accommodation Mortgage of Copyright and Security Agreement (this “Agreement”) is subject to all of the terms and conditions (including, without limitation, the final paragraph of Section 2.01) of the Security Agreement and Accommodation Security Agreement (the “Accommodation Security Agreement”) dated as of November 8, 2005, among inter alia, the Grantor and Mortgagee. All capitalized terms used but not defined herein shall have the meanings set forth in the Accommodation Security Agreement. Grantor acknowledges and affirms that the rights and remedies of the Mortgagee with respect to the Collateral which is assigned, and in which a security interest is granted, hereby are more fully set forth in the Accommodation Security Agreement.

3

     IN WITNESS WHEREOF, the undersigned has executed this Mortgage of Copyright and Security Agreement as of November 8, 2005.

SPECPUB ACQUISITION CORP.,
a Delaware corporation

By
Name:
Title:

4

STATE OF                                                                  )
                                                                                     ) SS.
COUNTY OF                                                             )
On                                                             , before me,                                                                                 , Notary Public, personally appeared                                                                                 , personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
WITNESS my hand and official seal.

SIGNATURE OF NOTARY	[SEAL]

5

EXHIBIT “A”

6

EXHIBIT O
ACCOMMODATION TRADEMARK SECURITY AGREEMENT
     This ACCOMMODATION TRADEMARK SECURITY AGREEMENT, dated as of November 8, 2005 (this “Agreement”) is made by SpecPub Acquisition Corp., a Delaware corporation (“Grantor”), in favor of LPI Media Inc., a Delaware corporation (the “Secured Party”), with reference to the following:
     WHEREAS, pursuant to that certain Promissory Note and Promissory Note (Escrow) (collectively, the “LPI Secured Notes”), dated as of November 8, 2005, executed by Vulcan Acquisition Corp., a Delaware corporation ( “LP Acquisition Sub”), in favor of the Secured Party, the Secured Party has extended credit to LP Acquisition Sub;
     WHEREAS, Grantor is an affiliate of LP Acquisition Sub, Grantor’s publication business operates as an integrated whole with the publication business of LP Acquisition Sub, and Grantor thus substantially benefits from the extension of credit under the LPI Secured Notes; and
     WHEREAS, it is a condition to the extension of credit pursuant to the LPI Secured Notes that (i) Grantor shall have executed and delivered to the Secured Party that certain Security Agreement and Accommodation Security Agreement dated as of November 8, 2005 (the “Accommodation Security Agreement”), and (ii) Grantor shall execute and deliver this Agreement, and grant the liens provided for in this Agreement, to the Secured Party.
     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby agrees as follows:
     1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Security Agreement.
     2. GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL. Grantor hereby grants to the Secured Party a continuing security interest in all of Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Trademark Collateral”), which security interest, collectively with the security interest simultaneously being granted to Secured Party’s affiliate SpecPub, Inc. is first in priority:
          (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, proprietary product names or descriptions, prints and labels on which any of the foregoing have appeared or appear, designs, and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof (but excluding, however only to the extent the creation of a security interest therein or the grant of a mortgage thereon would void or invalidate such trademark, service mark or other mark, any application to register any trademark, service mark or other mark prior to the filing and acceptance under applicable law of a verified statement of use (or the equivalent) or the registration for such trademark, service mark or other mark), and all renewals or extensions of the foregoing, including without limitation, those referred to on Schedule I hereto, and all renewals or extensions of any of the foregoing;
          (b) the entire goodwill of or associated with the businesses now or hereafter conducted by Grantor connected with and symbolized by any of the aforementioned properties or assets;
          (c) all rights now owned or hereafter acquired by Grantor under any written agreement granting any right to use any Trademark or Trademark registration, including, without limitation, those referred to on Schedule I hereto; and
          (d) all proceeds of the foregoing, including, without limitation, license royalties and proceeds of infringement suits, the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all renewals thereof.
     3. SECURITY AGREEMENT. The security interests granted pursuant to this Agreement are granted in conjunction with the security interests granted to the Secured Party pursuant to the Accommodation Security Agreement. Grantor hereby acknowledges and affirms that the rights and remedies of the Secured Party with respect to the continuing first priority security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Accommodation Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.
     IN WITNESS WHEREOF, Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

SpecPub Acquisition Corp.,
a Delaware corporation

By:

Name:

Title:

2

ACCEPTED AND ACKNOWLEDGED BY:

LPI MEDIA INC.,
a Delaware corporation

By:

Name:

Title:

3

ACKNOWLEDGMENT OF GRANTOR

STATE OF	)

)ss.
COUNTY OF	)

     On this day of                                         , 2005 before me personally appeared                                                             , proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of SpecPub Acquisition Corp. who being by me duly sworn did depose and say that such Person is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation authorized by its Board of Directors and that such Person acknowledged said instrument to, be the free act and deed of said corporation.

Notary Public	{SEAL}

4

SCHEDULE I
to
ACCOMMODATION TRADEMARK SECURITY AGREEMENT
TRADEMARK AND LICENSED TRADEMARKS

5

EXHIBIT R
Consents
1.	Agreement, dated August 4, 1999, by and between Liberation Publications, Inc. and Quad/Graphics, Inc.

2.	Distribution Agreement, dated August 31, 2004, by and between LPI Media, Inc. and Curtis Circulation Company, LLC.

3.	Distribution Agreement, dated August 31, 2004, by and between Specialty Publications and Curtis Circulation Company, LLC.

4.	Lease (6380 Wilshire Blvd.), dated June 21, 2005, by and between SpecPub, Inc. and KWI 6380 Wilshire Boulevard, L.P.

5.	Lease (6922 Hollywood Blvd.), dated March 29, 2002, by and between Liberation Publications, Inc. and CIM/Hollywood LLC.

6.	Distribution Agreement, dated June 1, 1999, by and between Alyson Publications and Consortium Book Sales & Distribution, Inc.

EXHIBIT S
November 8, 2005
PlanetOut Inc.
a Delaware corporation;
and
Vulcan Acquisition Corp. and SpecPub Acquisition Corp.,
each, a Delaware corporation and a wholly owned subsidiary of PlanetOut Inc.
Ladies and Gentlemen:
     Reference is hereby made to that certain Asset Purchase Agreement dated as of the date hereof (the “Purchase Agreement”), by and among LPI Media Inc. (“LPI”), SpecPub, Inc. (“SP”) and Triangle Marketing Services, Inc. (“TMS”), each a Delaware corporation (collectively, the “Seller Group” and each a “Seller Group Entity”); and PlanetOut Inc., a Delaware corporation (“Parent”), Vulcan Acquisition Corp. (“LPI Acquisition Sub”) SpecPub Acquisition Corp.(“SP Acquisition Sub”), each a Delaware corporation and a wholly owned subsidiary of Parent (collectively with Parent, the “Buyer Group” and each a “Buyer Group Entity”), whereby Buyer Group is purchasing substantially all the assets and assuming certain of the liabilities of Seller Group. Each of the undersigned stockholders of LPI and SP (collectively, the “Stockholders,” and each, individually, a “Stockholder”) and each member of the Buyer Group hereby agrees as follows:
     1. Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.
     2. Return of Distributions. If, after the date hereof through the applicable expiration dates for the Seller Group pursuant to the Purchase Agreement, (a) a claim for indemnification is made by a Buyer Group Indemnitee for Damages for breach of any Seller Group representations and warranties or covenants pursuant to Section 4.2 of the Purchase Agreement on a timely basis within the applicable period required by Section 4.1(a) of the Purchase Agreement for breach of representations and warranties, or, in the case of a claim for breach of a covenant, within 24 months of the Closing Date (“Claim”), (b) a Seller Group Entity has been determined by a final, non-appealable judgment or by written settlement agreement with the Seller Group to be liable to such Buyer Group Indemnitee pursuant to the Purchase Agreement for satisfaction of such Claim, (c) the Seller Group is unable to satisfy the full amount of such Claim from the assets of the applicable Seller Group Entity (including the Seller Group Entity’s interest in the Escrow Account), (d) the applicable Seller Group Entity has made any distributions or transfers of cash or property to the Stockholders, in their capacity as stockholders, in respect of their shares of the capital stock of such Seller Group Entity subsequent to the

Closing Date (“Equity Distribution”) or any payments by a Seller Group Entity to Daniel H. Renberg (“Renberg”) in repayment of any loans or advances provided by Renberg to any Seller Group Entity in excess of $4 million subsequent to the Closing Date (“Loan Payments”) (the Equity Distributions and Loan Payments, collectively “Distributions”) or any payment to Out Publishing, Inc. (“OPI”) has been made (an “Out Payment”) pursuant to Section 13.1 of the Asset Purchase Agreement dated April 4, 2000 between LPI and OPI (all of the Distributions and payments referred to in this subpararagraph (d), “Payments”), and (e) but for the Payments, the Seller Group would have been able to satisfy an additional amount of such Claim from the applicable Seller Group Entity, then the amount of such Claim that was not satisfied by the applicable Seller Group Entity that is liable for such Claim because of and solely to the extent of the Payments (the “Shortfall Amount”) will be transferred to the applicable Seller Group Entity by the applicable Stockholders, as a several, not joint obligation, in the following order of priority:
          (i) First, in respect of any Equity Distribution, each Stockholder shall return his pro rata portion the Shortfall Amount to the applicable Seller Group Entity that made the Equity Distribution based upon and limited to such Stockholder’s pro rata share of the Equity Distributions previously received by all Stockholders, and in an amount not to exceed, when aggregated with all prior returns of any Equity Distributions by such Stockholder, the total amount of all Equity Distributions received by such Stockholder.
          (ii) Second, should any portion of the Shortfall Amount remain after the return of the Equity Distributions pursuant to clause (i) above, Renberg shall return up to the unpaid balance of the Shortfall Amount to the applicable Seller Group Entity that made the Loan Payments based upon and limited to the amount of the Loan Payments; provided, however, in no event shall any such transfers, in the aggregate, exceed, when aggregated with all prior transfers of any Distributions (including Equity Distributions) by Renberg pursuant to this Stockholder Letter Agreement, the total amount of all Distributions received by Renberg. For the avoidance of doubt, the first $4 million of loan repayments made to Renberg subsequent to the Closing Date shall not be deemed a Distribution and shall not be subject to the obligations and liabilities created by this Agreement.
          (iii) Third, should any portion of the Shortfall Amount remain after the return of the Distributions pursuant to clauses (i) and (ii) above, each Stockholder shall transfer up to the unpaid balance of the Shortfall Amount to the applicable Seller Group Entity an amount equal to his pro rata portion of the Out Payment, based upon his pro rata ownership of the common stock of LPI as of the closing of the Purchase Agreement.
     3. Dissolution. Notwithstanding the provisions of Section 2 hereof, in the event that the applicable Seller Group Entity has been dissolved prior to the time any Stockholder would otherwise have been required to transfer a portion of any Payment to a Seller Group Entity pursuant to Section 2 hereof, such Stockholder shall pay such Stockholder’s pro rata portion of such Payment directly to the Buyer Group Indemnitee that otherwise would have had its Claim satisfied from the applicable Seller Group Entity but for such dissolution.
     4. Absolute Limitation of Liability. To the fullest extent permitted by applicable law and notwithstanding anything to the contrary contained herein or in the Purchase Agreement, no Stockholder shall be liable to the Buyer Group or any other Person for any Damages or other amounts whatsoever, in the aggregate, in excess of the amounts specified in this Agreement in respect of any liability or obligation of any Seller Group Entity to any Buyer group Indemnitee whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity. Each Buyer Group Entity agrees that the foregoing

2

shall constitute an absolute limitation upon the individual liability of each Stockholder for any such breach of covenant, representation or warranty or any such other act, omission, misrepresentation or omission to state a material fact by the Seller Group.
     5. Representation. LPI and Renberg represent and warrant to Parent that any bonus to be paid to James M. Franklin (“Franklin”) pursuant to the Agreement re “Sales Bonus” dated January 1, 1999 between Franklin, Renberg and Eugene Kapaloski (“Bonus”) will not be paid by LPI to Franklin, but will be paid (as provided in such agreement) by Renberg and Eugene Kapaloski.
     6. Distributions Defined. The amounts of Distributions referred to in this agreement shall be the gross amounts of such Distributions, without regard to any taxes that may be paid or payable with respect thereto.
     Should the foregoing reflect the understanding of the Buyer Group Entities of the agreements reached among the Stockholders and the Buyer Group Entities, please so indicate such agreement by executing a counterpart of this letter in the space provided below and returning the same to the undersigned.

Sincerely,

Daniel H. Renberg

Eugene Kapaloski

James M. Franklin
AGREED AND ACKNOWLEDGED
THIS 8TH DAY OF NOVEMBER, 2005
PLANETOUT INC.

By:

Name:
Title:

VULCAN ACQUISITION CORP.

By:

3

Name:
Title:

SPECPUB ACQUISITION CORP.

By:

Name:
Title:

4